As with the Securities and Exchange Commission on February 22, 2006

                                                 Registration No. 333-127533



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM SB-2/A1
                             REGISTRATION STATEMENT

                                    under the
                             SECURITIES ACT OF 1933


                        DRAGON INTERNATIONAL GROUP CORP.
                 (Name of small business issuer in its charter)


 Nevada                          2671                          98-0177646
 ------                         ----                           ----------
(State or            (Primary Standard Industrial            (I.R.S. Employer
jurisdiction of       Classification Code Number)         Identification Number)
incorporation or
organization)


                        Dragon International Group Corp.
                                     Bldg 14

                    Suite A09, International Trading Center,
                                 29 Dongdu Road
                              Ningbo, China 315000
                                 86-574-56169308
                                 ---------------
              (Address and telephone number of principal executive
                    offices and principal place of business)



                               David Wu, President
                        Dragon International Group Corp.

                                     Bldg 14
                    Suite A09, International Trading Center,
                                 29 Dongdu Road
                              Ningbo, China 315000
                                 86-574-56169308
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                             Andrew I. Telsey, Esq.
                             Andrew I. Telsey, P.C.
                             12835 E. Arapahoe Road
                             Tower I Penthouse #803
                            Englewood, Colorado 80112
                                 (303) 768-9221
                               (303) 768-9224 FAX

                        Approximate date of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum       Proposed Maximum
     Title of Each Class of         Amount to be     Offering Price Per     Aggregate Offering         Amount of
   Securities to be Registered       Registered           Share (1)              Price (1)         Registration Fee
   ---------------------------       ----------           ---------              ---------         ----------------

Common Stock, $.001 par value
per share ..................       18,478,565 (2)            $.16                $2,956,570              $316.35
Common Stock, $.001 par value
per share ...............          12,284,500(3)             $.16                 1,965,520              $210.31
TOTAL .........................    35,463,165                $.16                $4,922,090             $526.66*


* The Registrant previously submitted a filing fee of $538.59.

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC Bulletin Board on February 20, 2006.

(2) Represents the number of shares of common stock issued to certain of the selling stockholders as a result of the conversion of their convertible promissory notes pursuant to our July 2005 private placement.

(3) Represents shares of common stock underlying warrants issued to certain of the selling stockholders, including Skyebanc, Inc., the placement agent of our recently completed private placement offering and pursuant to various consulting agreements.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                 Subject to Completion, dated February 21, 2006

                                                              PRELIMINARY
                                                              PROSPECTUS


                        Dragon International Group Corp.

                                  Common Stock
                                35,463,165 Shares


This Prospectus relates to the resale by the selling stockholders (the "Selling Stockholders") of 35,463,165 shares of our common stock (the "Common Stock" or the "Securities"), including 18,478,565 shares that we have issued upon the conversion of convertible promissory notes (the "Notes" or "Debentures") and 16,984,600 shares to be issued upon exercise of warrants (the "Warrants"). The Selling Stockholders may sell Common Stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.


We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of Common Stock in this Offering. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders.


Our Common Stock is listed on the OTC Bulletin Board (the "OTCBB") under the symbol "DRGG." The last reported sales price per share of our Common Stock as reported by the OTCBB on February 20, 2006 was $0.16.


Investing in these Securities involves significant risks. Investors should not buy these Securities unless they can afford to lose their entire investment.

                    SEE "RISK FACTORS" BEGINNING ON PAGE 10.


The information in this Prospectus is not complete and may be changed. This Prospectus is included in the registration statement that was filed by Dragon International Group Corp. with the Securities and Exchange Commission. The Selling Stockholders may not sell these Securities until the registration statement becomes effective. This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any state where the offer or sale is not permitted.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is [_____________], 200__

                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.............................................................3
ABOUT THE OFFERING.............................................................5
SUMMARY FINANCIAL DATA.........................................................9
RISK FACTORS..................................................................10
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS....................................17
USE OF PROCEEDS...............................................................17
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS........................18
DESCRIPTION OF BUSINESS.......................................................29
MANAGEMENT....................................................................48
EXECUTIVE COMPENSATION........................................................49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................52
DESCRIPTION OF SECURITIES.....................................................53
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
         FOR SECURITIES ACT LIABILITIES.......................................53
SELLING STOCKHOLDERS..........................................................54
PLAN OF DISTRIBUTION..........................................................56
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.................................59
LEGAL MATTERS.................................................................60
EXPERTS.......................................................................60
AVAILABLE INFORMATION.........................................................60
FINANCIAL STATEMENT INDEX....................................................F-1

                               PROSPECTUS SUMMARY


This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the "RISK FACTORS" section, the financial statements and the notes to the financial statements. In this Prospectus, the terms "Dragon," "Company," "we," "us" and "our" refer to Dragon International Group Corp. and its operating subsidiaries.


We were incorporated on February 17, 1993, under the laws of the State of Nevada under the name "LBF Corporation" to engage in any lawful corporate purpose. Effective April 17, 1999, we acquired certain assets owned by Michael Levine, including a proposed electronic commerce web site and the right to certain business names, including "Shopshopshopping.com," "Retailhighway.com" and "Greatestmall on earth.com." As a result of this acquisition, our principal business objective became establishing a primary portal and transaction point for online extensions of "Bricks and Mortar" ("BAM") retail stores. In June 2000, management decided that without additional funding implementation of our then existing business plan was impossible and we elected to cease retailer acquisition activities and began to seek out other private entities seeking to enter the public arena in order to either enter into a joint venture or merger.


Effective October 4, 2004, we entered into an Agreement and Plan of Reorganization (the "Merger") with Dragon International Group Corp., Ningbo, China ("Dragon"), whereby Dragon did agree to merge with us. We were the surviving entity in the Merger. We also undertook a reverse stock split of our Common Stock whereby one (1) share of Common Stock was issued in exchange for every eight (8) shares of Common Stock outstanding immediately prior to the effective date of the Merger. We issued an aggregate of 24,625,000 "restricted" shares of our Common Stock to the Dragon shareholders and others, representing approximately 95% of our issued and outstanding Common Stock following the Merger. We also amended our Articles of Incorporation, whereby we changed our name to "Dragon International Group Corp.," as well as reestablishing our capitalization to the authorized capital immediately prior to the Merger, which consisted of 25,000,000 shares of Preferred Stock, par value $0.001 per share, and 50,000,000 Common Shares, par value $.001 per share. We subsequently amended our Articles again to increase the amount of authorized Common Shares to 200,000,000. Further, our prior management resigned their respective positions with our Company and was replaced by management of Dragon.

                        DRAGON INTERNATIONAL GROUP CORP.

Dragon was founded in June 2004. Dragon owns 100% interest in Ningbo Anxin International Company, Limited ("Anxin"). On June 30, 2004, Dragon acquired a 70% ownership interest of Ningbo Anxin International Company, Limited ("Anxin"). On December 31, 2004, Dragon acquired the remaining 30% ownership interest of Ningbo Anxin International Company, Limited ("Anxin"). Anxin, established in 1997, is located in the Zhejiang Province of Ningbo in China, approximately 200 miles south of Shanghai. Our operations are conducted through Ningbo Anxin International Company, Limited ("Anxin"), our wholly owned subsidiary. Anxin is involved in the pulp and paper industry, operating as a manufacturer and distributor of paper and integrated packaging paper products. Anxin, through a subsidiary, holds an ISO9000 certificate and national license to import and export products. In addition to its own operations, Anxin operates four subsidiaries, including: (i) Jiangdong Yonglongxin Special Paper Company, Limited ("Yonglongxin"). Yonglongxin holds an ISO9000 certificate and operates a civil welfare manufacturing facility in Fuming County of the Zhang'ai Village in Ningbo, China; (ii) Hangzhou Yongxin Paper Company, Limited ("Yongxin"). Yongxin manufactures, sells, and distributes cigarette packing materials, (iii) Ningbo Xinyi Paper Product Industrial Company, Limited ("Xinyi"), that operates in the pulp and paper industry, operating a manufacturing facility, and (iv) Xianyang Naite Research & Development Center ("R&D Center"), that was created to develop, design and improve production methods in the specialty packaging industry in China. Anxin has a distribution network covering east and central China. On

December 31, 2004, we issued 4,000,000 Common Shares for the remaining 30% interest in Anxin.

In order to reduce costs, Anxin consolidated the operations of two divisions. The operations of Shanghai An' Hong Paper Company Limited ("An' Hong") were consolidated into the operations in Ningbo, China and the remaining assets were sold in April 2005. The operations of Ningbo Long' An Industry and Trade Company Limited ("Long' An") were consolidated into the operations in Ningbo, China and the remaining assets were sold in April 2005.

Our principal executive offices are located at Bldg 14, Suite A09, International Trading Center, 29 Dongdu Road, Ningbo, China 315000, telephone:
86-574-56169308. For more information on us, prospective investors are encouraged to review the filings available with the Securities and Exchange Commission at www.sec.gov. All prospective investors are invited to visit our website at www.DRGG.net. Prospective investors should be aware that the information contained on our website is not a part of this prospectus. Investors should rely only upon the information contained herein.

                               ABOUT THE OFFERING



Common Stock Offered by
Selling Shareholders..........35,463,165  shares, including  18,478,565  shares issued upon conversion of outstanding  convertible
                              promissory  notes  (the   "Notes"  or the
                              "Debentures") and 16,984,600 shares issuable upon the exercise of common stock purchase warrants
                              (the "Warrants"),  assuming   exercise  of  the
                              Warrants. This number represents approximately 53% of the total number of shares to be
                              outstanding following  this  Offering,   assuming
                              exercise of all Warrants into the Securities being registered.


Common Stock Outstanding
After the Offering..........   58,463,799 shares


Use of Proceeds.............  We will not receive any proceeds  from the sale of the Common Stock. However, we will receive the exercise price of any Common Stock we issue to the Selling Stockholders upon exercise of the Warrants. We intend to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes.

OTC Bulletin Board Symbol ... DRGG

The above information regarding Common Stock to be outstanding after the Offering is based upon 58,463,799 shares of Common Stock outstanding as of the date of this Prospectus and does not assume the exercise of an aggregate of 16,984,600 Warrants by our Selling Stockholders.

                               RECENT DEVELOPMENTS

July 2005 Private Placement


In reliance upon the exemption from registration provided by Regulation D, Rule 505 as promulgated under the Securities Act of 1933, as amended, during the period from May 9, 2005 to July 11, 2005, we successfully closed a private offering of Units. We sold an aggregate of $1,569,900 from the sale of the Units ($1,413,910 net) to a total of 36 "accredited investors," as that term is defined under the Securities Act of 1933, as amended, including the seven (7) investors who purchased Units in our prior offering undertaken in March 2005, discussed below. Each Unit consisted of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8% and 200,000 Class A Common Stock Purchase Warrants (5 warrants per dollar invested) to purchase shares of our Common Stock at $.30 per share for a period of five (5) years expiring July 1, 2010. The minimum subscription was for $100,000 or one Unit; however, we reserved the right to accept subscriptions for a fractional Unit, which we did. The Debentures were secured by 12,250,000 shares of Common Stock held in the name of David Wu, Chairman of Dragon International Group Corp., 7,150,000 shares of common stock in the name of Shun Li Shi, a minimum of $150,000 in readily available funds and a mining facility valued at $3,000,000 owned by David Wu, our President and Chairman.

In January 2006, we made an offer to all of the holders of our outstanding Units wherein we offered the holders of the Units an opportunity to convert the outstanding principal and interest owed pursuant to the Debentures into shares of our Common Stock at a conversion price of $.09 per share. This offer also provided for the reduction of the exercise price on the Warrants included in the Units issued in the July Offering from $.30 to $.15 per Warrant. As further inducement, if the holder agreed to convert, we also agreed to issue additional common stock purchase warrants equal to the number of warrants held by each Unit holder that are also exercisable at $.15 per warrant for a period of three (3) years. As of the date of this prospectus, all of the Unit holders have accepted our offer, except for two holders who assigned their Debentures to third parties who subsequently converted. These holders kept the Warrants issued as part of their original Units. As a result, we issued an aggregate of 18,478,565 shares of our Common Stock and 5,642,300 common stock purchase warrants, pro rata to the number of Units held by each holder that elected to convert. We also reduced the exercise price on the 3,704,800 Warrants held by the converting holders to $.15 per share, while maintaining the exercise price on 150,000 Warrants for those holders who elected not to convert at $.30 per share. We also reduced the exercise price on the 1,787,500 Warrants received as consideration for the March Offering from $.40 to $.15 per share.

Principal payments began on the first day of the fourth month following the final closing date of the offering. The amount of principal paid each month was 1/21 of the total amount offered plus any accrued interest. The remaining balance of the principal value of the Debentures would have been due on the first day of the twenty-fourth month following the final closing of the offering.

In addition, at the time of their subscription we also entered into a Registration Rights Agreement with these investors pursuant to which we are obligated to file a registration statement covering the above-referenced Common Stock and shares underlying the warrants within 45 days of closing of the July offering. If the registration statement had not been filed within the 45 day period, we would have been are required to pay a penalty of 2% of each investor's investment per month until such default is cured, on a pro-rated daily basis. Because our registration statement was filed within the time parameter and each holder of the Debentures has subsequently elected to convert, this penalty is no longer applicable. However, should our registration statement not be effective within 140 days from the closing date of the offering, and the closing bid price for any three of the previous twenty trading days is greater than $.6875, we are obligated to issue collateral shares on the monthly payment date to the investor, as liquidated damages and not as a penalty, equivalent to

2% per month of the investor's position as calculated under the following formula:


                     Principal Balance of Investor + Accrued
                      interest x 2% x (80% average of three
                          highest closing bids - $.55)


The average of the three highest closing bids would be measured from the 20 days preceding the 1st of each month from which a payment is due. This penalty will be in effect until such time as the registration statement is declared effective and will be due each month, if applicable, along with the cash payment. As of the date of this prospectus, the price of our Common Stock is significantly less than $.6875. As a result, it is unlikely that the penalty resulting from that factor will be assessed against us.

Skyebanc, Inc. ("Skyebanc"), an NASD broker dealer, acted as selling agent in connection with the offering. We paid Skyebanc a sales commission of eight percent (8%) of the total proceeds resulting from the sale of the securities. We also reimbursed Skyebanc for its expenses in the amount of two percent (2%) of the selling price of the securities sold on a non-accountable basis. The sales commission of 8% and the 2% non-accountable fee was paid only on the balance of $1,569,900, the amount raised in our July 2005 offering. Skyebanc received sales commission of 8% and the 2% non-accountable fee on the prior funds of $357,500 raised in our in March 2005 offering. We also granted warrants to purchase 500,000 shares of our Common Stock to Skyebanc for its services with regard to the offering, which warrants are exercisable at $.01 per share and which will expire on July 1, 2010. We have agreed to indemnify Skyebanc and other persons against specific liabilities under the Securities Act of 1933, as amended.


March 2005 Private Placement


On March 1, 2005, we closed a private offering of Units. Each Unit consisted of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8% and 250,000 (5 warrants per dollar invested) Class A Common Stock Purchase Warrants to purchase shares of our Common Stock at $.40 per share for a period of five (5) years following the closing of the offering. The minimum subscription was for $50,000 or one Unit; however, we reserved the right to accept subscriptions for a fractional Unit, which we did. The investors in this offering were also granted "piggyback" registration rights for the shares underlying the warrants, as well as the shares reserved for issuance in the event of conversion of the Debentures. We received gross proceeds of $357,500 from the sale of these Units ($321,750 net). The Units were sold to a total of 7 "accredited investors," as that term is defined under the Securities Act of 1933, as amended. The Debentures were scheduled to mature six months following the closing of the offering. Interest only is payable monthly. We anticipated undertaking a subsequent offering to raise additional funds under similar terms and conditions as provided in the March 2005 Private Placement and as a result, the relevant offering documents contained a provision that provided for each of the investors to convert into the subsequent offering. This second offering, described above under the heading "July 2005 Private Placement," took place beginning in May 2005 and was similar to the offering terms of the March 2005 offering, with the exception of the primary term of the Debenture. Each of the investors retained ownership of the warrants issued to them in this offering as part of the consideration for extending the maturity date of their Debenture.

Regarding both the July and March 2005 offering, the issuance of the Units and the securities included therein was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the investors that he, she or it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that he, she or it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

Recent Acquisitions

Anxin acquired 60% of Hangzhou Yongxin Paper Company, Limited ("Yongxin") in August 2005. Yongxin manufactures, sells and distributes cigarette packing materials. Yongxin, established in 2003, is located in the Hengjie Village of Liuxia Town Hangzhou, of the Zhejiang Province in China. In August 2005, Dragon issued 1,000,000 shares of common stock to acquire 60% of Yongxin. See "DESCRIPTION OF BUSINESS."

Anxin acquired 100% of Ningbo Xinyi Paper Product Industrial Company, Ltd ("Xinyi") on June 1, 2005. Xinyi, established in August 2002, is located in Ningbo, China, in close proximity to the headquarters of Anxin. Xinyi is involved in the paper industry, operating a manufacturing facility of pulp and paper products. At the time of acquisition Xinyi was winding down operations due to low profitability. The main assets of Xinyi are comprised of land, buildings and equipment, including 23,185 square meters of land, an 8,500 square meter building, and assorted manufacturing equipment. Among the 8,500 square meter building; 1,859 square meters is used as office space, 1,580 square meter is a warehouse used to store raw materials and finished products, 3,723 square meters is used as manufacturing facilities and the remaining 1338 square meter a dormitory to house workers. The land, buildings and equipment owned by Xinyi have been appraised with a market value of $3,797,778. The appraisal was performed by the Ningbo Tianyuan Accounting Firm, an independent third party, on June 16, 2005. Anxin held an account receivable in the amount of $2,601,906 from Xinyi related to previous business. In exchange for the release of the account receivable, Anxin acquired 100% of Xinyi, making it a subsidiary of Anxin. On March 31, 2005, we had a net receivable from several affiliated entities owned by David Wu, our Chief Executive Officer and President, amounting to $2,559,040. These advances were payable on demand and personally guaranteed by Mr. Wu. However, when we reached an agreement to buy this manufacturing facility from Xinyi, it transferred ownership of 23,345 square meters of property, including a recently completed 8,500 square meter manufacturing facility in exchange for this outstanding receivable. The land is valued at approximately $2.5 million. See "DESCRIPTION OF BUSINESS."

This new facility allows us to upgrade our manufacturing capabilities and provides a significant amount of land to expand on in the future. Furthermore, the transaction is expected to reduce costs as a result of our eliminating the leasing costs on our current facility.

On August 1, 2005, we acquired the Xianyang Naite Research & Development Center, located in Ningbo, China, which was created to improve production efficiencies in the specialty packaging industry. We paid $25,000 in cash and issued 500,000 shares of our Common Stock in consideration for this acquisition. See "DESCRIPTION OF BUSINESS."



                             SUMMARY FINANCIAL DATA

Selected Financial Data


The following summary of our financial information for the years ended June 30, 2005 and 2004 that has been derived from, and should be read in conjunction with, our audited financial statements included elsewhere in this prospectus. The summary of our financial information for the six month period ended December 31, 2005 and 2004 has been derived from, and should be read in conjunction with our unaudited financial statements also included elsewhere in this prospectus.





                                                  Six Months Ended                               Year Ended
                                                    December 31,                                  June 30,
                                          ----------------------------------    ---------------------------------------------
Statement of operations:                       2005               2004                   2005                     2004
                                          ---------------    ---------------    ------------------------    -----------------
                                            (unaudited)          (unaudited)                                  (restated)
                                          ---------------    ---------------    ------------------------    -----------------
  Net revenues                                $9,491,419         $6,316,734                 $11,282,376          $16,603,392


  Gross profit                                   607,470            572,568                   1,091,106            1,911,471
  Total operating expenses                       436,743            499,722                   1,101,270              884,539
  Income from operations                         170,727             72,846                    (10,164)            1,026,932
  Other income (expense)                       (522,474)           (21,769)                   (201,986)              231,849
  Income tax benefit (expense)                     2,801           (49,283)                    (54,766)             (73,778)
                                          ---------------    ---------------    ------------------------    -----------------
  Net income (loss)                           $(350,230)         $    1,794                   (266,916)           $1,185,003

                                          ===============    ===============    ========================    =================
  Net income per share -
             diluted                           $  (0.01)           $   0.00                  $    (0.01)          $       0.05
                                          ===============    ===============    ========================    =================
  Weighted common shares
    outstanding                              39,637,951         34,263,697                  31,722,158           24,625,000
                                          ===============    ===============    ========================    =================



Balance Sheet:                                               December 31, 2005         June 30, 2005           June 30, 2004
                                                             ------------------    -----------------------    -----------------

  Cash                                                           $    564,591        $       902,559           $   285,856
  Working capital                                                $    938,957        $       790,209           $ 2,706,297
  Current assets                                                 $  7,320,166        $     7,425,667           $ 9,361,004
  Total assets                                                   $ 11,545,924        $    10,720,913           $ 9,659,449
  Current liabilities                                            $  6,381,209        $     6,635,458           $ 6,654,707
  Total liabilities                                              $  6,665,238        $     6,753,458           $ 6,775,480
  Total stockholders' equity                                     $  4,862,698        $     3,967,455           $ 2,883,969


                                  RISK FACTORS


An investment in our Common Stock is a risky investment. In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our Common Stock offered hereby. We believe that we have included all material risks.


RISKS RELATED TO OUR BUSINESS


The management of our Company is located in the Peoples Republic of China ("PRC") and we are materially dependent upon advisory services of a U.S. company. In the event this consultant fails to perform properly, or elects to discontinue its relationships with us, the results could have a negative impact on our ability to comply with the requirements of being a US public reporting company and may lead our Common Stock being de-listed from trading on the OTCBB.

None of the current members of our management have any experience in U.S. public companies and these individuals are not fluent in English, except our President. We have engaged China Direct Investments, Inc. to provide us with various advisory and consulting services, including U.S. business methods and compliance with SEC disclosure requirements. We selected China Direct Investments, Inc. to provide these services to us in part because its staff includes Chinese-speaking individuals with experience in the operation and regulatory framework applicable to U.S. public companies. Until such time as we are able to expand our board of directors to include English-speaking individuals who have experience with the operation and regulatory framework applicable to U.S. public companies, we are materially dependent upon our relationship with China Direct Investments, Inc. Our contract with that company expires in June 2006. If for any reason China Direct Investments, Inc. should fail to provide the contracted services at the anticipated levels or fails to extend its services and we have not added members to our board of directors with the requisite experience, the abilities of our board of directors to do business as a U.S. public company could be materially and adversely affected. In such instances, we may be unable to prepare and file reports as required by the Securities Exchange Act of 1934 on a timely basis that could lead to our Common Stock being de-listed from trading on the OTCBB.

Certain agreements to which we are a party and which are material to our operations lack various legal protections that are customarily contained in similar contracts prepared in the United States. This could result in adverse consequences to our business operations in the future.


Our operations are based in the People's Republic of China ("China" or "PRC"), our operating subsidiaries are Chinese companies and all of our business and operations are conducted in China. We are a party to certain material contracts, including supply contracts, purchase contracts and the lease for our principal offices and manufacturing facility. While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain provisions which are customarily contained in similar contracts prepared in the U.S., such as representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults, and termination and jurisdictional clauses. Because our material contracts omit these types of clauses, notwithstanding the differences in Chinese and U.S. laws, we may not have the same legal protections as we would if the contracts contained these additional provisions. We anticipate that contracts we enter into in the future will likewise omit these types of legal protections. While we have not been subject to any adverse consequences as a result of the omission of these types of clauses, and we consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, we cannot provide assurances that future events will not occur which could have been avoided if the contracts were prepared in conformity with U.S. standards, or what the impact, if any, of these hypothetical future events could have on our Company.

We are materially reliant on revenues from our operations in the PRC. There are significant risks associated with doing business in the PRC that may cause you to lose your entire investment in our Company.

While our goal is to both expand our operations to countries outside the PRC, in the foreseeable future our growth and success will remain tied to our existing operations in the PRC. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on our financial condition that could result in a significant loss of revenues and liquidity in future periods.

We  cannot  assure  you that  the  current Chinese  policies of economic reform
will continue.  Because  of  this  uncertainty, there  are   significant
economic  risks associated with doing business in China.

Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. In keeping with these economic reform policies, the PRC has been openly promoting business development in order to bring more business into the PRC. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

        o the Chinese government will continue its pursuit of economic reform policies;

        o    the economic  policies,  even if pursued,  will be  successful;

        o economic policies will not be significantly altered from time to time; and

        o business operations in China will not become subject to the risk of nationalization.


Even if the Chinese government continues its policies of economic reform, we may be unable to take advantage of these opportunities in a fashion that will provide financial benefit to our Company. Our inability to sustain our operations in China at current levels could result in a significant reduction in our revenues that would result in escalating losses and liquidity concerns

China's economy has experienced significant growth in the past decade, but such growth has been uneven across geographic and economic sectors and has recently been slowing. There can be no assurance that such growth will not continue to decrease or that any slow down will not have a negative effect on our business. The Chinese economy is also experiencing deflation which may continue in the future. We cannot assure you that we will be able to capitalize on these economic reforms, assuming the reforms continue. Given our material reliance on our operations in the PRC, any failure on our part to continue to take advance of the growth in the Chinese economy will have a material adverse effect on our results of operations and liquidity in future periods.

We are subject to risks associated with the conversion of Chinese RMB into U.S. dollars.


We generate revenue and incur expenses and liabilities in both Chinese Renminbi
(RMB) and U.S. dollars. Since 1994, the official exchange rate for the conversion of Chinese RMB to U.S. dollars has generally been stable and the Chinese RMB has appreciated slightly against the U.S. dollar. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. Our results of operations and financial condition may be affected by changes in the value of Chinese RMB and other currencies in which our earnings and obligations are denominated. Recently, the Chinese government raised 2% of Chinese RBM against US dollar by floating Chinese RMB with a basket of foreign currencies. The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese RMB converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

We may not have  sufficient  protection of certain of our intellectual property.

We utilize certain technologies in the production of certain packaging paper that are used in our products that are proprietary in nature. To protect our proprietary rights, we rely generally on confidentiality agreements with employees and third parties, and agreements with consultants, vendors and customers, although we have not signed such agreements in every case. Despite such protections, a third party could, without authorization, utilize our propriety technologies without our consent. The unauthorized use of this proprietary information by third parties could adversely affect our business and operations as well as any competitive advantage we may have in our market segment. We can give no assurance that our agreements with employees, consultants and others who participate in the production of our products will not be breached, or that we will have adequate remedies for any breach, or that our proprietary technologies will not otherwise become known or independently developed by competitors.

We have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have reduced protections against interested director transactions, conflicts of interest and other matters.

We are not subject to any law, rule or regulation requiring that we adopt any of the corporate governance measures that are required by the rules of national securities exchanges or Nasdaq such as independent directors and audit committees. It is possible that if we were to adopt some or all of the corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

We may be exposed to potential risks relating to our internal controls over financial reporting and our ability to have those controls attested to by our independent auditors.


As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We were not subject to these requirements for the fiscal year ended June 30, 2005. We are evaluating our internal control systems in order to allow our management to report on, and our independent auditors attest to, our internal controls, as a required part of our annual report on Form 10-KSB beginning with our reports for the fiscal year ended June 30, 2007.


While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors.

In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

We will need to raise additional capital to expand our operations in future periods. If we cannot raise sufficient capital, our ability to implement our business strategies and continue to expand will be at risk.

We want to build an additional manufacturing line and upgrade our manufacturing facilities and technologies in order to expand our business. Based upon our preliminary estimates this will require capital and other expenditures of approximately USD $1 million to $2 million. We do not presently have sufficient working capital to fund the additional acquisitions and upgrade our manufacturing facilities and technologies, and we will need to raise additional working capital to accomplish these objectives. We do not presently have any external sources of capital and will in all likelihood raise the capital in a debt or equity offering. If we raise the necessary capital through the issuance of debt, this will result in increased interest expense. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our Company held by existing stockholders will be reduced and those stockholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our Common Stock. There can be no assurance that acceptable financing to fund this project can be obtained on suitable terms, if at all. Our ability to continue to implement our growth strategy could suffer if we are unable to raise the additional funds on acceptable terms that will have the effect of adversely affecting our ongoing operations and limiting our ability to increase our revenues in the future.

We do not have significant financial reporting experience, which may lead to delays in filing required reports with the Securities and Exchange Commission and suspension of quotation of our securities on the OTCBB, which will make it more difficult for you to sell your securities.


The OTCBB limits quotations to securities of issuers that are current in their reports filed with the Securities and Exchange Commission. These limitations may be impediments to our quotation on the OTCBB. Because we do not have significant financial reporting experience, we may experience delays in filing required reports with the Securities and Exchange Commission following the effectiveness of the registration statement to which this prospectus is a part. Because issuers whose securities are qualified for quotation on the OTCBB are required to file these reports with the Securities and Exchange Commission in a timely manner, the failure to do so may result in a suspension of trading or delisting from the OTCBB.


There are no automated systems for negotiating trades on the OTCBB and it is possible for the price of a stock to go up or down significantly during a lapse of time between placing a market order and its execution, which may affect your trades in our securities.

Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders, an order to buy or sell a specific number of shares at the current market price, it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and its execution.

Because our stock currently trades below $5.00 per share, and is quoted on the OTCBB, our stock is considered a "penny stock" which can adversely affect its liquidity.

As the trading price of our Common Stock is less than $5.00 per share, our Common Stock is considered a "penny stock," and trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a "penny stock," including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

"Penny  Stock"  rules  may make  buying or selling our Securities difficult.

Trading in our Securities will be subject to the "penny stock" rules for the foreseeable future. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

We   do   not   anticipate    payment   of dividends,  and  investors  will be
wholly dependent upon the market for the Common Stock to realize economic benefit from their investment.

As holders of our Securities, you will only be entitled to receive those dividends that are declared by our board of directors out of surplus. We do not expect to have surplus available for declaration of dividends in the foreseeable future. Indeed, there is no assurance that such surplus will ever materialize to permit payment of dividends to you as holders of the Securities. The board of directors will determine future dividend policy based upon our results of operations, financial condition, capital requirements, reserve needs and other circumstances.

RISKS RELATED TO OUR INDUSTRY

Our  business  is strongly  conjunct  with the   cigarette   industry   and
in  the exposure   of  risks   derived   from  the fluctuation of the
cigarette industry.


A majority of our clientele is involved in various aspects of the cigarette manufacturing industry in China, which is facing significant governmental actions aimed at reducing the consumption of cigarettes. As one of the largest cigarette consumption markets in the world, the Chinese government is following the world trends to enforce more regulations on the cigarette industry. Management does not think the Chinese cigarette industry will have a regression in the near future, but we cannot ignore the risks deriving from the fluctuation of the cigarette industry.


Intense competition from existing and new entities may adversely affect our revenues and profitability.

We face intense competition. The packaging products and paperboard industries are highly competitive, and no single company dominates either industry. Our competitors include large, vertically integrated packaging products and paperboard companies and numerous smaller companies.

Because all of our businesses operate in highly competitive industry segments, we regularly bid for sales opportunities to customers for new business or for renewal of existing business. The loss of business or the award of new business from our larger customers may have a significant impact on our results of operations.

The primary competitive factors in the packaging products and paperboard industries are price, design, product innovation, quality and service, with varying emphasis on these factors depending on the product line and customer preferences. We believe that we compete effectively with respect to each of these factors. However, to the extent that any of our competitors becomes more successful with respect to any key competitive factor, our business could be materially adversely affected.

RISKS RELATED TO THE OFFERING

Provisions of our Articles of Incorporation and Bylaws may delay or prevent a take-over that may not be in the best interests of our stockholders.

Provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.

In addition, our Articles of Incorporation authorize the issuance of up to 25,000,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by our Board of Directors. No shares are currently outstanding. Our Board of Directors may, without stockholder approval, issue Preferred Stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.


Our executive officers, directors and 5% or greater shareholders have the ability to significantly influence matters requiring a shareholder vote and other shareholders may not have the ability to influence corporate transactions.

Currently, our existing officers, directors and 5% or greater shareholders in the aggregate beneficially own approximately 45.8% of our outstanding stock. Upon completion of this Offering, this group will continue to own approximately 45.8% of our outstanding stock, until and unless the Selling Stockholders herein exercise their Warrants. In the event all of the Warrants are exercised, our existing officers, directors and 5% or greater shareholders in the aggregate will beneficially own approximately 36% of our outstanding stock. As a result, such persons, acting together, will have the ability to significantly influence the vote on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.


This prospectus permits Selling Stockholders to resell their shares. If they do so, the market price for our shares may fall and purchasers of our shares may be unable to resell them.


This prospectus includes up to 35,463,165 shares being offered by existing stockholders, including an aggregate of 16,984,600 shares to be issued upon the exercise of outstanding common stock purchase warrants, 16,334,600 of which are exercisable at $.15 per warrant, 150,000 of which are exercisable at $.30 per warrant and 500,000 of which are exercisable at $.01 per warrant. To the extent that these shares are sold into the market there may be an oversupply of shares and an undersupply of purchasers. If this occurs the market price for our shares may decline significantly and investors may be unable to sell their shares at a profit, or at all. However, we do not expect that the outstanding warrants will be exercised if the then share price of our common stock exceeds the exercise price of the warrants.


We cannot predict whether we will successfully effectuate our current business plan. Each prospective purchaser is encouraged to carefully analyze the risks and merits of an investment in our Common Stock and should take into consideration when making such analysis, among others, the Risk Factors discussed above.

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS


We have made some statements in this Prospectus, including some under "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RSULTS OF OPERATIONS," "DESCRIPTION OF BUSINESS" and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under: "RISK FACTORS" and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.



                                 USE OF PROCEEDS


We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Stockholders. If all Warrants held by the Selling Stockholders are exercised, we will receive $2,500,190 in proceeds.


We anticipate that any proceeds from the exercise of Warrants by the Selling Stockholders will be used for acquisition of additional, state-of-the-art manufacturing equipment and general corporate purposes, which may include but are not limited to working capital, capital expenditures, acquisitions and the repayment or refinancing of our indebtedness. Pending the application of any proceeds from the exercise of Warrants, if any, by the Selling Stockholders, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.


       MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock began trading on the OTCBB operated by the NASD in August 2000 under the symbol "RHWY." In October 2004, as a result of the reverse merger with Dragon International Group Corp. discussed above, our trading symbol changed to its current symbol, "DRGG." The table below sets forth the reported high and low bid prices for the periods indicated. The bid prices shown reflect quotations between dealers, without adjustment for markups, markdowns or commissions, and may not represent actual transactions in our Securities. The prices are adjusted to reflect all stock splits.

                                                Bid Price
                                            ------------------
         Quarter Ended                        High         Low



         September 2003                      $.16        $.08
         December 2003                       $.40        $.16
         March 2004                          $.40        $.16
         June 2004                           $.40        $.24
         September 2004                      $.32        $.24
         December 2004                       $.65        $.46
         March 2005                          $.59        $.35
         June 2005                           $.47        $.32

         September 2005                      $.36        $.16
         December 2005                       $.18        $.09

As of February 20, 2006, there were 58,463,799 shares of our Common Stock outstanding.

As of February 20, 2006, there were approximately 109 stockholders of record of our Common Stock. This does not reflect those shares held beneficially or those shares held in "street" name.


We have not paid cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

        o   discuss our future expectations;
        o contain projections of our future results of operations or of our financial condition; and
        o   state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and "Description of Business" and elsewhere in this prospectus. See "RISK FACTORS."

OVERVIEW


We were incorporated on February 17, 1993, under the name "LBF Corporation" pursuant to the laws of the State of Nevada to engage in any lawful corporate purpose. In December 1997, we filed a registration statement with the United States Securities and Exchange Commission on Form 10-SB, registering our Common Stock under the Securities Exchange Act of 1934, as amended (the "34 Act"). Our intention at that time was to seek to acquire assets or shares of an entity actively engaged in business that generated revenues or provided a business opportunity in exchange for our securities. In effect, this filing caused us to be a full "reporting company" under the 34 Act.

Effective April 17, 1999, we acquired certain assets owned by Michael Levine, including a proposed electronic commerce web site and the right to certain business names, including "Shopshopshopping.com," "Retailhighway.com" and "Greatestmall on earth.com" (the "Assets"). We issued 2,500,000 shares of our Common Stock equal to ownership of approximately 33% of our then outstanding shares, in exchange for all of the Assets. In addition, our shareholders approved an amendment to our Articles of Incorporation changing our name to "Retail Highway.com, Inc." As a result of this acquisition, our principal business objective was changed to becoming a primary portal and transaction point for online extensions of "Bricks and Mortar" ("BAM") retail stores. In response to negative business conditions, we ceased these operations in June 2000 and began seeking a merger or acquisition candidate. Relevant thereto, effective October 4, 2004, pursuant to an Agreement and Plan of Reorganization, we issued 24,625,000 shares of our Common Stock for the acquisition of all of the outstanding capital stock of Dragon International Group Corp. ("Dragon"), a Florida corporation, representing approximately a 95% interest in our Company.

Dragon was founded in June 2004. Dragon owns 100% interest in Ningbo Anxin International Company, Limited ("Anxin"). On June 30, 2004, Dragon acquired a 70% ownership interest of Ningbo Anxin International Company, Limited ("Anxin"). On December 31, 2004, Dragon acquired the remaining 30% ownership interest of Ningbo Anxin International Company, Limited ("Anxin").

Our operations are conducted through Anxin, our wholly owned subsidiary. Anxin is a manufacturer and distributor of specialty paper products and packaging materials. Anxin was established in 1997, is located in Ningbo, of the Zhejiang Province in China, approximately 200 miles south of Shanghai. Anxin, through its wholly owned subsidiary, Jiangdong Yonglongxin Special Paper Co. Ltd. ("Yonglongxin"), imports an assortment of paper and packaging products. The main consumers of Anxin's products are packaging companies for the tobacco industry, cosmetics industry, as well as the wine and spirits industry. The products imported by Anxin are used both as a finished product and as well as a raw material to manufacture a variety of paper products and packaging materials. Products manufactured by Anxin or one of its subsidiaries are then sold and distributed throughout China.

Anxin operates the following subsidiaries:

Jiangdong Yonglongxin Special Paper Company, Limited. ("Yonglongxin"), is a manufacturer of specialty paperboard products. It operates a welfare factory in Fuming County of the Zhang'ai Village in Ningbo, China. As of the date of this prospectus, we are attempting to change the focus of our business from a sales and marketing company to a manufacturing company, utilizing the resources of Yonglongxin. Management estimates future success could be enhanced if we can successfully increase manufacturing capacity and sell our own products, as opposed to a third party's products. In this way, we may control costs and maintain higher margins on products manufactured within the organization, thereby increasing the potential for profitability. There can be no assurances that we will be successful in our efforts to increase manufacturing capacity.

Hangzhou Yongxin Paper Company, Limited. ("Yongxin"), which manufactures, sells and distributes cigarette packing materials. Yongxin, established in 2003, is located in the Hengjie Village of Liuxia Town Hangzhou, of the Zhejiang Province in China. In August 2005, we issued 1,000,000 shares of our Common Stock to acquire 60% of Yongxin.

Prior to the acquisition, Yongxin was a direct competitor with Yonglongxin. Yongxin's underlying business had stalled mainly due a lack of working capital. Management believes we can improve productivity at the Yongxin operation while eliminating a portion of general and administrative expenses through consolidation with our current operations. As a result, it is expected that Yongxin can obtain additional working capital as part of our fund raising operations, which may result in increased revenues. There are no assurances that we will be able to provide sufficient funds for Yongxin to achieve this result, or that if we are able to provide such capital, it will result in increased revenues and profitability.

Ningbo Xinyi Paper Product Industrial Company, Limited ("Xinyi") is involved in the paper industry, operating a manufacturing facility of pulp and paper products. This new facility allows us to upgrade manufacturing capabilities and provides a significant amount of land for potential expansion and is expected to reduce costs as a result of eliminating leasing costs on our current facility.

Xianyang Naite Research & Development Center (the "R&D Center"), was created to develop, design and improve production methods in the specialty paper packaging industry in China. Anxin employs the research and development efforts of the R&D Center to expand and improve its manufacturing capabilities.

For a more detailed description of the business of these companies, see "DESCRIPTION OF BUSINESS" below.

In order to reduce costs, Anxin consolidated the operations of two divisions. The operations of Shanghai An' Hong Paper Company Limited, ("An' Hong") were consolidated into the main operations in Ningbo, China and the remaining assets were sold in April 2005. The operations of Ningbo Long' An Industry and Trade Company Limited ("Long' An") were consolidated into the main operations in Ningbo, China and the remaining assets were sold in April 2005.


The following information is intended to highlight developments in our operations, to present our results of operations, to identify key trends affecting our businesses and to identify other factors affecting our results of operations for the periods indicated.

RESULTS OF OPERATIONS


Comparison of Our Results of Operations for our six months ended December 31, 2005 and 2004

During the six months ended December 31, 2005, we generated revenues of $9,491,419, as compared to revenues of $6,316,734 for the six months ended December 31, 2004, an increase of $3,174,685, or 50.3%. For the six months ended December 31, 2005, we recorded revenues from our Yongxin subsidiary that we acquired effective July 1, 2005 of approximately $1,414,000. The remaining increase was attributable to sales to new customers and increased sales to existing customers during the months of December 2005.

For the six months ended December 31, 2005, gross profit was $607,470, as compared to gross profit of $572,568 for the six months ended December 31, 2004, an increase of $34,902. For the six months ended December 31, 2005, gross profit on a percentage basis decreased to 6.4% from 9.0% for the six months ended December 31, 2004.

The decrease in gross profit percentage is attributable to higher cost of sales. Anxin is experiencing higher raw material costs and increased import/transportation costs. We have experienced an increase in the cost of our raw materials such as raw pulp and pulp related products over the past 12 months. This increase has impacted the global paper industry and is not specific to our company. Additionally, we recorded increased revenues that were generated through sales agents where we recognized a gross profit of approximately 1%. Management of Anxin does not anticipate the trend to reverse. Furthermore, increased oil prices over the past year have led to higher transportation costs for our products. Anxin does not have any control over the international price of oil. Management has made efforts to reduce fixed administrative costs to alleviate the burden of an increased cost of sales for the fiscal year 2005. As mentioned above, Anxin has consolidated the operations of Shanghai An' Hong Paper Company Ltd., ("An' Hong") and Ningbo Long' An Industry and Trade Company Limited ("Long' An") in 2005. The closures will allow Anxin to decrease fixed administrative costs.

For the six months ended December 31, 2005, operating expenses amounted to $436,743, or 4.6% of net revenues, compared to $499,722, or 7.9% of revenues for the six months ended December 31, 2004, a decrease of $62,979, or 12.6%. The decrease was attributable to the following:

For the six months ended December 31, 2005, selling expenses amounted to $160,812 as compared to $218,224 for the six months ended December 31, 2004, a decrease of $57,412 or 26%. This decrease is attributable to a decrease in shipping costs related to the delivery of our products to customers of approximately $22,418. Additionally, we experienced a decrease in salaries of approximately $23,455 due to reduction in sales staff and a decrease in other selling expenses due to the consolidation of our operations.

For the six months ended December 31, 2005, general and administrative expenses were $275,931, as compared to $281,498 for the six months ended December 31, 2004, a decrease of $5,567, or approximately 2%. For the six months ended December 31, 2005, our subsidiary, Anxin, received a refund of consulting fees amounting to approximately $54,187 that reduced our general and administrative expenses. This decrease was offset by an increase in professional fees and consulting fees associated with our obligations under the Securities Exchange Act of 1934, as amended and other administrative activities of approximately $48,000.

For the six months ended December 31, 2005, other income amounted to $204,713, as compared to other income of $29,913 for the six months ended December 31, 2004. Other income for the six months ended December 31, 2005 and 2004 was associated with income recognized from the collection of value-added taxes on certain of our products for which we receive a tax credit.

For the six months ended December 31, 2005, debt issuance costs were $95,695, as compared to $0 for the six months ended December 31, 2004. This was related to the amortization of placements fees paid in connection with the private offering described above.

For the six months ended December 31, 2005, interest expense was $631,492, as compared to $51,682 for the six months ended December 31, 2004, an increase of $579,810 and was related to 1) increased borrowings; and 2) the recording of $503,934 in amortization of discount of debentures payable that was included in interest expense.

As a result of these factors, we reported a net loss of $(350,230) or a net loss of $(.01) per share for the six months ended December 31, 2005 as compared to net income of $1,794 (less than $.01 per share) for the six months ended December 31, 2004.

Anxin is making an effort to increase the sales generated by Yonglongxin. The reason is twofold: (i) Anxin can control the quality of products, price and maintain higher margins on products manufactured within the organization; and
(ii) increase the tax benefits realized from output from the Yonglongxin factory. Yonglongxin operates a welfare factory in the Fuming County of the Zhang'ai Village in Ningbo. Yonglongxin has been certified as a civil welfare company by the municipal government of Ningbo. Civil welfare companies in China enjoy financial incentives including but not limited to favorable tax status and value-added tax rebates. These incentives translate to reduced costs.

Comparison of Our Results of Operations for our fiscal years ended June 30, 2005 and 2004

During our fiscal year ending June 30, 2005, we generated revenues of $11,282,376 as compared to revenues of $16,603,392 for our fiscal year ended June 30, 2004, a decrease of $5,321,016 (32%). Our revenues were negatively impacted by new regulations administered by the Chinese government. In the first quarter of 2005, the Chinese government issued minimum production quotas for the cigarette manufacturing industry. The government established a yearly quota of 100,000 boxes of cigarettes for each manufacturer. This judgment unfavorably impacted smaller cigarette manufacturers, many of whom were customers of Anxin. Management of Anxin had made the strategic decision to target smaller manufacturers because Anxin sought to limit the dependence on any one customer, as well as management estimated it could garner a higher margin from smaller manufacturers as opposed to larger manufacturers, as larger manufactures often have a higher level of pricing power. This new quota impacted many of our clients, as they were forced to close plants or merge with other industry participants in an effort to meet quotas. We witnessed a decrease in orders for packaging materials as an indirect result from the new quotas.

Anxin has witnessed a fluctuation in net revenues. It imports pulp and paper products that are manufactured overseas and distributes those products in China. The general process of a typical order is: (i) initial purchase order from customer, (ii) relay the purchase order to an international supplier, (iii) receive letter of credit from bank, (iv) schedule transportation from supplier,
(v) schedule transportation to customer and (vi) receive payment from customer. This entire process can take anywhere from two to three months. Often times, extenuating factors such as weather or holidays, may prolong this process, causing a delay in payment. A prolonged order process can lead to a delay in payment and can potentially cause us to incur costs associated with a purchase order and the realization of the revenues for the same purchase order in different quarters.

For the fiscal period ended June 30, 2005, gross profit for the period was $1,091,106, as compared to gross profit of $1,911,471 for the same fiscal period ended June 30, 2004, a decrease of $820,365. For the fiscal period ended June 30, 2005, gross profit on a percentage basis decreased to 10% from 12% for the same fiscal period ended June 30, 2004.

As of June 30, 2005, we incurred a decrease in gross profit for 3 straight quarters. The decrease in gross profit is attributable to higher cost of sales. Anxin has witnessed a higher cost of sales in two main areas: increased raw material costs and increased import/transportation costs. We have witnessed an increase in the cost of our raw materials such as raw pulp and pulp related products over the past 12 months. This increase has impacted the global paper industry; it is not specific to our company. Management of Anxin does not anticipate the trend to reverse. Furthermore, increased oil prices over the past year have led to higher transportation costs for our products. Anxin does not have any control over the international price of oil. Management has made efforts to reduce fixed administrative costs to alleviate the burden of an increased cost of sales for the fiscal year 2005. As mentioned earlier, Anxin consolidated the operations of two divisions. The operations of Shanghai An' Hong Paper Company, Limited ("An' Hong") were consolidated into the main operations in Ningbo, China and the remaining assets were sold in April 2005. The operations of Ningbo Long' An Industry and Trade Company, Limited ("Long' An") were consolidated into the main operations in Ningbo, China and the remaining assets were sold in April 2005. The closures will allow Anxin to decrease fixed administrative costs.

For the year ended June 30, 2005, operating expenses amounted to $1,101,270 or 9.8% of net revenues compared to $884,539 or 5.3% of revenues for the year ended June 30, 2004. The increase was primarily attributable to an increase in general and administrative expenses.

For the year ended June 30, 2005, general and administrative expenses were $584,419 as compared to $232,273 for the year ended June 30, 2004, an increase of $352,146, or approximately 152%. For the year ended June 30, 2005, we incurred professional fees of approximately $78,000 related to our acquisition of Anxin and our SEC filings as compared to $0 for the year ended June 30, 2004, an increase of $78,000 or 100%. Additional increases were due to increased bad debt expense of $131,313, an increase in salaries of approximately $21,000 due to hiring of additional administrative staff, and an increase in other operating expenses.

For the year ended June 30, 2005, consulting expenses amounted to $91,769 as compared to $153,382 for the year ended June 30, 2004. This decrease was attributable to the use of a sales consultant to assist in product sales. In the current year, we did not use this consultant. However, we used consultants in the current year for business development services, administrative services and investor relation services.

For the year ended June 30, 2005, selling expenses amounted to $425,082 as compared to $498,884 for the year ended June 30, 2005, a decrease of $73,802 or 15%. This decrease is attributable to increased shipping costs of approximately $37,000 due to increased fuel costs. This increase was offset by a decrease in salaries of approximately $18,508 due to reduction in sales staff and a decrease in other selling expenses due to the consolidation of our operations.

For the year ended June 30, 2005, other income amounted to $80,146, as compared to other income of $285,472 for the year ended June 30, 2004. Other income for the year ended June 30, 2005 and 2004 was associated with income recognized from the collection of value-added taxes on certain of our products for which we receive a tax credit.

For the year ended June 30, 2005, interest expense was $315,704, compared to $53,623 for the year ended June 30, 2004, an increase of $262,081 and was related to 1) increased borrowings and 2) the recording of $212,515 in amortization of discount of debentures payable that was included in interest expense.

As a result of these factors, we reported a net loss of $(266,916) or a net loss of $(.01) per common share for the year ended June 30, 2005, as compared to net income of $1,185,003 or net income of $.05 per common share for the year ended June 30, 2004.

Anxin is making a conscious effort to increase the portion of sales from Yonglongxin in order to (i) control the quality of products, price and maintain higher margins on products manufactured within the organization; and (ii) increase the tax benefits realized from output from the Yonglongxin factory. Yonglongxin operates a welfare factory in the Fuming County of the Zhang'ai Village in Ningbo. Yonglongxin has been certified as a civil welfare company by the municipal government of Ningbo. Civil welfare companies in China enjoy financial incentives including but not limited to favorable tax status and value-added tax rebates. These incentives translate to reduced costs, increasing our competitive edge.


LIQUIDITY AND CAPITAL RESOURCES


At December 31, 2005, we had $564,591 in cash. At December 31, 2005, our cash position by geographic area is as follows:

         United States         $     3,996
         China                     560,595
                                ----------

         Total                   $ 564,591
                                 =========

In March 2005, we raised $357,500 ($321,750 net) from accredited investors under a private offering of Units. Each Unit consisted of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8% and 250,000 (5 warrants per dollar invested) Class A Common Stock Purchase Warrants to purchase shares of our Common Stock at $.40 per share for a period of five (5) years following the closing of the offering. The investors in this offering were also granted "piggyback" registration rights for the shares underlying the warrants, as well as the shares reserved for issuance in the event of conversion of the Debentures. The minimum subscription was for $50,000 or one Unit; however, we reserved the right to accept subscriptions for a fractional Unit, which we did. The Units were sold to a total of 7 "accredited investors," as that term is defined under the Securities Act of 1933, as amended. The Debentures were to mature six (6) months following the closing of the offering. Interest only is payable monthly. However, the investors in this offering converted to our second offering, described below, pursuant to the original terms included in this offering.

During the period from May 2005 to July 2005, we successfully closed a second private offering of Units. We sold an aggregate of $1,569,900 from the sale of the Units ($1,413,910 net) to a total of 36 "accredited investors," as that term is defined under the Securities Act of 1933, as amended, including the seven (7) investors who purchased Units in our prior offering undertaken in March 2005, discussed above. Each Unit consisted of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8% and 200,000 (2 warrants per dollar invested) Class A Common Stock Purchase Warrants to purchase shares of our Common Stock at $.30 per share for a period of five (5) years expiring July 1, 2010. The minimum subscription was for $100,000 or one Unit; however, we reserved the right to accept subscriptions for a fractional Unit, which we did. The Debentures were secured by property with an audited value of $227,900 and 12,250,000 shares of Common Stock owned by David Wu, our President and Chief Executive Officer.

In January 2006, we made an offer to all of the holders of our outstanding Units wherein we offered the holders of the Units an opportunity to convert the outstanding principal and interest owed pursuant to the Debentures into shares of our Common Stock at a conversion price of $.09 per share. This offer also provided for the reduction of the exercise price on the Warrants included in the Units issued in the July Offering from $.30 to $.15 per Warrant and the Warrants issued in the March Offering from $.40 to $.15 per Warrant. As further inducement, if the holder agreed to convert, we also agreed to issue additional common stock purchase warrants equal to the number of warrants held by each Unit holder that are also exercisable at $.15 per warrant for a period of three (3) years. As of the date of this prospectus, all of the Unit holders have accepted our offer, except for two holders who assigned their Debentures to third parties who subsequently converted. These holders kept the Warrants issued as part of their original Units. As a result, we issued an aggregate of 18,478,565 shares of our Common Stock and 5,642,300 common stock purchase warrants, pro rata to the number of Units held by each holder that elected to convert. We also reduced the exercise price on the 3,704,800 Warrants held by the converting holders to $.15 per share, while maintaining the exercise price on 150,000 Warrants for those holders who elected not to convert at $.30 per share. We also reduced the exercise price on the 1,787,500 Warrants received as consideration for the March Offering from $.40 to $.15 per share.

Principal payments began on the first day of the fourth month following the final closing date of the offering. The amount of principal paid each month was 1/21 of the total amount offered plus any accrued interest. During the six months ended December 31, 2005, we repaid principal amounts amounting to $183,592.

Net cash used in operating activities during the six months ended December 31, 2005 were $972,273 as compared to net cash used in operating activities of $41,474 during the six months ended December 31, 2004. This increase in cash used in operating activities is primarily attributable to:

o an increase of $352,024 in our net loss. For the six months ended December 31, 2005, we had a net loss of $(350,230) compared to net income of $1,794 for the six months ended December 31, 2004.

o an increase of $42,135 in depreciation and amortization as a result of an increase in property, plant and equipment as well as the amortization of acquired land use rights.

o an increase of $503,934 and $95,695 in amortization of discount on debentures payable and debt issuance costs, respectively, related to the sale of debentures payable.

o        an   increase   of   $52,000   in stock-based  compensation related
         to the issuance of Common Stock to a consultant in the current period,

o an increase of $12,063 in allowance for doubtful accounts which represents an increase in our allowance for bad debt based on an analysis of our receivable balances.

o For the six months ended December 31, 2005, our net operating assets increased by $1,346,037 as compared to a net increase in net operating assets of $60,055 for the six months ended December 31, 2004,

Net cash provided by investing activities during the six months ended December 31, 2005 was $156,493 as compared to net cash used in investing activities of $(202,506) for the six months ended December 31, 2004. During the six months ended December 31, 2005, we used cash for capital expenditures of $230,419 and had a decrease in our restricted cash balance of $353,258 that collateralizes certain debt offset by cash received of $33,654 from acquisitions. During the six months ended December 31, 2004, we used cash for capital expenditures of $122,657, used cash to acquire short-term investments of $120,773 and received advances from related parties of $40,924.

Net cash provided by financing activities during the six months ended December 31, 2005 was $444,207 as compared to net cash provided by financing activities during the six months ended December 31, 2004 of $12,078. During the six months ended December 31, 2005, we received gross proceeds of $503,500 from debentures payable and $548,746 from borrowings offset by the repayment of loans payable of $376,097, the payment of placement fees of $48,350, and the repayment of debentures payable of $183,592. During the six months ended December 31, 2004, we received proceeds from loans payable of $12,078.

From time to time, we need additional working capital for our operations. In 2005, Yonglongxin, a subsidiary of Anxin, borrowed money pursuant to several lines of credit that we have established with three banks. At December 31, 2005, we owed $2,500,476 to these lenders with six to 12 months term through September 2006, with an annual interest rate ranging from approximately 5 to 7%. All loans are renewable when they mature. We generate sufficient cash flow from financing and operations to pay for our debt services. We do not anticipate these loans will have material impact on our liquidity. These loans are secured by inventory, equipment and assets owned by the third parties. We are current on all payments relating to these loans and expect to renew the loans at terms and at interest rates comparable to our current loans.


We currently have no material commitments for capital expenditures.


While we have sufficient funds to conduct our business and operations as they are currently undertaken, we want to build an additional manufacturing line in order to expand our paper product production. A portion of the proceeds we derived from our private offering will be used to update our manufacturing facilities.

TRENDS

Management estimates that Federal SBS and Hang Kong CCB will continue to witness strong consumer demand in the near future. Both products have a strong reputation for quality and are produced by venerable industry participants.

Domestic grades of SBS are improving, and should witness increased demand as consumer confidence grows. If consumer confidence for domestic SBS improves, demand for Federal SBS may decrease. We expect International Paper Company will take measures to protect its market share, possibly in the form of price incentives. There can be no assurances that such incentives will be available in the future, or if available, that such incentives will result in improved margins. From time to time, Anxin may purchase domestically manufactured SBS. In the past Anxin has purchased solid bleached sulfate paperboard ("SBS") from Zhong' Hua Paper Co., Ltd. Anxin expects Federal SBS will continue to witness strong demand. Anxin will seek to garner a growing share of sales of domestically produced SBS as this market gains acceptance.

Anxin expects the demand for Hang Kong CCB to remain strong. Hang Kong CCB has established a reputation for quality generally accepted by the industry in China. Presently there are few alternatives to Hang Kong CCB available in China and there are no substantial domestic manufacturers in China. Management of Anxin believes it will take time for domestic grades of cast coated board to be accepted by the industry. As a result, we expect the demand for Hang Kong CCB to remain strong for the foreseeable future.

Our organization has witnessed an increase in the cost of our raw materials such as raw pulp and pulp related products over the past 12 months. This increase has impacted the global paper industry and is not specific to our company. Management of Anxin does not anticipate the trend to reverse. Furthermore, increased oil prices over the past year have led to higher transportation costs for our products. Anxin does not have any control over the price of oil. In response, we have taken necessary actions to alleviate the impact of rising costs including the reduction of fixed administration expenses and the implementation of variable cost controls. Management estimates our gross profit as a percentage will decline over the next few operating quarters. Furthermore, management has taken steps to improve operating results in the future. Management has acquired a manufacturing facility with the acquisition of Yonglongxin. This should limit our dependence on foreign manufactured goods, while attaining a level of control on the quality, price and availability of our products. We have established an internal research and development program with the acquisition of the Research & Development Center. This research and development program could lead to the creation of new innovative products. New innovative products could command a higher profit margin in the industry. However, there is no guarantee that the program will generate new products. There is no guarantee that any new products will receive a favorable reception in the industry.

In the first quarter of 2005, the Chinese government issued minimum production quotas for the cigarette manufacturing industry. The government established a yearly quota of 100,000 boxes of cigarettes. This judgment unfavorably impacted smaller cigarette manufacturers, many of who are customers of Anxin. Management of Anxin had consciously sought target smaller manufacturers because Anxin sought to limit the dependence on any one customer, and Anxin can garner a higher margin from smaller manufacturers, as opposed to larger manufacturers. Larger manufactures have a higher level of pricing power than smaller manufacturers. This new quota impacted many of our clients, as they were forced to close plants or merge with other industry participants in an effort to meet quotas. As an indirect result, orders for packaging materials were reduced.

The quality of SBS produced domestically has improved. In response, Anxin is exploring new forms of solid bleached sulfate paperboard produced domestically. Domestic manufacturers have had success with new products such as Zhong' Hua solid bleached sulfate paperboard and a form of water-proof art paper. Anxin is seeking ways to incorporate these new products into their product base. In the event Anxin is successful with this effort, it will attempt to sell and distribute the new products using the existing sales network. A main attraction to employ domestic products is the reduced cost as compared to foreign sources. Anxin, through its subsidiaries, has gradually increased the sales of domestic products as it attempts to grab market share in this domestic market. Anxin expects to obtain a higher profit margin on sales of domestically manufactured SBS because of reduced raw material, transportation and export costs. Anxin has begun to establish a relationship with Ningbo Zhong' Hua Paper Company Limited ("Zhong Hua"), a manufacturer of SBS in China. Anxin believes that Zhong' Hua will be able to provide a stable supply of quality grades of SBS. In the future, the quality of SBS manufactured domestically should improve. Management plans to protect our position in this segment by seeking to expand our manufacturing base to incorporate our own proprietary form of a high quality SBS and establishing a relationship with a domestic manufacturer of a high quality SBS. Although sales of domestically produced SBS have gradually increased due to increased quality, overall the domestic products will not substitute all imported products in the near future, because customers will continue to demand the highest quality grades, and foreign manufacturer will take measures to protect their market share. As foreign manufacturers offer incentives to maintain market share, Anxin could experience improved margins on foreign goods than it currently realizes on foreign goods.


INFLATION


Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during our six month period ended December 31, 2005.


CRITICAL ACCOUNTING POLICIES

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

                             DESCRIPTION OF BUSINESS

HISTORY


We were incorporated on February 17, 1993, under the name "LBF Corporation" pursuant to the laws of the State of Nevada to engage in any lawful corporate purpose. In December 1997, we filed a registration statement with the United States Securities and Exchange Commission on Form 10-SB registering our Common Stock under the Securities Exchange Act of 1934, as amended (the "34 Act"). Our intention at that time was to seek to acquire assets or shares of an entity actively engaged in business that generated revenues or provided a business opportunity, in exchange for our securities. In effect, this filing caused us to be a fully "reporting company" under the 34 Act.

Effective April 17, 1999, we acquired certain assets owned by an unaffiliated person, including a proposed electronic commerce web site and the right to certain business names, including "Shopshopshopping.com," "Retailhighway.com," and "Greatestmall on earth.com" (the "Assets"). We issued shares of our Common Stock equal to ownership of approximately 33% of our then outstanding shares in exchange for all of the Assets. In addition, our shareholders approved an amendment to our Articles of Incorporation changing our name to "Retail Highway.com, Inc." As a result of this acquisition, our principal business objective was changed to becoming a primary portal and transaction point for online extensions of "Bricks and Mortar" ("BAM") retail stores. Because of negative business conditions, we ceased these operations in June 2002 and began seeking a merger or acquisition candidate. Relevant thereto, effective October 4, 2004, pursuant to an Agreement and Plan of Reorganization, we issued 24,625,000 shares of our Common Stock for the acquisition of all of the outstanding capital stock of Dragon International Group Corp. ("Dragon"), a Florida corporation.

Dragon was founded in June 2004. Dragon owns 100% interest in Ningbo Anxin International Company, Limited ("Anxin"). On June 30, 2004, Dragon acquired a 70% ownership interest of Ningbo Anxin International Company, Limited ("Anxin"). On December 31, 2004, Dragon acquired the remaining 30% ownership interest of Ningbo Anxin International Company, Limited ("Anxin"). Anxin, established in 1997, is located in the Zhejiang Province of Ningbo in China, approximately 200 miles south of Shanghai. Anxin is involved in the pulp and paper industry, operating as a manufacturer and distributor of paper and integrated packaging paper products. Anxin, through a subsidiary, holds an ISO9000 certificate and national license to import and export products. In addition to its own operations, Anxin operates four subsidiaries, including: (i) Jiangdong Yonglongxin Special Paper Company, Limited ("Yonglongxin"), that holds an ISO9000 certificate and operates a civil welfare manufacturing facility in Fuming County of the Zhang'ai Village in Ningbo, China. (ii) Hangzhou Yongxin Paper Company, Limited ("Yongxin"), that manufactures, sells and distributes cigarette packing materials, (iii) Ningbo Xinyi Paper Product Industrial Company, Limited ("Xinyi"), that operates in the pulp and paper industry, operating a manufacturing facility and (iv) Xianyang Naite Research & Development Center ("R&D Center"), that was created to develop, design and improve production methods in the specialty packaging industry in China. Anxin has a distribution network covering east and central China.

In order to reduce costs, Anxin consolidated the operations of two divisions. The operations of Shanghai An' Hong Paper Company Limited, ("An' Hong") were consolidated into the operations in Ningbo, China and the remaining assets were sold in April 2005. The operations of Ningbo Long' An Industry and Trade Company Limited ("Long' An") were consolidated into the main operations in Ningbo, China and the remaining assets were sold in April 2005.

BUSINESS


Our operations are conducted through Ningbo Anxin International Company, Limited ("Anxin"), our wholly owned subsidiary. Anxin is a manufacturer and distributor of specialty paper products and packaging materials. Anxin was established in 1997, is located in Ningbo, of the Zhejiang Province in China, approximately 200 miles south of Shanghai. Anxin distributes an assortment of paper products and packaging materials. The main consumers of Anxin's products are packaging companies for the tobacco industry, cosmetics industry, as well as the wine and spirits industry. Anxin, through its wholly owned subsidiary, Jiangdong Yonglongxin Special Paper Co. Ltd. ("Yonglongxin"), imports an assortment of paper and packaging products. The products imported by Anxin are used both as a finished product and as well as a raw material to manufacture a variety of paper products and packaging materials. Products manufactured by Anxin or one of its subsidiaries are then sold and distributed throughout China.

Anxin operates the following subsidiaries:

Jiangdong Yonglongxin Special Paper Company, Limited. ("Yonglongxin")

Jiangdong Yonglongxin Special Paper Company, Ltd. ("Yonglongxin") was established as a subsidiary of Anxin in November 1999. Yonglongxin is a manufacturer of specialty paperboard products. Yonglongxin is located in Fuming County Zhang'ai Village in Ningbo, China. Yonglongxin holds an International Standard Organization 9000 certificate ("ISO 9000"), which certifies the quality of Yonglongxin products according to established international standards. The ISO9000 certificate was certified by Moody (International) Ltd. The ISO certificate represents a level of quality control administered by the International Standard Organization. The ISO certification is an independent validation of product quality. This certificate allows Yonglongxin to import and export its product line globally.

Yonglongxin operates a welfare factory in Fuming County of the Zhang'ai Village in Ningbo, China. Yonglongxin has been certified as a civil welfare company by the municipal government of Ningbo. Civil welfare companies in China enjoy financial incentives including but not limited to favorable tax status and value-added tax rebates from local municipal tax authorities. These incentives when awarded can in turn reduce costs and can impact our financial performance in a favorable manner.

As of the date of this prospectus, Dragon is attempting to change the focus of its business from sales and marketing company to a manufacturing company, using the resources acquired in the Yonglongxin acquisition. Management estimates future success could be enhanced if Dragon can successfully increase manufacturing capacity and selling its own products, as opposed to a third party's products. In this way, Dragon may control costs and maintain higher margins on products manufactured within the organization, thereby increasing the potential for profitability. There can be no assurances that Dragon will be successful in its efforts to increase manufacturing capacity.

Hangzhou Yongxin Paper Company,  Limited. ("Yongxin")

Anxin acquired 60% of Hangzhou Yongxin Paper Company, Limited. ("Yongxin") in August 2005. Yongxin manufactures, sells and distributes cigarette packing materials. Yongxin, established in 2003, is located in the Hengjie Village of Liuxia Town Hangzhou, of the Zhejiang Province in China. In August 2005, we issued 1,000,000 shares of Common Stock to acquire 60% of Yongxin.

Prior to the acquisition Yongxin was a direct competitor with Yonglongxin. Yongxin's underlying business had stalled mainly due a lack of working capital. Management believes Dragon can improve productivity at the Yongxin operation while eliminating a portion of general and administrative expenses through consolidation with current operations of Dragon. As a result, it is expected that Yongxin can obtain additional working capital as part of our fund raising operations, which may result in increased revenues. There are no assurances that Dragon will be able to provide sufficient funds for Yongxin to achieve this result, or that if Dragon provides such capital, it will result in increased revenues and profitability.

Ningbo Xinyi Paper Product Industrial Company, Limited ("Xinyi")

Anxin acquired 100% of Ningbo Xinyi Paper Product Industrial Company, Ltd ("Xinyi") in June 2005. Xinyi, established in August 2002, is located in Ningbo, China, in close proximity to the headquarters of Anxin. Xinyi is involved in the paper industry, operating a manufacturing facility of pulp and paper products. At the time of acquisition Xinyi was winding down operations due to low profitability. The main assets of Xinyi are comprised of land, buildings and equipment, including 23,185 square meters of land, an 8,500 square meter building, and assorted manufacturing equipment. Among the 8,500 square meter building, 1,859 square meters is used as office space, 1,580 square meter is a warehouse used to store raw materials and finished products, 3,723 square meters is used as manufacturing facilities and the remaining 1,338 square meters a dormitory to house workers. The facilities have been inspected and approved.

Anxin plans to expand its manufacturing base in the near future. The acquisition of Xinyi will provide Anxin additional resources to expand manufacturing capacity. Due to the close geographic proximity (the Xinyi compound is also located in Ningbo); management of Anxin believes the operations can be consolidated into Anxin with few difficulties. The land, buildings and equipment owned by Xinyi have been appraised with a market value of $3,797,778. The appraisal was performed by the Ningbo Tianyuan Accounting Firm, an independent third party, on June 16, 2005. Anxin held an account receivable in the amount of $2,601,906 from Xinyi related to previous business. In exchange for the release of the account receivable, Anxin acquired 100% of Xinyi, making it a subsidiary of Anxin.

This new facility allows Dragon to upgrade manufacturing capabilities and provide a significant amount of land for potential expansion. Furthermore, the transaction will reduce costs as Dragon eliminates leasing costs on our current facility. Dragon plans to house the current plant and the R&D Center under one roof in the near future. While no assurances can be provided, management believes that the acquisition of Xinyi should provide Anxin the physical resources to expand manufacturing capacity.

Xianyang  Naite Research & Development Center (the "R&D Center")

The Xianyang Naite Research & Development Center, located in Ningbo, was created in 1998. The Center was created to develop, design and improve production methods in the specialty paper packaging industry in China. Anxin will employ the research and development efforts of the R&D Center to expand and improve its manufacturing capabilities. While no assurances can be provided, the acquisition could decrease Anxins dependence on external manufacturing facilities in the future. If Anxin is to increase its manufacturing capacity of pulp and paper products, this will reduce their dependence on external sources for pulp and paper products. Furthermore, the R&D Center could help to promote Anxins abilities as a manufacturer of paper and packaging goods. Recently, the R&D Center efforts resulted in a new coating material for aluminum foil. This is simply an example of the contributions of the R&D Center.

If management of Dragon succeeds in increasing its manufacturing capabilities, Anxin can establish a reputation for pulp and paper products manufactured in China. Presently pulp and paper products manufactured in China possess a lower quality than products manufactured outside of China. However, domestically manufactured pulp and paper products have achieved a growing level of acceptance among the industry in China. Anxin hopes to garner a growing share of pulp and paper products manufactured and sold in China.

Anxin delivered $25,000 (USD) and Dragon issued 500,000 shares of Common Stock in consideration for this acquisition.

Our management believes the currency provided by the Common Stock of a company listed on a U.S. exchange offers a distinct advantage for acquisitions. Using the common stock as currency, management believes we can acquire companies within the pulp and paper industry at a reduced cost as compared to competitors also looking to consolidate the industry. In addition, potential acquisition candidates might prefer to receive common stock of a company listed on a U.S. exchange as consideration for a merger, acquisition, or joint venture. We intend to continue to identify existing operations with synergistic benefits to current Dragon operations with the intention of consolidating our industry under the Dragon corporate umbrella. There can be no assurances that management will be able to continue to identify potential acquisition candidates, or that, if so identified, that management will be able to reach mutually acceptable terms with the principals of such entities to allow us to consummate such acquisitions.


PRODUCTS


Anxin distributes an assortment of paper products and packaging materials and serves as an agent in China for global paper manufacturers. Many global manufacturers do not have a sales or distribution network in China. In an effort to expand their reach, pulp and paper manufacturers leverage local agents for sales and distribution. Anxin's main distribution products are called Federal Solid Bleached Sulfate Paperboard ("Federal SBS"), and Hang Kong Cast Coated Board ("Hang Kong CCB"). Federal Solid Bleached Sulfate Paperboard ("Federal SBS") is manufactured by International Paper Company ("IP"). Hang Kong Cast Coated Board ("Hang Kong CCB") is manufactured by Asia Pulp and Paper Group. Anxin has begun to distribute grades of Solid Bleached Sulfate ("SBS") manufactured in China. Recently the quality of domestically manufactured SBS has improved and as a result gained a low level of acceptance among the paper industry in China.

Anxin has a sales and distribution network covering East China and South-East China including the city of Shanghai as well as the following provinces: Anhui, Shandong, Jiangsu, Zhejiang, Fujian, Jiangxi, Hubei, and Yunan. Our main manufacturing product is composite paperboard, manufactured by Jiangdong Yonglongxin Special Paper Co. Ltd. ("Yonglongxin"), a subsidiary of Anxin. Federal SBS, Hang Kong CCB and composite paperboard account for approximately 41%, 39% and 20%, respectively, of our total annual revenues.

Federal Solid Bleached Sulfate Paperboard

Federal Solid Bleached Sulfate Paperboard ("Federal SBS") is manufactured by International Paper Company. The Federal SBS is made from pure wood pulp. Federal SBS is a flexible product that can be employed as a finished product as well as a raw material to manufacture various grades of specialty paperboard. Anxin imports Federal SBS and distributes throughout China. Yonglongxin, a subsidiary of Anxin, will employ Federal SBS as a raw material in the manufacturing process for specific grades of composite paperboard. As a finished product, Federal SBS is used as a packaging material for products such as high-grade cigarette, wine and cosmetics. Federal SBS is compatible for various printing equipment such as conca printing and offset printing.

Anxin believes Federal SBS has attained a strong level of consumer acceptance in China. International Paper Company and its products are respected in the global pulp and paper industry. As such management believes the consumer demand and acceptance for Federal SBS will remain strong. However, grades of SBS manufactured domestically have improved. As the quality of the SBS manufactured within China improves, local consumers may increase their consumption of the local goods. In the event the local industry in China gains confidence in the local goods, demand for domestic grades of SBS could increase. However, in the near term Federal SBS will continue to witness strong demand due to its flexibility and the reputation of its manufacturer, International Paper Company.

Our management estimates that our current market segment is approximately less than 10% of the pulp and paper industry in China. Management believes there are three contributing factors leading to our small portion of the market, including
(i) the quality of solid bleached sulfate paperboard ("SBS") manufactured domestically has improved. As a result, the products have gradually substituted the imported SBS such as Federal SBS; (ii) the market for Federal SBS is narrow, mainly focused on high-grade commodities; and (iii) the sheer magnitude of the industry in China. As the demand for domestic grades of SBS increase, Anxin will seek to garner a growing share of this market.

Anxin has been an agent for IP products since 1998. As such, management believes that Anxin has developed a stable relationship with IP. Management of Anxin believes this relationship places Anxin in a favorable position among other domestic agents of Federal SBS. Global agents for pulp and paper products may have difficulty securing a relationship with a company such as International Paper Company. Although IP is determined and willing to enlist the services of local agents, these relationships take time to develop. There are challenges in obtaining the confidence of a reputable company such as IP. As such it will be difficult for new local agents to emerge and establish a relationship with IP in the near future. However competition is strong and local agent continue to seek a relationship with IP, especially due to the quality if its products.

Anxin has begun to distribute grades of Solid Bleached Sulfate ("SBS") manufactured in China. Recently the quality of domestically manufactured SBS has improved and as a result, this product has gained a low level of acceptance among the paper industry in China. From time to time, Anxin may purchase domestically manufactured SBS. In the past Anxin has purchased solid bleached sulfate paperboard ("SBS") from Zhong' Hua Paper Co., Ltd. Anxin receives less than 10% of its solid bleached sulfate paperboard from domestic manufacturers.

In the future the quality of SBS manufactured domestically should improve. Management plans to expand our position in this segment by: (i) expanding our manufacturing base to incorporate our own proprietary form of a high quality SBS; and (ii) establishing a relationship with a domestic manufacturer of a high quality SBS. The main competitor for SBS is Ningbo Zhuoli Corporation, who has approximately 5% to 6% of this market.

Anxin principal customers of Federal SBS, SBS, and domestic SBS are the cigarette factories and the printing factories that provide services for the cigarette factories.

Hang Kong CCB

Hang Kong Cast Coated Board ("Hang Kong CCB") is manufactured by Asia Pulp and Paper Group ("APP"), primarily in Indonesia. Hang Kong CCB is made from paper pulp. Hang Kong CCB is a packaging material that is white, smooth and glossy and is used as an external packaging material for products such as cigarette boxes, cosmetics, and wine. We believe Hang Kong CCB will continue to witness strong demand due to its durability, wide variety of applications and the reputation of its manufacturer, Asia Pulp and Paper Group. Anxin distributes Hang Kong CCB throughout East China and Southeast China. Anxin has been an agent of APP since 1998. Although Anxin is not an exclusive agent of APP, Anxin has established a stable relationship with APP. Management of Anxin believes this relationship places Anxin in a favorable position among other domestic agents of Hang Kong CCB. We believe that global agents for pulp and paper products may have difficulty securing a relationship with a company such as Asia Pulp and Paper ("APP"). Although APP is determined and willing to enlist the services of local agents, these relationships take time to develop. There are challenges in obtaining the confidence of a reputable company such as APP. As such it will be difficult for new local agents to emerge and establish a relationship with APP in the near future. However competition is strong and local agents continue to seek a relationship with APP, especially due to the quality if its products.

During our fiscal year ended June 30, 2004, our annual domestic sales of Hang Kong CCB were in excess of 5,000 tons, which represents approximately 15% of APP annual Hang Kong CCB manufacturing output. During our fiscal year ended June 30, 2005, our annual domestic sales of Hang Kong CCB were in excess of 5,100 tons, which represents approximately 15% of APP annual Hang Kong CCB manufacturing output. Anxin represents approximately 30% to 40% of the annual sales of Hang Kong CCB in mainland China. Anxin imports Hang Kong CCB from APP by issuing in-sight letters of credit at the price of CIF Shanghai (cost + insurance + freight).

The principal customers of Hang Kong CCB are mainly cigarette manufacturers, and facilities related to the manufacture of cigarettes. Presently Anxin distributes Hang Kong CCB mainly in the eastern regions of China. Recently, Anxin has begun efforts to develop the market in South China and Yunnan province. As a result of our efforts, Anxin has established new consumer relationships in the Hubei and Yunnan Provinces in September 2005.

Hang Kong CCB and its manufacturer, APP, has established a reputation for a level of quality and is generally accepted by the pulp and paper industry in China. Anxin expects the demand for Hang Kong CCB to remain constant in the near future. Management of Anxin believes new brands of cast coated board ("CCB") manufactured domestically will not receive wide acceptance by the general market. It will take time for the new products to be accepted by the industry. As a result management of Anxin expects the demand for Hang Kong CCB to remain strong for the foreseeable future. Anxins main competitor in this market segment is Ningbo Zhuoli Corporation, whose annual sales amount is about 3,000 tons.

Federal SBS and Hang Kong CCB are packaged in the Yonglongxin factory and shipped by vessel and transferred by train or truck after arriving at the destination port. Composite paperboard is packaged by brown paper plus heating contracting film and it is transported by truck. Trucking is provided by Shanghai Hongyuan Logistics Co., Ltd. and the cost is calculated according to the tons of freight. The logistics company bears the risk during the transportation.

The Hang Kong CCB and Federal SBS imported for trading are stored in Shanghai by Shanghai Zhenxin Storage Co. Ltd. The cost of storage is calculated based on the daily volume, plus the cost of unfolding the boxes, packing, and relocation within the warehouse. Zhenxin has an insurance policy covering the value of the contents. Additional raw materials for the production of composite paperboard are stored in a warehouse owned and operated by Yonglongxin. The warehouse, located in Ningbo, is approximately 1,000 square meters.

Composite Paperboard

Composite paperboard is manufactured by Yonglongxin, a subsidiary of Anxin. Composite paperboard is manufactured from a combination of SBS, CCB, Polyethylene Terephthalate film ("PET film"), and holographic film. PET film is a basic polymer used as a raw material in the manufacture of fiber, film, packaging containers, engineering resin and binder resins. Holographic film is a raw material used in the manufacture of composite paper board. Yonglongxin imports PET film and holographic film from Taiwan Guangqun. Anxin distributes the finished composite paperboard manufactured by Yonglongxin. Anxin distributes the composite paperboard to the transferring factories of composite paperboard and transfer paperboard. These companies include Shanghai Cigarette Industry Printing Factory and Danyang Xinglian Corporation, each of whom accounted for over 10% of our total revenues during our fiscal years ended June 30, 2005 and 2004, 10.03% and 11.16%, respectively.

In the manufacturing process, which involves a series of compositions and coatings, the basic raw materials of SBS and CCB are transformed into various grades of composite paperboard. Anxin distributes the composite paperboard as a finished product employed as a packaging material for cigarettes, wine and cosmetics. The composite paperboard is suitable for different printing equipments, including conca printing and offset printing.

Yonglongxin uses the raw materials to manufacture four distinct forms of composite paperboard:

         Golden or Silver paperboard
         Holographic paperboard
         Mirror-like paperboard
         Transferring paperboard

The various paperboards differ in thickness, sheen, color, and reflection providing a multitude of various grades. Each form has a specific application for the end user.

Yonglongxin has operated the manufacturing facility for seven years. Yonglongxin products have been certified with an ISO 9000 certificate. Yonglongxin expects the grade of domestic cigarettes to improve, as the industry demands increased quality requirements. This will in turn lead to heightened quality requirements for the composite paperboard.

Aging equipment and heightened quality requirements may impact current market status. Anxin intends to use a large portion of the proceeds we received from our recent private offering to upgrade equipment and technology of Anxin and its subsidiaries. While no assurances can be provided, this improvement should enhance Anxins ability to effectively compete.

Yonglongxin has two principal competitors in this market: Xinglian Aluminum Limited Corporation, a subsidiary of Jiangsu Dare Group and Shanghai Luxin Packaging Material Corporation. Xinglian Aluminum Limited Corporation is estimated to have revenues of RMB 120 million (USD 14,510,278) in 2004. The other competitor, Shanghai Luxin Packaging Material Corporation, has estimated revenues in excess of RMB 100 million (USD 12,091,898) in 2004. These figures were derived from promotional materials issued by these companies.

The main clients are manufacturing facilities that provide packaging materials for cigarette, wine and cosmetics. Our principal customers in this segment include Jiangsu Dare Danyang Printing Corporation, Hubei Jinsanxia Printing Limited Corporation, Xuzhou Huayi Colorful Printing Limited Corporation and Ningbo Tiancheng Printing Limited Corporation. None account for 10% or more of our annual revenues.

The principal suppliers for the raw material components of composite paperboard are IP, APP and Taiwan Guangqun. Anxin has stable relationships with each of its suppliers. Management believes Anxin should enjoy a productive relationship with its suppliers in the foreseeable future.

Management estimates that "Federal SBS" and "Hang Kong" CCB will continue to witness strong consumer demand in the near future. Both products have a strong reputation for quality and are produced by venerable industry participants. Domestic grades of SBS are improving, and should witness increased demand as consumer confidence grows.

Presently there are few alternatives to Hang Kong CCB available in China. There are no primary domestic manufacturers in China. Hang Kong CCB has established a reputation for quality generally accepted by the industry in China. Anxin expects the demand for Hang Kong CCB to remain strong. Management of Anxin believes new brands of cast coated board ("CCB") manufactured domestically will not receive wide acceptance by the general market. It will take time for the new products to be accepted by the industry. As a result, we expect the demand for Hang Kong CCB to remain strong for the foreseeable future. Anxin main competitor in this market segment is Ningbo Zhuoli Corporation, whose annual sales amount is about 3,000 tons.

Anxin imports Federal SBS from an exclusive agent of International Paper Company. Anxin has developed a stable business relationship with International Paper Company. Management of Anxin expects the relationship to remain stable for the foreseeable future. However the quality of SBS manufactured in China has improved in recent years. From time to time, Anxin may purchase domestically manufactured SBS. In the past Anxin has purchased solid bleached sulfate paperboard ("SBS") from China Paper Co., Ltd. Although Anxin receives less than 10% of its solid bleached sulfate paperboard from domestic manufacturers, this may increase as the quality of domestic grades are accepted by the general industry. Anxin expects Federal SBS manufactured by International Paper Company will continue to witness strong demand. Meanwhile Anxin will seek to garner a growing share of sales of domestically produced SBS as this market gains acceptance.

NEW PRODUCTS

"Zhong' Hua" SBS

In recent years grades of solid bleached sulfate produced domestically in China have improved gradually. As the grades of these products improve, cigarette manufacturers in China will be inclined to employ domestic SBS as a raw material packaging product. A main attraction to employ domestic SBS is the reduced cost as opposed to grades of SBS produced from sources outside of China. Anxin has gradually increased the sales of domestic products as management attempts to increase market share in this domestic market. Anxin expects to obtain a higher profit margin on sales of domestically manufactured SBS than it does from Federal SBS because of reduced raw material cost and reduced transportation and export costs. Anxin has begun to establish a relationship with Ningbo Zhong' Hua Paper Company Limited ("Zhong' Hua"), a manufacturer of SBS in China. Management believes that Zhong' Hua will be able to provide a stable supply of quality grades of SBS. Presently, there is no agreement or contract with Zhong' Hua. Management does not expect to enter into a long term agreement. As a commodity, the price of pulp and paper products tends to fluctuate as such long term agreements are not customary. Rather management prefers to maintain a stable working relationship without locking into a set price.

Waterproof Art Paper.

Waterproof art paper is used for tag printing in the beverage industry. Presently there are not many quality alternatives of waterproof art paper manufactured in China. Anxin is seeking to establish an exclusive relationship as an agent of an America paper manufacturer. As of the date of this prospectus, no such relationship has been established and there can be no assurances that such a relationship will be established in the future, or if established, that such relationship will result in profitability.

Transfer Paper.

Transfer paper is a new form of packaging material used for high-class cigarettes. Employing new advances in production methods, the new form is significantly more flexible than earlier forms. For example, the paper allows for improved print patterns on labels. Yonglongxin, a subsidiary of Anxin, is in the process of developing a new transfer paper production line. The recent acquisition of Xinyi provided Yonglongxin additional manufacturing facilities to add production capabilities. Management estimates that the new production line will start production at March 2006.

Current Product Mix

Currently, our products are comprised of Federal SBS, SBS, CCB and composite paperboard. As of the date of this prospectus, Anxin does not have any plan to discontinue these products. Although sales of domestically produced SBS have gradually increased due to increased quality, overall the domestic products will not replace imported products in the near future. Customers will continue to demand the highest quality grades. Furthermore, foreign manufacturers will seek to maintain their current market share despite competition from domestic manufacturers. In response to increased demand, foreign manufacturers may offer incentives to customers in an effort to maintain their market share. In the event this does occur, Anxin could experience improved margins. There can be no assurances that such incentives will be available in the future, or if available, that such incentives will result in improved margins.

Anxin, through its subsidiary, Yonglongxin, manufactures composite board. Anxin has no plans to discontinue this product. Anxin is exploring new manufacturing methods to produce improved grades of composite paperboard in conjunction with its Research and Development Center. Anxin will seek to develop improved grades and market the improved grades to the cigarette packaging industry for use in middle and high-end cigarettes.

As stated above, Anxin is making a conscious effort to increase the portion of sales from Yonglongxin. Management believes this effort is both possible and reasonable, as Anxin can control the price and maintain higher margins on products manufactured within the organization, which may result in increased financial benefits realized from output of the Yonglongxin factory. As further support of this contention, it is noted that Yonglongxin operates a welfare factory in the Fuming County of the Zhang'ai Village in Ningbo. Yonglongxin has been certified as a civil welfare company by the municipal government of Ningbo. Civil welfare companies in China enjoy financial incentives including favorable tax status and value-added tax rebates. While no assurances can be provided, management believes these incentives will result in reduced costs.

International  Paper Company and Asia Pulp and Paper Group

Anxin is a distributor in China of products manufactured by International Paper Company ("IP") and Asia Pulp And Paper Group ("APP"). International Paper Company and Asia Pulp and Paper Group are widely recognized within the pulp and paper industry for the quality and dependability of their products. As a distributor of International Paper Company and Asia Pulp and Paper Group products, Anxin and its subsidiaries can leverage the inherent goodwill of both companies. Anxin believe both International Paper and Asia Pulp and Paper Group offer high quality and dependable products. Via these relationships, Anxin and its subsidiaries can offer premium quality products for the packaging materials industry in China.

International  Paper  Company:  (source: www.internationalpaper.com)

As a global leader in the paper, packaging, and wood products industry, IP supplies a wide range of goods that people rely on day in and day out. As its name implies, IP is a global company, with operations spanning the Americas, Europe, Asia Pacific, and Australia.

IP sells paper, packaging products, building materials, and other products directly to end users and converters, as well as through resellers primarily in the United States, Europe, the Pacific Rim, and South America. (source: www.finance.yahoo.com)

Anxin imports Federal SBS from International Paper Pacific Millennium Limited, an exclusive agent in Asia for International Paper Company, by issuing a letter of credit.

Asia  Pulp  and  Paper  Group:  (source www.asiapulppaper.com)

APP (comprised of Sinar Mas Pulp, Paper, Stationery & Chemical Division), is one of the world's leading pulp and paper companies. With current combined pulp, paper and packaging grades capacity of 6.9 million tons in Indonesia, it ranks number one in Asia, excluding Japan. APP currently has manufacturing facilities in Indonesia and markets its products in more than 65 countries on six continents. APP produces bleached hardwood pulp and a wide range of paper and packaging products. The range extends from commodity-grade base paper to value added art paper, which includes cast coat paper, tissue, specialty papers, carbonless paper, stationery and office products. APP's principal operations in Indonesia are of world-class standard, and most have been ISO 14001 and ISO 9002 certified for diligent adherence to both environmental and quality management.

MANUFACTURING

The following is a general overview of the manufacturing process for the various grades of composite paperboard. Yonglongxin is the manufacturing division of Anxin, including the following grades: holographic paperboard, mirror-like paperboard, aluminum foil paperboard, pearl paperboard and transferring paperboard. Machinery can be formatted to manufacture multiple forms of paper goods. As machinery is reset to manufacture different forms of paper, the machinery must be shut down temporarily halting production.

The manufacturing process is generally similar for various forms of paper. The manufacturing process incorporates the same machines for various forms of paper. The different forms of paper are produced using various amounts of raw materials combined at altering stages and then treated in different manners. In a simplified description, the manufacturing process involves a series of processes including transfer and preparation of film, gelatinization of the film, compounding, drying, cooling, and coating. Additional forms of paper products are derived if shades of the original film are separated, then dried and allowed to cool, creating a new finished product. Varying the time and order for each process, additional forms of paper products can be derived from the same machinery. The amounts and types of raw materials will alter the output of the finished product.

The factory operates two shifts per day, each shift requiring 14-15 workers. Each shift has four machinists present for each product line. The quality of the output is determined by the quality of the raw material, the machinery, and the experience of the machinists. At each step the product is inspected by our internal quality control systems to ensure quality requirements

Anxin has made efforts to update and grow its manufacturing base. The recent acquisitions of Yonglongxin and Xinyi should support efforts to increase manufacturing capacity. The proceeds derived from our recent private offerings have provided resources allowing Anxin to update facilities with new machinery and additional production lines. Yonglongxin operates a civil welfare factory. As such, Yonglongxin enjoys favorable tax status. While no assurances can be provided, management believes it can leverage low manufacturing costs into a competitive advantage. Furthermore, as discussed earlier, Anxin would like to decrease its dependence on foreign manufacturing. In the event Anxin can establish a solid manufacturing presence offering products of similar quality, Anxin will alleviate its dependence on foreign manufacturers. In addition, Anxin may realize reduced costs by developing its own manufacturing operations.

Composite Paperboard Manufacturing Process

Using the laminating and coating machines, aluminum foil, PET membrane, and holographic membrane are combined and coated with glue, pressed and then laminated with SBS or CCB. One surface of the membrane is coated again, then dried by the drier and wound into rolls of paper. Using a computerized slitting machine, rolls of paper are then cut into sheets based on specifications from the customer. The paper is placed again on the computerized slitting machine and trimmed further based on customer specifications.

Transferring Paperboard  manufacturing process

Using a composite coating machine, the transferring membrane is coated with glue and pressed with either SBS or CCB, then laminated heavily. The transferring membrane is run through a drying machine. Once dry, a bottom layer of the membrane is peeled off. The transferring membrane is coated again, run through the drying machine, and wound into rolls of paper. Using a computerized slitting machine, rolls of paper are then cut into sheets based on specifications from the customer. The paper is placed again on the computerized slitting machine and the sheets of paper are trimmed further based on customer specifications.

Anxin believes it can more readily control costs if it can increase its manufacturing capacity. Anxin has made efforts to update and grow its manufacturing base. Management has successfully acquired a manufacturing facility with the acquisition of Yonglongxin. This should limit our dependence on foreign manufactured goods, while attaining a level of control on both the price and availability of our products. If Anxin can increase manufacturing capacity, they will be less dependent on external sources of pulp and paper products. This independence could lead to shorter delivery times to consumers as well as tighter control of costs. In the event Anxin can establish a solid manufacturing presence by offering products of similar quality, Anxin will alleviate its dependence on foreign manufacturers. In addition, Anxin may realize reduced costs by developing its own manufacturing operations. There can be no assurances that we will be successful in either endeavor.

We have established an internal research and development program with the acquisition of the Xianyang Naite Research & Development Center. This research and development program could lead to the creation of new innovative products. New and innovative products could command a higher profit margin in the industry. However, there is no guarantee that the program will generate new products and there can be no assurances that any new products will receive a favorable reception in the industry.

Management believes that China represents the world's fastest growing economy. While no assurances can be made, management of Anxin expects the Chinese economy will continue to grow rapidly. China has grown to become a manufacturing powerhouse, primarily due to low manufacturing costs. Inherent with this tremendous export market of Chinese goods is a growing packaging market to deliver these products. Our intention is to capture an increased share of the packaging market.

SALES AND MARKETING


Federal SBS

Since inception, Anxin has employed sales networks that interact directly with the client. Sales people are compensated with a salary, not sales commissions. Anxin advertises in trade publications and magazines. Our sales network covers East China and South-East China including the city of Shanghai, as well as the following provinces: Anhui, Shandong, Jiangsu, Zhejiang, Fujian, Jiangxi, Hubei, and Yunan. Anxin is making an effort to increase sales in Southern China. Specifically, Anxin is marketing solid bleached sulfate paperboard and cast coated board in the Southern regions of China. Anxin is exploring new forms of solid bleached sulfate paperboard produced domestically. Domestic manufacturers have had success with new products such as Zhong' Hua solid bleached sulfate paperboard and a form of water-proof art paper. Anxin is seeking ways to incorporate these new products into its manufacturing base. In the event Anxin is successful with this effort, Anxin will attempt to sell and distribute these new products using the existing sales network.

Hang Kong CCB

Anxin markets Hang Kong CCB and domestically produced cast coated board through 4 channels;

        o        Media Promotions/Advertising
        o        Direct Sales
        o        Trade Publications
        o        Trade Conferences

Composite Paperboard

Similar to our marketing efforts with Hang Kong CCB, Anxin markets the various forms of composite paperboard through 4 channels:

        o        Media Promotions/Advertising
        o        Direct Sales
        o        Trade Publications
        o        Trade Conferences

In addition, recently we have begun selling our products through our website www.drgg.net and www.chinaalibaba.com.

Consolidated Operations

Anxin consolidated the operations of two divisions in an effort to reduce fixed operational expenses. Anxin will continue to operate the underlying business of each entity from the headquarters located in Ningbo. The two discontinued divisions are: Shanghai An' Hong Paper Company Limited, ("An' Hong") and Ningbo Long' An Industry and Trade Company Limited ("Long' An"). The remote operations were established as additional offices in Shanghai in an effort to improve client relations and extend the brand awareness of Anxin products and services throughout China. Furthermore Anxin, the parent, can improve its status among financial institutions in China, as a large group with additional operations in various business segments. Unfortunately the cost of the additional offices proved too costly. Anxin will service the clients of An' Hong and Long' An as they continue to operate the underlying business of each entity from the headquarters in Ningbo. The fixed assets, office equipment and entities were sold to Shanghai DIJI Investment Management Company.

Shanghai An' Hong Paper  Company  Limited, ("An' Hong")

Anxin established Shanghai An' Hong Paper Company Limited, ("An' Hong") in April 2001. An' Hong was established in an effort to provide better customer service to clients in the Shanghai region. Management of Anxin estimated that with the An' Hong operation, representatives of Anxin would develop stronger business relationships with paper manufacturing facilities in the Shanghai region. Unfortunately the additional expense associated with the An' Hong operation exceeded the incremental revenues of the Shanghai operation. Furthermore, expenses associated with the Shanghai operation were expected to increase substantially. This issue was exacerbated by the incremental tax liabilities of the Shanghai operation. An' Hong is taxed on gross revenues; in turn despite the decreased net contribution of the Shanghai operation, the tax cost remained constant.

An' Hong generated revenues of $3,397,606 in fiscal 2004 and $2,265,840 in fiscal 2005. Anxin sold the assets of An' Hong to Shanghai DIJI Investment Management Company. As a result of the sale, Anxin realized a decrease in expenses while improving its credit status among financial institutions in China.

Management of Anxin believes it can continue to service customers of An' Hong located in the Shanghai region from the headquarters in Ningbo. With advances in technology and improved transportation, representatives of Anxin should continue to forge strong relationships with customers in the Shanghai region.

Ningbo  Long' An  Industry  and  Trade Co.Limited ("Long' An")

Anxin established Ningbo Long' An Industry and Trade Company Limited ("Long' An") in September 2002. Long' An was established as a new division to develop international trade opportunities. Management of Anxin created the operations in an effort to create a presence in Shanghai and capture a share of the growing import/export market of China. However the effort to create an individual brand identity in international trade proved too costly. Anxin determined it could leverage resources of established import/export operations in China.

Long' An generated revenues of $5,157,886 in fiscal 2004 and $3,373,837 in fiscal 2005. Anxin sold Long' An to Shanghai DIJI Investment Management Company. As a result of the sale, Anxin realized a decrease in expenses while improving its credit status among financial institutions in China.

Anxin sold the assets of Shanghai An' Hong Paper Company Limited, and Ningbo Long' An Industry and Trade Company Limited to Shanghai DIJI Investment Management Company in April 2005. At the time of sale, Shanghai An' Hong Paper Company Limited held net assets of 1,840,445.52 RMB ($222,276 USD). At the time of sale, Ningbo Long' An Industry and Trade Company Limited held part of fixed assets and inventory of 771,933 RMB ($95,183 USD). In exchange for the assets of An' Hong and Long' An, Anxin received a note payable due on December 31, 2005 in the amount of 1,500,000 RMB ($184,957 USD) and a note payable due on June 30, 2006 in the amount of 1,503,729.67 RMB ($185,417 USD).

March 2005 Private Placement

On March 1, 2005, we closed a private offering of Units. Each Unit consisted of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8% and 250,000 (5 warrants per dollar invested) Class A Common Stock Purchase Warrants to purchase shares of our Common Stock at $.40 per share for a period of five (5) years following the closing of the offering. The minimum subscription was for $50,000 or one Unit; however, we reserved the right to accept subscriptions for a fractional Unit, which we did. The investors in this offering were also granted "piggyback" registration rights for the shares underlying the warrants, as well as the shares reserved for issuance in the event of conversion of the Debentures. We received gross proceeds of $357,500 from the sale of these Units ($321,750 net). The Units were sold to a total of 7 "accredited investors," as that term is defined under the Securities Act of 1933, as amended. The Debentures were scheduled to mature six months following the closing of the offering. Interest only is payable monthly. We anticipated undertaking a subsequent offering to raise additional funds under similar terms and conditions as provided in the March 2005 Private Placement and as a result, the relevant offering documents contained a provision that provided for each of the investors to convert into the subsequent offering. This second offering, described above under the heading "July 2005 Private Placement," took place beginning in May 2005 and was similar to the offering terms of the March 2005 offering, with the exception of the primary term of the Debenture. Each of the investors retained ownership of the warrants issued to them in this offering as part of the consideration for extending the maturity date of their Debenture.

Skyebanc, Inc. ("Skyebanc"), an NASD broker dealer, acted as selling agent in connection with the offering. We paid Skyebanc a sales commission of eight percent (8%) of the total proceeds resulting from the sale of the securities. We also reimbursed Skyebanc for its expenses in the amount of two percent (2%) of the selling price of the securities sold on a non-accountable basis. We have agreed to indemnify Skyebanc and other persons against specific liabilities under the Securities Act of 1933, as amended. Pursuant to the terms of this offering, each of the investors retained ownership of the warrants issued to them in this offering as part of the consideration for extending the maturity date of their Debenture.

July 2005 Private Placement

On July 11, 2005, we successfully closed a private offering of Units. We sold an aggregate of $1,569,900 from the sale of the Units ($1,413,910 net) to a total of 36 "accredited investors," as that term is defined under the Securities Act of 1933, as amended, including the seven (7) investors who purchased Units in our prior offering undertaken in March 2005, discussed below. Each Unit consisted of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8% and 200,000 Class A Common Stock Purchase Warrants (5 warrants per dollar invested) to purchase shares of our Common Stock at $.30 per share for a period of five (5) years expiring July 1, 2010. The minimum subscription was for $100,000 or one Unit; however, we reserved the right to accept subscriptions for a fractional Unit, which we did. The Debentures were secured by 12,250,000 shares of common stock held in the name of David Wu, Chairman of Dragon International Group Corp., 7,150,000 shares of common stock in the name of Shun Li Shi, a minimum of $150,000 in readily available funds and a mining facility valued at $3,000,000 owned by David Wu, Chairman of Dragon International Group Corp.

In January 2006, we made an offer to all of the holders of our outstanding Units wherein we offered the holders of the Units an opportunity to convert the outstanding principal and interest owed pursuant to the Debentures into shares of our Common Stock at a conversion price of $.09 per share. This offer also provided for the reduction of the exercise price on the Warrants included in the Units issued in the July Offering from $.30 to $.15 per Warrant. As further inducement, if the holder agreed to convert, we also agreed to issue additional common stock purchase warrants equal to the number of warrants held by each Unit holder that are also exercisable at $.15 per warrant for a period of three (3) years. As of the date of this prospectus, all of the Unit holders have accepted our offer, except for two holders who assigned their Debentures to third parties who subsequently converted. These holders kept the Warrants issued as part of their original Units. As a result, we issued an aggregate of 18,478,565 shares of our Common Stock and 5,642,300 common stock purchase warrants, pro rata to the number of Units held by each holder that elected to convert. We also reduced the exercise price on the 3,704,800 Warrants held by the converting holders to $.15 per share, while maintaining the exercise price on 150,000 Warrants for those holders who elected not to convert at $.30 per share. We also reduced the exercise price on the 1,787,500 Warrants received as consideration for the March Offering from $.40 to $.15 per share.

Principal payments began on the first day of the fourth month following the final closing date of the offering. The amount of principal paid each month was 1/21 of the total amount offered plus any accrued interest. The remaining balance of the principal value of the Debentures would have been due on the first day of the twenty-fourth month following the final closing of the offering.

In addition, at the time of their subscription we also entered into a Registration Rights Agreement with these investors pursuant to which we are obligated to file a registration statement covering the above-referenced Common Stock and shares underlying the warrants within 45 days of closing of the July offering. If the registration statement had not been filed within the 45 day period, or declared effective within 120 days of the closing, we would have been are required to pay a penalty of 2% of each investor's investment per month until such default is cured, on a pro-rated daily basis. Because each holder of the Debentures elected to convert, we are no longer required to make this payment. Should our registration statement not be effective within 140 days from the closing date of the offering, and the closing bid price for any three of the previous twenty trading days is greater than $.6875, we are obligated to issue collateral shares on the monthly payment date to the investor, as liquidated damages and not as a penalty, equivalent to 2% per month of the investor's position as calculated under the following formula:

                     Principal Balance of Investor + Accrued
                      interest x 2% x (80% average of three
                          highest closing bids - $.55)

The average of the three highest closing bids would be measured from the 20 days preceding the 1st of each month from which a payment is due. This penalty will be in effect until such time as the registration statement is declared effective and will be due each month, if applicable, along with the cash payment. As of the date of this prospectus, the price of the Company's Common Stock is significantly less than $.6875. As a result, it is unlikely that the penalty resulting from that factor will be assessed against us.

Skyebanc, Inc. ("Skyebanc"), an NASD broker dealer, acted as selling agent in connection with the offering. We paid Skyebanc a sales commission of eight percent (8%) of the total proceeds resulting from the sale of the securities. We also reimbursed Skyebanc for its expenses in the amount of two percent (2%) of the selling price of the securities sold on a non-accountable basis. We also granted warrants to purchase 500,000 shares of our Common Stock to Skyebanc for its services with regard to the offering, which warrants are exercisable at $.01 per share and which will expire on July 1, 2010. We have agreed to indemnify Skyebanc and other persons against specific liabilities under the Securities Act of 1933, as amended.

For a more detailed description of the rights and obligations applicable to these Debentures, see "MANAGEMENT'S DISCUSSION- Liquidity and Capital Resources," above.


PATENTS AND TRADEMARKS

Although the process for protecting patents in the PRC varies greatly from that of the US, there has been a recent increase in governmental protection of intellectual property rights that coincided with the development of capitalism in China. We have taken all steps necessary to register the brand name "Yonglongxin." We have no other patents or trademarks.


INDUSTRY BACKGROUND


The global paper market remains a growth industry. Management believes that China represents a significant opportunity due the lack of supply and rapidly growing demand. From 1991 to 2002, the consumption of paper and paper board grew at 8.94% and 9.57% annually in China, respectively. As of the date of this prospectus, the production and consumption volume of paper and paper board in China is second only to the United States in the world. Due to the growing demand within China and support from national policy, this industry has been expanding since 2002.

Sources for the factual content found in the above paragraph provided by:

        o        Crouching  Fiber,  Paper  Dragon:
                 China and the Global Paper Market

        o        Metafore 2000; www.metafore.org

        o Economic Transition and Demand Pattern: Evidence from China's Paper and Paperboard Industry. By Haizheng Li, Jifeng Luo, Patrick McCarthy


National imports to the PRC account for approximately 15% of the total consumption in China. Currently the supply structure of the paper industry in China is insufficient as compared with the national demand. Approximately 80% of domestic production capacity is middle- and low-end paper. This segment of the national paper industry experiences significant competition which represent low margins to the manufacturer. However, high quality application of paper products depend on imported products. Our focus is to capitalize on this dearth of supply. Our intent is to capture a share of the national market by manufacturing a premium quality product. There is a supply gap in the high-end paper market, causing high margins and relatively little competition. We intend to expand upon our tradition of customer satisfaction in the high quality end of the market, as this represents an improved profit margin.

Sources for the factual content found in the above paragraph provided by:

        o        Chinese  Dragon Keeps On Roaring,
                 Mary Murphy. 1 Feb `05.

        o        www.packaging-online.com;

        o        Positioning   Canada  in  China's Paper Chase, Asia
                 Pacific  Bulletin. 27 February `04;

        o Focus on the Future, UBS Global Paper and Forest Products Conference. Bjorn Hagglund. 23 Sept `04 ,

Management of Anxin forecast that the China economy will enjoy significant growth through 2006 and the foreseeable future. The demand for high quality paper products should witness significant growth. Management expects the market demand for paper for cigarette packaging products to increase consistently. Research conducted by Anxin leads management to estimate a 10% to 15% (by company research reports) annual growth in cigarette packing supplies.


COMPETITION


The pulp and paper industry is highly competitive and includes both small companies as well as large, diversified firms. Many competitors possess the financial, technical and marketing capabilities to compete on a national level. The industry is not dominated by any one firm. The principal competitor for SBS and CCB products is Ningbo Zhuoli Corporation, which generates approximately

4,500 tons annually respectively. There are three principal competitors for our composite paperboard product: Xinglian Aluminum Foil Limited Corporation, a subsidiary of Jiangsu Dare Group, Nanjing Gold Foil Corporation and Shanghai Lvxin Packaging Corporation. Xinglian generates approximately $145,000 (USD) annual sales of composite paperboard. Nanjing Gold Foil Corporation generates approximately $302,000 (USD) annual sales of composite paperboard. Shanghai Lvxin Packaging Corporation generates approximately $121,000 (USD) annual sales of composite paperboard. These figures were derived from promotional materials generated by each competitor.

While no assurances can be provided, management believes we have the resources to emerge as a market leader in all our business segments. However, a large number of established and well-financed entities are active in our industry. Nearly all such entities have financial resources, technical expertise and managerial capabilities similar to ours and, consequently, we expect that our industry will remain very competitive in the foreseeable future.


GOVERNMENT REGULATIONS


Our industry is not subject to any specific regulations. Management believes that our operations are conducted in compliance with all of the applicable regulations of the national, provincial, and local agencies that impact our operations.


EMPLOYEES


As of the date of this prospectus, our wholly owned subsidiary, Yonglongxin, employs 46 persons, including 3 in sales, 7 in management and administration, with the balance working on the production line. The total number of Anxin employees is 14, including 5 in sales and marketing and 9 in management. None of our employees are members of a union. We consider our employee labor relations to be good.


PROPERTY


Our headquarters are located at Bldg 14, Suite A09, International Trading Center, 29 Dongdu Road, Ningbo, China 315000. This space consists of approximately 540 square feet of office space and is leased through December 31, 2008, at a monthly rental rate of $125. Anxin's operations are located at this location as well. The operations of Yonglongxin are located in Fuming County Zhang'ai Village Economic Cooperation Group, which consists of approximately 2,950 meters (300,000 square feet), which location is subject to a lease agreement that expires December 31, 2008 at an annual rent of $34,525 (280,000
RMB). This space consists of approximately 60,000 square feet of office space and 240,000 square feet of manufacturing. We believe that these locations will meet our requirements for the foreseeable future. We also believe our leases are on terms competitive with similar locations in the respective areas.

In May 2005, we reached an agreement to buy a manufacturing facility from Ningbo Xinyi Company, Limited. Ningbo Xinyi Company, Limited transferred ownership of 23,345 square meters of property, including a recently completed 8,500 square meter manufacturing facility in exchange for an outstanding account receivable. The land is valued at approximately $2.5 million. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."


This new facility allows us to upgrade our manufacturing capabilities and provides a significant amount of land to expand on in the future. Furthermore, the transaction is expected to reduce costs, as we will eliminate the leasing costs on our current facility. We intend on moving our current plant into the new facility, and consolidating the new R&D Center and manufacturing facility under one roof in the near future.

LEGAL PROCEEDINGS

We are not a party to, nor are we aware of any pending legal proceeding. Management believes there is no litigation threatened in which we face potential loss or exposure or which will materially affect shareholders' equity or our business or financial condition upon completion of this offering.

                                   MANAGEMENT

EXECUTIVE  OFFICERS,   DIRECTORS  AND  KEY
PERSONNEL

The following table sets forth information regarding our executive officers and directors:

         Name                      Age                       Position
      ------------        -----------------              ---------------

         David Wu                   35                 Chief Executive Officer,
                                                       President &  Chairman of
                                                       the Board

         Xuejun Chen
                                   35                  Vice President &
                                                       Director

         Xiali Gan                 39                  Chief Financial
                                                       Officer &  Director

         Orson Zhang               38                  Secretary

Our Articles of Incorporation and Bylaws provide that the number of members of our Board of Directors shall be not less than one (1) and not more than nine (9) members. Our current number of directors is three (3). Directors are elected by the shareholders at the annual meeting and serve until their successors are duly elected and qualified. Directors are elected for a term of one (1) year. All our officers serve at the discretion of our Board of Directors.

The following is a biographical summary of the business experience of our directors and executive officers:

Resumes:


David Wu became Chairman of the Board, Chief Executive Officer and
President of our Company on October 4, 2004. Since August 1997, he has also been Chief Executive Officer and Chairman of Ningbo Anxin International Co. Ltd. In November 1999, Mr. Wu assumed the position of Chairman of the Board, Chief Executive Officer and President of Ningbo City Jiangdong Yonglongxin Special Paper Co. Ltd. in addition to his responsibilities with Anxin. In 1996, Mr. Wu established Ningbo Daxie Development Zone Loyalty Trade Corporation, which distributed Solid Bleached Sulfate to the packing industry in China. Mr. Wu received his B.S. from Zhejiang University in 1992. Mr. Wu devotes substantially all of his business time to our Company.

Xuejun Chen became our Vice President and a director on October 4, 2004. In June 1999, he became the Vice General Manager of Sales and marketing for Ningbo Anxin International Co. Ltd. In 2000, Mr. Chen established Hang Kong CCB as an additional product offering for Ningbo Anxin International Co. Ltd. Mr. Chen devotes substantially all of his business time to our Company.

Xiali Gan became our Chief Financial Officer and a director on October 4,
2004. Since November 1999, Ms. Gan has served as the Accounting Manager of Ningbo City Jiangdong Yonglongxin Special Paper Company, Ltd. This company was established by Ningbo Anxin International Co. Ltd. Since November 1999, Ms. Gan has served as the Accounting Manager of Ningbo Anxin International Co. Ltd. Ms. Gan graduated from Ningbo Senior College with a degree in accounting in 1986. She devotes substantially all of her business time to our Company.

Orson Zhang became our Secretary on October 4, 2004. From July 1999 through January 2001, he was the standing Vice General Manager of Jiangsu Dare Xinlian Foil Goods Co., Ltd, a manufacturer of the external and internal packaging materials. In this position, he was responsible for daily operations, reporting directly to the president. From February 2001 through January 2003, he was the QA/QC Manager of Shanghai International Paper Pacific Millennium Cup Co., Ltd., Shanghai, China, responsible for quality assurance and control. SH International Paper Pacific Millennium Cup Co., Ltd. is an agent of pulp and paper products of International Paper Company in the Asia region. From February 2003 through October 2004, he was the Vice General Manager of Shanghai DIJI Investment Management Co., Ltd., Shanghai, China, a management consulting firm in the pulp and paper industry in China. He graduated from Northwestern Light Industrial College in 1988, and majored in Auto Control Technology. Mr. Zhang devotes substantially all of his business time to our Company.


BOARD COMMITTEES

We do not currently have any committees of the Board of Directors.

FAMILY RELATIONSHIPS

There is no family relationship between any director or executive officer of Dragon and any other director or executive officer of Dragon.


          EXECUTIVE COMPENSATION

REMUNERATION


The following table reflects all forms of compensation for services to us for our fiscal years ended June 30, 2005, 2004 and 2003, of our Chief Executive Officer. No other member of our management receives aggregate compensation of $100,000 or more.

                                                      SUMMARY COMPENSATION TABLE

                                                                        Long Term Compensation
                                                                       -----------------------
                                     Annual Compensation               Awards               Payouts
                          -------------------------------   -----------------------  -----------------
                                                 Annual    Restricted    Securities             All Other
    Name and                                     Compen-    Stock        Underlying    LTIP      Compen
   Principal                 Salary    Bonus     sation    Award(s)     Options/SARs   Payouts   -sation
     Position      Year       ($)       ($)      ($)        ($)            (#)          ($)        ($)
     --------      ----     ------     ----      ---       ---             ---          ---        ---
David Wu, CEO,     2004    $14,508     $-0-       $0       $0               -           $ 0        $0
President &        2003    $ 5,326     $-0-       $0       $0               -           $ 0        $0
Director



We maintain a policy whereby our directors may be compensated for out of pocket expenses incurred by each of them in the performance of their relevant duties.

COMPENSATION OF DIRECTORS

Our directors do not currently and have never received any compensation for serving as directors. However, we expect to adopt a plan of reasonable compensation for our directors. We intend to reimburse all of our non-employee directors for all direct expenses incurred by them in attending a board of director meeting and any committee meeting on which they serve.

EMPLOYMENT AGREEMENTS

We currently do not have any employment agreements with any of our executive officers.

STOCK PLAN

In June 2005, our Board of Directors and a majority of our shareholders approved by consent our "2005 Stock Option Plan" (the "Plan"). This Plan provides for the grant of incentive and non-qualified stock options that may be issued to key employees, non-employee directors, independent contractors and others and we have reserved 5,000,000 shares of our Common Stock for issuance under the Plan. The options are to be granted for a term of not more than five (5) years and other terms and conditions that are usual and customary. As of the date of this prospectus, no options to purchase shares have been granted.

The purpose of the Plan is to aid us in retaining the services of executive and key employees and in attracting new management personnel when needed for future operations and growth, and to offer such personnel additional incentive to put forth maximum efforts for the success of our business and opportunities to obtain or increase proprietary interest and, thereby, to have an opportunity to share in our success.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS


At March 31, 2005, we had a net receivable from several affiliated entities owned by David Wu, our Chief Executive Officer and President, amounting to $2,559,040. These advances were payable on demand and personally guaranteed by Mr. Wu. However, in June 2005, we utilized the advances and reached an agreement to buy a manufacturing facility from Ningbo Xinyi Company, Limited. Ningbo Xinyi Company, Limited transferred ownership of 23,345 square meters of property, including a recently completed 8,500 square meter manufacturing facility in exchange for this outstanding receivable. The land is valued at approximately $2.5 million.

Our former President, from time to time, provided advances to us for operating expenses. These advances were short-term in nature and non-interest bearing. The amount due to our former President at December 31, 2005, was $6,438 and is included in accrued expenses on our accompanying balance sheet. See "FINANCIAL STATEMENTS."

In September 2002, our former President loaned us $10,000 to pay operating expenses pursuant to a note. This note is convertible into 1,333,333 shares of our Common Stock at a conversion price of $0.0075 per share and was due on the earlier of (i) our successfully consummating a merger or acquisition, or (ii) one year from the date of the note. When we closed our merger with Dragon International Group Corp., the term of this note was converted into a demand note. Additionally, in April 2004, our former President entered into a convertible note agreement with us to convert $31,124 of advances to pay operating expenses into to a convertible note. This note is convertible into 4,149,867 shares of our Common Stock at a conversion price of $0.0075 per share and was due on the earlier of (i) our successfully consummating a merger or acquisition, or (ii) one year from the date of the note. When we closed our merger with Dragon International Group Corp., the term of this note was converted into a demand note. Interest accrues at the rate of 3% per annum and aggregated $105 for the six months ended December 31, 2005. Prior to December 31, 2005, we issued 4,136,789 shares of Common Stock in connection with the conversion of $31,026 of this debt and in October 2005, we issued 500,000 shares of our Common Stock in connection with the conversion of $3,750 of this debt. At December 31, 2005, convertible notes payable outstanding amounted to $6,438, which is convertible into 858,400 shares of our Common Stock.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT


The table below lists the beneficial ownership of our voting securities as of the date of this prospectus by each person known by us to be the beneficial owner of more than 5% of such securities, as well as by all our directors and officers. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.



                       Name and Address                      Amount and Nature of                          Percent of
   Title of Class      of Beneficial Owner                    Beneficial Ownership                           Class
-------------------    -------------------------             --------------------------                --------------

Common                David Wu   (1)                                          12,285,000                      21%

                      Bldg 14
                      Suite A09, International Trading Center,
                      29 Dongdu Road
                      Ningbo, China 315000

Common                Shi Shun Li                                              7,150,000                   12.2%

                      Bldg 14
                      Suite A09, International Trading Center,
                      29 Dongdu Road
                      Ningbo, China 315000

Common                Zhou Ying                                                4,200,000                   7.2%

                      Bldg 14
                      Suite A09, International Trading Center,
                      29 Dongdu Road
                      Ningbo, China 315000

Common                Wu Cai Yi                                                3,150,000                  5.4%

                      Bldg 14
                      Suite A09, International Trading Center,
                      29 Dongdu Road
                      Ningbo, China 315000

Common                All Officers and Directors as a Group (4                12,285,000                   21%

                      persons)


---------------------------------
(1) Officer and director of our Company.

                            DESCRIPTION OF SECURITIES

The stock being registered under this Form SB-2 is Common Stock of Dragon International Group Corp., having a par value of $0.001 per share. The total number of shares of Common Stock that we have authority to issue is two hundred million (200,000,000) shares, par value of $0.001 per share. All of the Common Stock authorized under our Articles of Incorporation has equal voting rights and powers without restrictions in preference. The holder of any of our Common Stock shall possess voting power for the election of directors and for all other purposes, subject to such limitations as may be imposed by law and by any provision of the Articles of Incorporation in the exercise of their voting power. The holders of our Common Stock shall have neither pre-emption nor dividend rights pursuant to our Articles of Incorporation, as amended.


Our Articles of Incorporation also authorize twenty-five million shares of Preferred Stock, par value of $0.001 per share, none of which has been issued, and which is not part of this prospectus. The Preferred Stock is entitled to preference over the Common Stock with respect to the distribution of assets of our company in the event of liquidation, dissolution, or winding-up of our company, whether voluntarily or involuntarily, or in the event of the any other distribution of assets of Dragon International Group Corp. among its stockholders for the purposes of winding-up affairs. The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors. The directors, in their sole discretion, have the power to determine the relative powers, preferences, and right of each series of preferred stock.


              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES


Our Articles of Incorporation, subject to certain limited exceptions, eliminate the personal liability of a director to our company or our shareholders for monetary damage for any breach of duty as a director. There is no elimination of liability for (i) any breach of a duty of loyalty, (ii) an act or omission which includes intentional misconduct or knowing violation of law, or (iii) any transaction from which a director derives an improper personal benefit. In addition, if at any time the Nevada law is amended to authorize further elimination or limitation of the personal liability of a director, then the liability of each director shall be eliminated or limited to the fullest extent permitted by such provisions, as so amended, without further action by the shareholders, unless the provisions of the Nevada statute require such action.

Insofar as indemnification for liability arising under the Securities Act may be permitted to officers and directors of our company pursuant to the foregoing provisions, we have been told that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

                              SELLING STOCKHOLDERS


The table below sets forth information concerning the resale of the shares of Common Stock by the Selling Stockholders. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders. We will receive proceeds from the exercise of the Warrants. Assuming all the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will own one percent or more of our Common Stock, except as indicated below.

The following table also sets forth the name of each person who is offering the resale of shares of Common Stock received upon their conversion of their respective Debenture by this prospectus, the number of shares of Common Stock that may be sold in this Offering and the number of shares of Common Stock each person will own after the Offering, assuming they sell all of the shares offered. None of the Selling Shareholders are officers, directors or principal shareholders of our Company, or have held any material relationship with us for the three-year period prior to the date of this prospectus. Unless otherwise indicated, to the best of our knowledge none of the Selling Shareholders own any additional shares of our Common Stock.

This Prospectus, as it may be amended or supplemented from time to time, is deemed to relate to the 35,463,165 shares of Common Stock, including 16,984,600 shares that, in the aggregate, underlie our outstanding Warrants that may be sold by the holders thereof upon exercise of their Warrants. Each investor has executed and delivered to us a confirmation that they are each an "accredited investor," as that term is defined under the Securities Act of 1934, as amended. The Selling Stockholders and the number of shares of our Common Stock they currently own, as well as their Warrants are as follows:


Name                                                               Common Shares          Warrants(1)              Total
----                                                               -------------          -----------               -----
W.M Huse M.D. & Margaret R. Huse M.D.                                     479,365            200,000                679,365
Victor Novogrodsky                                                        599,206            875,000              1,474,206
The Mulkey II Limited Partnership (2)                                     479,365            700,000              1,179,365
Skyebanc, Inc. (3)                                                             -              618,000 (4)           618,000
Richard L. Bazelon & Eileen A. Bazelon                                    958,730            400,000              1,358,730
Richard Galterio (3)                                                           -              110,000 (5)           110,000
Peter Fulton (3)                                                               -              36,000                 36,000
Leonard Schiller (3)                                                      239,683            125,000                364,683
Vincent Labarbara (3)                                                          -             110,000                110,000
Richard David                                                           1,438,095            600,000              2,038,095
Rasen Trust (6)                                                           239,683            350,000                589,683
Qingchen Zhao                                                             479,365             25,000                504,365
Pooja Patil                                                               239,683            100,000                339,683
Phillip Schiller                                                          239,683            100,000                339,683
Orthopedic Specialists P/S FBO Austin Gleason, Austin
Gleason Trustee                                                           719,048            550,000              1,269,048
Nunley Investments, LLC (7)                                               958,730            400,000              1,358,730
Norman Jacobs                                                             479,365            200,000                679,365
Norman H. Cohen & Stephanie Randall Partnership                           239,683            100,000                339,683
Nite Capital, LP (8)                                                      958,730            400,000              1,358,730



Michel Janis and Rosamond Janis                                           479,365            200,000                679,365
Mario Marsillo                                                                 -              76,000                 76,000
Louis Sudler                                                              958,730            400,000              1,358,730
Linda Van Le                                                              238,724             99,600                338,324
Nicolas Kahla                                                             479,365            200,000                679,365
John Zale                                                                 239,683            100,000                339,683
Jo-Bar Enterprises LLC (9)                                                958,730            400,000              1,358,730
Jeffrey & Judith Miller                                                   239,683            100,000                339,683
Jayakumar & Purnima Patil                                                 479,365            200,000                679,365
James Adametz                                                             239,683            100,000                339,683
Howard M. Schoor Qualified Personal Residence Trust                       479,365            200,000                679,365
Henry G. Herzing 1999 Trust                                               671,111            980,000              1,651,111
George Anna Gleason                                                       239,683            100,000                339,683
Frances Schoor Qualified Personal Residence Trust                         479,365            200,000                679,365
Elicia David                                                              719,048          1,050,000              1,769,048
Edward Messreni                                                                -              50,000                 50,000
Edge Capital Partners, Ltd. (10)                                          719,048            825,000              1,544,048
Douglas Wertheimer                                                        239,683            100,000                339,683
Donald R. Smith                                                           958,730            400,000              1,358,730
David Stein                                                                    -              25,000                 25,000
Dan Lee                                                                   479,365            300,000                779,365
CE Revocabale Trust Cal Eisenberg Trustee                                 239,683            100,000                339,683
China Direct Investments, Inc. (11)                                            -           4,700,000              4,700,000

Andrew I. Telsey (12)                                                    191,746             80,000                271,746
                                                                         -------           ---------               --------
Total                                                                 18,478,565         16,984,600              35,463,165

                                                                      ==========         ==========              ==========

(1) Warrants are exercisable at $.15 through July 1, 2010, unless otherwise indicated

(2) David Mulkey has voting and dispositive control over securities held by The Mulkey II Limited Partnership.

(3)  The principals of Skyebanc, Inc. are Richard Galterio and Vincent
     Labarbara.

(4) 500,000 of these warrants are exercisable at $.15 per warrant that expire January 1, 2009. The balance of the warrants is exercisable at $.01 per warrant and expires July 1, 2010.

(5) Assignee of Skyebanc. These warrants are exercisable at $.01 per warrant and expire July 1, 2010. Each of these individuals is an NASD licensed broker with Skyebanc, Inc. No other selling shareholder is a licensed NASD broker or affiliated with any broker-dealer.

(6)  The trustee of this trust is Patrick Keating.

(7)  The principal is Pierce Nunley.

(8)  The principal is John Prinz.

(9)  The principal is Russell Stone.

(10) The general partner is Marc Siegel.

(11) The principals are James Wang, Marc Siegel, and David Stein.

(12) Mr. Telsey owns 570,000 shares of our Common Stock in addition to the shares described above.



                              PLAN OF DISTRIBUTION


Each Selling Stockholder of our Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:


o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange; o privately negotiated transactions;

o       settlement of short sales;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o       a combination of any such methods of sale; and

o       any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.


Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. One of the Selling Stockholders, Skyebanc, Inc. ("Skyebanc") is a registered broker dealer and an NASD member firm. Skyebanc served as placement agent in our recently completed private placement offering and received, in addition to commissions, warrants to purchase an aggregate of 500,000 shares of our Common Stock with an exercise price of $0.01 per share in connection with our July 2005 offering. The registration statement of which this prospectus forms a part includes the shares underlying the warrants held by Skyebanc.


In connection with the sale of our Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling

Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock; however, they may elect to sell their shares through Skyebanc as described below. As a broker dealer who is also a Selling Stockholder, Skyebanc may be deemed an underwriter with respect to the shares it may sell pursuant to this Prospectus.

In order to comply with the securities laws of some states, the Selling Stockholders must sell the shares in those states only through registered or licensed brokers or dealers. In addition, in some states the Selling Stockholders must sell the shares only if we have registered or qualified those shares for sale in the applicable state or an exemption from the registration or qualification requirement is available and the selling shareholder complies with the exemption.


We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.


Skyebanc has indicated to us its willingness to act as selling agent on behalf of the selling shareholders named in the prospectus under "SELLING STOCKHOLDERS" that purchased our privately placed securities. All shares sold, if any, on behalf of Selling Stockholders by Skyebanc would be in transactions executed by Skyebanc on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 4.5% of the gross proceeds. Skyebanc does not have an underwriting agreement with us and/or the Selling Stockholders and no Selling Stockholders are required to execute transactions through Skyebanc. In the event that there are other broker dealer firms involved in the distribution of securities on behalf of Selling Stockholders, the maximum commission or discount to be received will not be greater than 8% of the sale of any securities which were registered pursuant to this Prospectus under SEC Rule 415.


NASD Notice to Members 88-101 states that in the event a Selling Stockholder intends to sell any of the shares registered for resale in this Prospectus through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

o it intends to take possession of the registered Securities or to facilitate the transfer of such certificates; o the complete details of how the Selling Stockholders shares are and will be held, including location of the particular accounts;

o whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Selling Stockholders, including details regarding any such transactions; and

o in the event any of the Securities offered by the Selling Stockholders are sold, transferred, assigned or hypothecated by Selling Stockholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of NASD for review.

No persons associated with us or the Selling Stockholders may participate in the distribution of the shares to be offered by Selling Stockholders unless they meet the safe harbor provisions of the SEC Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 with respect to exemption from registration as a broker/dealer.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including Regulation M, which may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Any Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of Common Stock or Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Prospectus.


The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

At the time a Selling Stockholder makes a particular offer of shares we will, if required under applicable rules and regulations, distribute a Prospectus supplement that will set forth:

o       the number of shares that the Selling Stockholder is offering;
o the terms of the offering, including the name of any underwriter, dealer or agent;
o       the purchase price paid by any underwriter;
o       any discount, commission and other underwriter compensation;
o discount, commission or concession allowed or reallowed or paid to any dealer; and o the proposed selling price to the public.

We will not receive any proceeds from sales of any shares by the Selling Stockholders.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Effective October 20, 2004, the firm of Stark Winter Schenkein & Co., LLP ("SWS"), our independent accountant during the period from August 29, 2002 to October 20, 2004, was dismissed. Our Board of Directors authorized this action. SWS had audited our financial statements for our fiscal years ended June 30, 2004, 2003 and 2002.


In connection with the audit of our financial statements as of June 30, 2004, 2003 and 2002 and through the date of this Prospectus, there were no disagreements with SWS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreements, if not resolved to the satisfaction of SWS, would have caused them to make reference in connection with its report to the subject matter of the disagreements.


The audit report of SWS on our financial statements as of June 30, 2004 and 2003, did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

SWS's report contained a separate paragraph stating "the accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has working capital and stockholders' deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

Effective November 8, 2004, we retained the firm of Sherb & Co, LLP ("Sherb") to audit our financial statement for our fiscal year ending June 30, 2005, and include such report as part of our annual report on Form 10-KSB for our fiscal year ending June 30, 2005. This change in independent accountants was approved by our Board of Directors. During the fiscal years ended June 30, 2004 and 2003 and the subsequent interim periods through October 20, 2004, we did not consult with Sherb regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our financial statements or any other matters or reportable events.

                                  LEGAL MATTERS


Andrew I. Telsey, P.C., Englewood, Colorado will issue an opinion with respect to the validity of the shares of Common Stock being offered hereby. Andrew I. Telsey, sole shareholder of Andrew I. Telsey, P.C., owns 761,746 shares of our Common Stock and 80,000 common stock purchase warrants exercisable at $.15 per warrant.



                                     EXPERTS


The financial statements as of June 30, 2005 and 2004 and for the years ended June 30, 2005 and 2004 are incorporated in this prospectus, to the extent and for the periods indicated in their reports, have been audited by Sherb & Co. LLP, Certified Public Accountants, and are included herein in reliance upon the authority of this firms as experts in accounting and auditing.



                              AVAILABLE INFORMATION


We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of Common Stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Dragon International Group Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are currently subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file a report, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                        Dragon International Group Corp.




                                35,463,165 Shares






                           --------------------------


                                   PROSPECTUS


                           --------------------------







                        [________________________], 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Under the Nevada Revised Statutes and our Articles of Incorporation, as amended, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his "duty of care." This provision does not apply to the directors': (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above. This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. Section 78.7502 of the Nevada Revised Statutes grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

Estimates of fees and expenses incurred or to be incurred in connection with the issuance and distribution of securities being registered, all of which are being paid exclusively by the Company and commissions are as follows:


         Securities and Exchange Commission registration fee      $    526.66
         Printing and mailing costs and fees                         1,000.00 *
         Legal fees and costs                                       35,000.00 *
         Accounting fees and costs                                  10,000.00 *
         Transfer Agent fees                                         1,000.00 *
         Miscellaneous expenses                                      2,000.00 *
                                                                    ------------

         TOTAL                                                     $49,525.66 *
                                                                    ============

---------------------
         *  Estimated

Item 26.  Recent Sales of Unregistered Securities.


In January, 2006 we issued 4,700,000 warrants in favor of China Direct, Inc. pursuant to the terms of the Consulting Agreement between us. Each of these warrants is exercisable to purchase one share of our Common Stock at an exercise price of $.15 per warrant, expiring January 1, 2009.

In February, 2006 we issued 500,000 warrants in favor of Skyebanc, Inc. pursuant to the terms of the Consulting Agreement between us. Each of these warrants is exercisable to purchase one share of our Common Stock at an exercise price of $.15 per warrant, expiring January 1, 2009.

In January 2006, we made an offer to all of the holders of our outstanding Units wherein we offered the holders of the Units an opportunity to convert the outstanding principal and interest owed pursuant to the Debentures into shares of our Common Stock at a conversion price of $.09 per share. This offer also provided for the reduction of the exercise price on the Warrants included in the Units issued in the July Offering from $.30 to $.15 per Warrant. As further inducement, if the holder agreed to convert, we also agreed to issue additional common stock purchase warrants equal to the number of warrants held by each Unit holder that are also exercisable at $.15 per warrant for a period of three (3) years. As of the date of this prospectus, all of the Unit holders have accepted our offer, except for two holders who assigned their Debentures to third parties who subsequently converted. These holders kept the Warrants issued as part of their original Units. As a result, we issued an aggregate of 18,478,565 shares of our Common Stock and 5,642,300 common stock purchase warrants, pro rata to the number of Units held by each holder that elected to convert. We also reduced the exercise price on the 3,704,800 Warrants held by the converting holders to $.15 per share, while maintaining the exercise price on 150,000 Warrants for those holders who elected not to convert at $.30 per share. We also reduced the exercise price on the 1,787,500 Warrants received as consideration for the March Offering from $.40 to $.15 per share.

In August 2005, we issued 500,000 shares of our Common Stock as part of the acquisition of Xianyang Naite Research & Development Center. These shares were issued to Xuelan Liu (200,000 shares) and Yuhuafeng Shao (300,000 shares). We relied upon the exemption from registration provided by Regulation S to issue these shares.

In July 2005, we issued 1,000,000 shares of our Common Stock in exchange for 60% interest in Hangzhou Yongxin Paper Company, Limited ("Yongxin"). These shares were issued to Zhiyuan Zhang (900,000 shares), Zhongmin Yang and Bing Yu (50,000 shares each). We relied upon the exemption from registration provided by Regulation S to issue these shares.

On May 9, 2005, we commenced a private offering of Units, each Unit consisting of a secured, convertible promissory note and warrants, totaling up to a maximum of $2,500,000. We sold an aggregate of $1,927,400 of these Units to an aggregate of 42 "accredited investors," as that term is defined under the Securities Act of 1933, as amended. The minimum subscription was for $100,000 or one Unit; however, we reserved the right to accept subscriptions for a fractional Unit, which we did. Each Unit consisted of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8%, payable on a monthly basis in cash or Common Stock on the first of every month and 200,000 common stock purchase warrants (2 Warrants for every $1 invested), each to purchase a share of our Common Stock for every dollar invested, exercisable at a purchase price of $.30 per share for a period of five years following the final closing date of the offering period, subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of our Common Stock. The Debentures were to mature two years after issuance. Those persons listed in the "Selling Shareholder" section of the Prospectus were the purchasers of the Units. As discussed above, all of the holders of these Units have converted their respective Debentures.

Skyebanc, Inc., an NASD broker dealer, acted as selling agent in connection with the offering. We granted warrants to purchase 500,000 shares of our Common Stock to Skyebanc, Inc. for its services with regard to the offering at an exercise price of $.01 per share, which warrants expire on July 1, 2010.


On March 1, 2005, we closed a private offering of Units, each Unit consisted of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8% and 250,000 Class "A" Warrants (5 Warrants for each $1 invested), each warrant exercisable to purchase one (1) share of our Common Stock at an exercise price of $.40 per share for a period of five (5) years following the closing of the offering. The investors in this offering were also granted "piggyback" registration rights for the shares underlying the warrants, as well as the shares reserved for issuance in the event of conversion of the Debentures. We received gross proceeds of $357,500 from the sale of these Units ($321,750 net). The Units were sold to a total of 7 "accredited investors," as that term is defined under the Securities Act of 1933, as amended. The Debentures were scheduled to mature six months following the closing of the offering. Interest only is payable monthly. Each of the investors to this offering elected to convert to our July offering, described above. As discussed above, all of the holders of these Units have converted their respective Debentures.

In each of the aforesaid offerings, we relied upon the exemption from registration provided by Regulation D, promulgated under the Securities Act of 1933, as amended. We do not believe that these offerings constituted a general solicitation, as either we, or our placement agent, Skyebanc, Inc., had a pre-existing business relationship with each investor. No advertising was utilized in connection with either offering.


Effective February 7, 2005, holders of outstanding convertible promissory notes exercised their respective conversion rights applicable thereto and we issued an aggregate of 3,041,789 Common Shares to four holders pursuant to the terms of their notes.

Effective January 17, 2005, a holder of a convertible promissory note exercised his conversion rights applicable thereto and we issued 1,095,000 Common Shares to him pursuant to the terms of said note.


On or about December 31, 2004, we issued 4,000,000 shares of our Common Stock to one person in consideration for the remaining 30% interest in Anxin. We relied upon the exemption from registration provided by Regulation S to issue these shares.

Effective October 4, 2004, we entered into an Agreement and Plan of Reorganization (the "Merger"), with Dragon International Group Corp, Ningbo, China ("Dragon"), whereby Dragon did agree to merge with us. We were the surviving entity in the Merger. We also undertook a reverse stock split of our Common Stock, whereby one (1) share of Common Stock was issued in exchange for every eight (8) shares of Common Stock outstanding immediately prior to the effective date of the Merger. We issued an aggregate of 24,625,000 "restricted" shares of our Common Stock to the Dragon shareholders and others, representing approximately 95% of our issued and outstanding Common Stock following the Merger. We relied upon the exemption from registration provided by Regulation S and Regulation D, as applicable, to issue these shares.

In June 2003, we sold an aggregate of 1,000,000 shares of our Common Stock to two (2) persons. Each share was sold at a price of $.01 and we received aggregate proceeds of $10,000. No commissions were paid on these subscriptions. We used the proceeds for working capital purposes.

In January, 2006, we issued 500,000 common stock purchase warrants to Skyebanc, Inc. as consideration for it providing consulting services to us. Each warrant is exercisable to purchase one share of our Common Stock at an exercise price of $.15 per share. These warrants expire January 1, 2009.

Except as stated above, we did not use any underwriter or placement agent in the issuance of our securities and no commissions were paid. Except as noted above, in each of the aforesaid situations we relied upon the exemption from registration provided by Section 4/2 and/or Regulation D promulgated under the Securities Act of 1933, as amended, to issue the relevant securities.

We did not issue any other of our securities during the previous three year period.


Item 27.  Exhibits.

Exhibit No.       Description

2.5 Agreement and Plan of Reorganization between Retail Highway.com, Inc. and Dragon International Group Corp. Previously filed as an exhibit to the Company's Form 8-K dated October 4, 2004.

2.6 Amendment to Plan of Reorganization. Previously filed as an exhibit to the Company's Form 8- K dated October 4, 2004.

2.7 Stock Purchase Agreement for 30% interest in Anxin.Previously filed as an exhibit to the Company's Form 8-K dated
                  December 31, 2004.

2.8 Form of Secured Convertible Debenture. Previously filed as an exhibit to the Company's Form 8-K dated March 1, 2005

2.9 Form of Security Agreement - March 2005 Offering. Previously filed as an exhibit to the Company's Form 8-K dated
                  March 1, 2005

2.10 Form of Warrant - March 2005 Offering. Previously filed as an exhibit to the Company's Form 8-K dated March 1, 2005


2.11 Form of Secured Convertible Promissory Note - July 2005 Offering. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

2.12 Form of Warrant - July 2005 Offering. Previously filed as an exhibit to the Company's Registration Statement on Form
                  SB-2 dated August 15, 2005.

2.13              Form of Registration Rights Agreement - July 2005 Offering.*


3.1 Articles of Incorporation. Previously filed as an exhibit to the Company's Form 10-SB filed December 10, 1997.

3.2 Amendment to Articles of Incorporation. Previously filed as an exhibit to the Company's Form 10-SB filed December 10, 1997.

3.3 Bylaws. Previously filed as an exhibit to the Company's Form 10-SB filed December 10, 1997.

3.4 Amendment to Articles of Incorporation. Previously filed as an exhibit to the Company's Form 8-K filed April 30, 1999.

3.5 Articles of Merger between Retail Highway.com, Inc. and Dragon International Group Corp. Previously filed as an exhibit to the Company's Form 8-K/A filed December 6, 2004.


5.1               Opinion of Andrew I. Telsey, P.C.*

10.1 Office Lease - Principal place of business. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.2 Additional business lease - in Fuming County Zhang'ai Village Economic Cooperation Group. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.3 Stock Purchase Agreement between the Company, Anxin and Xianyang Naite Research & Development Center dated August 1, 2005. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.4 Stock Purchase Agreement between the Company, Anxin and Hangzhou Yongxin Paper Company, Limited, dated July 1, 2005. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.5 Stock Purchase Agreement between Anxin and Ningbo Xinyi Company, Limited, dated June 1, 2005. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.6              Consulting Agreement between the Company and China Direct
                  Investments, Ltd. *

10.7              Credit Line Agreement of Guangdong  Development  Bank.
                  Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.8              Mortgage Loan  Contract  Commercial  Bank of Ningbo.
                  Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.

10.9              Consulting Agreement between the Company and Skyebanc, Inc.*

21.1 List of Subsidiaries. Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 dated August 15, 2005.


24.1              Consent of Andrew I. Telsey, P.C. (see Exhibit 5.1 hereto)*

24.2              Consent of Sherb & Co., L.L.P.*
------------

* filed herewith. The balance of the exhibits was included in the Company's initial Registration Statement on Form SB-2, filed with the Commission on August 18, 2005.


Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:


         (a)to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;


         (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes as such information in the Registration Statement.

         2. That for the purpose of determining any liability under the Securities Act, such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

         4. To file during any period in which we offer or sell securities, a post effective amendment to this registration statement, to reflect in the prospectus any facts or events which, or individually or together, represent a fundamental change in the information in the registration statement.

         5. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer or expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, Dragon International Group Corp., the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ningbo, China on February 21, 2006.

                                               DRAGON INTERNATIONAL GROUP CORP.

                                               By:/s/ David Wu
                                               ------------------------

                                               David Wu, Chief Executive Officer
                                               and President


                                              By:s/ Xiali Gan
                                              --------------------------------
                                              Xiali Gan, Chief Financial Officer



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Wu his attorney-in-fact and agent, with full power of substitution and resubstitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                      Date


S/ David Wu                   Chief Executive Officer,       February 21, 2006
----------------              President and Director
David Wu

S/ Xuejun Chen                Vice President and Director    February 21, 2006
----------------

Xuejun Chen


S/ Xiali Gan                 Chief Financial Officer         February 21, 2006
----------------             & Director
Xiali Gan

               DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                        CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Dragon International Group Corp. and Subsidiaries
Ningbo, Zhejiang, China


         We have audited the accompanying consolidated balance sheet of Dragon International Group Corp. and Subsidiaries as of June 30, 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dragon International Group Corp. and Subsidiaries as of June 30, 2005, and the results of their operations and their cash flows for the years ended June 30, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.



                                              /s/Sherb & Co., LLP
                                              Certified Public Accountants

Boca Raton, Florida
October 7, 2005

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2005


                                            ASSETS

CURRENT ASSETS:
    Cash                                                                                                $     902,559
    Cash - restricted                                                                                         619,565
    Accounts receivable (net of allowance for doubtful accounts of $115,648)                                3,211,621
    Inventories                                                                                             1,111,188
    Advances on purchases                                                                                     254,729
    Other receivables                                                                                         999,811
    Prepaid expenses and other                                                                                326,194
                                                                                                ----------------------

        Total Current Assets                                                                                7,425,667

PROPERTY AND EQUIPMENT - Net                                                                                  675,309
LAND USE RIGHTS                                                                                             2,494,247
DEFERRED DEBT ISSUANCE COSTS                                                                                  121,536
OHER ASSETS                                                                                                     4,154
                                                                                                ----------------------

        Total Assets                                                                                    $  10,720,913
                                                                                                ======================

                             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt                                                                   $   2,303,166
    Convertible debentures payable, net                                                                       145,966
    Convertible notes payable                                                                                  10,188
    Accounts payable                                                                                        2,546,217
    Accrued expenses                                                                                        1,622,202
    Advances from customers                                                                                     7,719
                                                                                                ----------------------

        Total Current Liabilities                                                                           6,635,458

CONVERTIBLE DEBENTURES PAYABLE, net                                                                           118,000
                                                                                                ----------------------

        Total Liabilities                                                                                  6,753,458
                                                                                                ----------------------

STOCKHOLDERS' EQUITY:
    Preferred stock ($.001 Par Value; 25,000,000 Shares Authorized;
        No shares issued and outstanding)                                                                           -
    Common stock ($.001 Par Value; 200,000,000 Shares Authorized;
        37,585,234 shares issued and outstanding)                                                              37,585
    Additional paid-in capital                                                                              1,735,522
    Retained earnings                                                                                       2,194,348
                                                                                                ----------------------

        Total Stockholders' Equity                                                                         3,967,455
                                                                                                ----------------------

        Total Liabilities and Stockholders' Equity                                                      $ 10,720,913
                                                                                                =====================


                 See notes to consolidated financial statements
                                       F-3

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS




                                                         For the Year Ended June 30,
                                                      -----------------------------------
                                                           2005               2004
                                                      ----------------  -----------------
                                                                           (Restated)

NET REVENUES                                             $ 11,282,376       $ 16,603,392

COST OF SALES                                              10,191,270         14,691,921
                                                      ----------------  -----------------

GROSS PROFIT                                                1,091,106          1,911,471
                                                      ----------------  -----------------

OPERATING EXPENSES:
     Consulting fees                                           91,769            153,382
     Selling expenses                                         425,082            498,884
     General and administrative                               584,419            232,273
                                                      ----------------  -----------------

        Total Operating Expenses                            1,101,270            884,539
                                                      ----------------  -----------------

INCOME FROM OPERATIONS                                        (10,164)         1,026,932
                                                      ----------------  -----------------

OTHER INCOME (EXPENSE):
     Other income                                              80,146            285,472
     Gain on sale of assets                                    54,426                  -
     Debt issuance costs                                      (20,854)                 -
     Interest expense, net                                   (315,704)           (53,623)
                                                      ----------------  -----------------

        Total Other Income (Expense)                         (201,986)           231,849
                                                      ----------------  -----------------

INCOME (LOSS) BEFORE INCOME TAXES                            (212,150)         1,258,781

INCOME TAXES                                                  (54,766)           (73,778)
                                                      ----------------  -----------------

NET INCOME (LOSS)                                        $   (266,916)      $  1,185,003
                                                      ================  =================


NET INCOME PER COMMON SHARE
      Basic                                              $      (0.01)      $       0.05
                                                      ================  =================
      Diluted                                            $      (0.01)      $       0.05
                                                      ================  =================

      Weighted Common Shares Outstanding - Basic           31,722,158         24,625,000
                                                      ================  =================
      Weighted Common Shares Outstanding - Diluted         31,722,158         24,625,000
                                                      ================  =================


                 See notes to consolidated financial statements
                                       F-4

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   For the Years Ended June 30, 2005 and 2004



                                            Common Stock, $.001 Par Value
                                            --------------------------------    Additional                            Total
                                               Number of                          Paid-in          Retained       Stockholders'
                                                 Shares          Amount           Capital          Earnings          Equity
                                           ---------------- ---------------  ---------------- ----------------  ----------------
Balance, June 30, 2003                        24,625,000        $  24,625      $   398,080      $ 1,378,918       $ 1,801,623

Distributions to shareholders                          -               -                 -         (102,657)         (102,657)

Net income for the year                                -               -                 -        1,185,003         1,185,003
                                           ---------------- ---------------  ---------------- ----------------  ----------------

Balance, June 30, 2004                        24,625,000          24,625           398,080        2,461,264         2,883,969

Recapitalization of Company                    1,280,234           1,280           (95,928)               -           (94,648)

Shares issued  for conversion of debt          7,680,000           7,680            49,921                -            57,601

Beneficial conversion feature                          -               -           689,856                -           689,856

Issaunce of warrants with convertible debt             -               -           682,593                -           682,593

Contributed capital                                    -               -            15,000                -            15,000

Acquisition of remaining 30% interest of
Anxin Ningbo International                     4,000,000           4,000            (4,000)               -                 -

Net loss for the year                                  -               -                 -         (266,916)         (266,916)
                                           ---------------- ---------------  ---------------- ----------------  ----------------

Balance, June 30, 2005                        37,585,234        $ 37,585       $ 1,735,522      $ 2,194,348       $ 3,967,455
                                           ================ ===============  ================ ================  ================





                 See notes to consolidated financial statements

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                     For the
                                                                                 Years Ended June 30,
                                                                          -----------------------------------
                                                                               2005               2004
                                                                          ----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                        $   (266,916)      $  1,185,003
    Adjustments to reconcile net income (loss) to net cash
    provided by (used in)
      operating activities:
      Depreciation                                                                 58,095             47,191
      Amortization of discount on debentures payable                              212,515                  -
      Amortization of debt issuance costs                                          20,854                  -
      Gain on disposal of assets                                                  (54,426)                 -
      Bad debt                                                                     96,290              1,559

    Changes in assets and liabilities:
      Accounts receivable                                                      (1,988,366)          (905,359)
      Inventories                                                               1,713,980         (1,096,282)
      Prepaid and other current assets                                            254,902            462,416
      Other receivables                                                          (682,713)                 -
      Advances to employees                                                       571,394            (55,995)
      Advances on purchases                                                      (154,586)                 -
      Other assets                                                                 (4,154)            69,087
      Accounts payable                                                         (1,650,199)         2,666,027
      Accrued expenses                                                          1,029,389           (718,394)
      Advances from customers                                                    (381,220)           165,755
                                                                          ----------------  -----------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                            (1,225,161)         1,821,008
                                                                          ----------------  -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Due from related parties                                                      105,305         (1,441,890)
    Cash used in disposition of assets                                            (40,612)                 -
    (Increase) decrease in short-term investments                                 386,473           (386,473)
    Increase in restricted cash                                                  (619,565)                 -
    Capital expenditures                                                         (163,059)           (52,126)
                                                                          ----------------  -----------------

NET CASH FLOWS USED IN INVESTING ACTIVITIES                                      (331,458)        (1,880,489)
                                                                          ----------------  -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from loans payable                                                   876,812            (53,141)
    Proceeds from debentures payable                                            1,423,900                  -
    Placement fees paid                                                          (142,390)                 -
    Contributed capital                                                            15,000                  -
    Distributions to shareholders                                                       -           (102,657)
                                                                          ----------------  -----------------

NET CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES                       2,173,322           (155,798)
                                                                          ----------------  -----------------

NET INCREASE (DECREASE) IN CASH                                                   616,703           (215,279)

CASH  - beginning of year                                                         285,856            501,135
                                                                          ----------------  -----------------

CASH - end of year                                                           $    902,559       $    285,856
                                                                          ================  =================

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid  for:
         Interest                                                            $    95,625        $    53,623
                                                                          ================  =================
         Income Taxes                                                        $    54,766        $    73,778
                                                                          ================  =================

    Non-cash investing and financing activities
         Issuance of common stock for debt                                      $ 57,601        $         -
                                                                          ================  =================
         Deferred discount and beneficial conversion on debentures payable   $ 1,372,449        $         -
                                                                          ================  =================

    Acquisition details:
         Fair value of assets acquired                                       $ 3,800,835        $         -
                                                                          ================  =================
         Related party receivable exchanged in acquisition                   $ 2,793,506        $         -
                                                                          ================  =================
         Liabilities assumed                                                 $ 1,007,329        $         -
                                                                          ================  =================

                 See notes to consolidated financial statements.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Dragon International Group Corp., formerly Retail Highway.com, Inc. ("Retail" or the "Company") was incorporated in the State of Nevada on February 17, 1993 under the name "LBF Corporation" and has been in the development stage since its inception. Effective April 17, 1999, the Company acquired certain assets to facilitate the Company's entry into electronic commerce and changed its name to Retail Highway.com, Inc.

On or around August 13, 2004, as amended on September 30, 2004 and effective October 4, 2004, under an Agreement and Plan of Reorganization, the Company issued 24,625,000 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Dragon International Group Corp., ("Dragon") a Florida corporation. For financial accounting purposes, the exchange of stock will be treated as a recapitalization of Retail with the former shareholders of the Company retaining 1,280,234 or approximately 5% of the outstanding stock.

In connection with the merger, the Company effected a reverse stock split of the Company's common stock, whereby one (1) share of common stock was issued in exchange for every eight (8) shares of common stock outstanding immediately prior to October 4, 2004, the effective date. All share and per-share information has been restated to reflect this reverse stock split.

Additionally, as part of the Merger, the Company amended its Articles of Incorporation, whereby the Company changed its name to Dragon International Group Corp. as well as re-established its capitalization to the authorized capital structure immediately prior to the Merger, which consisted of 25,000,000 shares of Preferred Stock, par value $0.001 per share, and 50,000,000 Common Shares, par value $.001 per share. On May 31, 2005, the Company increased it authorized common shares to 200,000,000. Further, the Company's prior management resigned their respective positions with the Company and was replaced by management of Dragon.

Dragon, a Florida corporation, was founded in June 2004. On June 30, 2004, Dragon acquired 70% ownership interest of Ningbo Anxin International Co. Ltd. ("Anxin"). In December 2004, the Company acquired the remaining 30% of Anxin. Anxin is located in Ningbo, Zhejiang Province, China, 200 miles south of Shanghai, and was established in 1997. It is a company operating in international trade as well as a manufacturer in the integrated packaging paper industry. It holds an ISO9000 certificate and national license to import and export. In addition to its own operations, through March 2005, Anxin operated three subsidiaries, including: (i) Shanghai Anhong Paper Co. Ltd., ("Anhong"), a trading company located in Shanghai, with another manufacturing facility in Ningbo; Anhong's main products are "Federal" SBS and "Hang Kong" CCB; (ii) Ningbo Long'an Industry and Trade Co. Ltd ("Long'an"), which has been set up to begin the business of Indonesia `Hang Kong" CCB. It holds the national license to import and export; and (iii) Jiangdong Yonglongxin Special Paper Co., Ltd. ("Yonglongxin"). Effective April 2005, the Company combined the operations of Anhong and Long'an into Anxin and sold these companies to a third party (see
Note 5 - Acquisitions and Dispositions).

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

The Company (continued)

Yonglongxin holds an ISO9000 certificate and has five series of products, including golden and silver paperboards, aluminum foil paperboards, pearl paperboards, laser paperboards and mirror-like paperboards. Anxin has a distribution network covering east and central China.

The Stock Purchase Agreement between Dragon and Anxin has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Dragon, pursuant to which Anxin is treated as the continuing entity.

On June 1, 2005, the Company used a receivable due from several affiliated entities owned by an officer of the Company of $2,795,921 to acquire 100% of the issued and outstanding capital stock of Ningbo Xinyi Paper Company, Limited ("Xinyi"), making it a subsidiary of Anxin. Xinyi is located in Ningbo, China and owns land use rights, building and equipment (see Note 5 - Acquisitions and Dispositions).

Basis of presentation

The consolidated statements include the accounts of Dragon International Group Corp. and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2005 and 2004 include the allowance for doubtful accounts of accounts receivable and the useful life of property, plant and equipment.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents. At June 30, 2005, the Company maintains restricted cash of $619,565 in a bank account that is collateral for certain letters of credit and is shown as restricted cash on the accompanying balance sheet.

Accounts receivable

Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At June 30, 2005, the allowance for doubtful accounts was $115,648.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the first-in, first-out method.

Stock-based compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Net income (loss) per share

Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. As of June 30, 2004, the Company did not have any common stock equivalents or potentially dilutive securities outstanding. At June 30, 2005, there were warrants to purchase 4,635,300 shares of common stock, 1,658,400 shares upon conversion of convertible notes payable, and approximately 5,290,389 shared upon conversion of outstanding convertible debentures and related interest, which could potentially dilute future earnings per share.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable, other receivables, accounts payable and accrued expenses, and loans approximate their fair market value based on the short-term maturity of these instruments.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets, which are from five to twenty years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Advances from customers

Customer deposits at June 30, 2005 of $7,719 consist of a prepayment to the Company for merchandise that had not yet shipped. The Company will recognize the advances as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)
Income taxes

The Company files federal and state income tax returns in the United States for its domestic operations, and files separate foreign tax returns for the Company's Chinese subsidiaries. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. As of June 30, 2005, the exchange rate for the Chinese Renminbi (RMB) was $1 US for
8.28 RMB.

The functional and reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary, Anxin, is the local currency. The financial statements of the subsidiaries are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at June 30, 2005 and 2004 was not material.

On July 21, 2005, China let the RMB fluctuate ending its decade-old valuation peg to the U.S. dollar. The new RMB rate reflects an approximate 2% increase in value against the U.S. dollar. Historically, the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. The Company does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions in the United States and China. As of June 30, 2005, bank deposits in the United States exceeded federally insured limit by $639,232. At June 30, 2005, the Company had approximately $163,000 in China bank deposits, which may not be insured. The Company has not experienced any losses in such accounts through June 30, 2005. Almost all of the Company's sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenue streams of the Company:

The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

Advertising

Advertising is expensed as incurred. Advertising expenses for the years ended June 30, 2005 and 2004 were not material.

Shipping Costs

Shipping costs are included in selling and marketing expenses and totaled $232,252 and $146,713 for the years ended June 30, 2005 and 2004, respectively.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Recent accounting pronouncements

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's second quarter of fiscal 2006. The Company is in the process of evaluating the impact of this pronouncement on its financial position.

In December 2004, the FASB issued SFAS Statement No. 153, "Exchanges of Non-monetary Assets." The Statement is an amendment of APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company believes that the adoption of this standard will have no material impact on its financial statements.

In April 2005, the Securities and Exchange Commission's Office of the Chief Accountant and its Division of Corporation Finance has released Staff Accounting Bulletin (SAB) No.107 to provide guidance regarding the application of FASB Statement No.123 (revised 2004), Share-Based Payment. Statement No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SAB 107 provides interpretative guidance related to the interaction between Statement No. 123R and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies. SAB 107 also reminds public companies of the importance of including disclosures within filings made with the SEC relating to the accounting for share-based payment transactions, particularly during the transition to Statement No. 123R.

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
             POLICIES (Continued)

Recent accounting pronouncements (continued)

 - Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 2 - INVENTORIES

At June 30, 2005, inventories consisted of the following:


         Raw materials                              $     347,596
         Finished goods                                   763,592
                                                   --------------

                                                    $   1,111,188
                                                   ==============

NOTE 3 - LAND USE RIGHTS

In connection with the acquisition of Ningbo Xinyi Company, Limited (see note
5), the Company acquired land use rights valued at $2,494,247 through an agreement with the Chinese government, whereby the Company has rights to use certain land until March 4, 2053. The Company will begin amortizing this land use right over the contract period beginning July 1, 2005.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 4 - PROPERTY AND EQUIPMENT

At June 30, 2005, property and equipment consisted of the following:

                                        Estimated Life

         Auto and truck                  10 Years              $   94,229
         Manufacturing equipment          5 Years                 274,972
         Building and improvements       20 Years                 425,041
         Office equipment                 5 Years                  30,536
                                                            -----------------
                                                                  824,778
         Less: Accumulated depreciation                          (149,469)
                                                            -----------------

                                                               $  675,309

For the years ended June 30, 2005 and 2004, depreciation expense amounted to $58,095 and $47,191, respectively.

NOTE 5 - ACQUISITION AND DISPOSITIONS

On June 1, 2005, the Company reached an agreement to buy a land use rights and a manufacturing facility from Ningbo Xinyi Company, Limited ("XinYi"). XinYi will transfer ownership of 23,345 square meters of property, including a recently completed 8,500 square meter manufacturing facility and the right to use land until March 4, 2053 in exchange for an outstanding related party receivable due to the Company of approximately $2.8 million. This new facility allows the Company to upgrade its manufacturing capabilities, providing a significant amount of land to expand on in the future. Furthermore, the transaction is expected to reduce costs, as the Company will eliminate the leasing costs on its current facility. The Company intends on moving its current plant into the new facility, and consolidating the new R&D Center and manufacturing facility under one roof. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. On the date of acquisition, the fair value of net assets exceeded the purchase price by $1,993,060. The excess had been applied to the value of land use rights. The results of operations of Xinyi are included in the consolidated results of operations of the Company from the Acquisition Date. The Xinyi assets and liabilities acquired were as follows:

         Land use rights                            $    2,494,247
         Other assets acquired                           1,306,588
         Debt assumed                                   (1,007,329)
         Accounts receivable exchanged                  (2,793,506)
                                                    --------------

         Cash purchase price                        $           -
                                                    ==============

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 5 - ACQUISITION AND DISPOSITIONS (continued)

In order to consolidate operations, the Company merged the operations and businesses of Anhong and Long'an into Anxin's. The Company will operate these businesses through Anxin and does not consider the disposal of these subsidiaries to be a discontinued operation. In connection with this consolidation, the Company retained substantially all of the assets and liabilities of Anhong and Long'an, sold its shares to a third party for a receivable of approximately $362,769 and recorded a gain from the sale of $54,426.

NOTE 6 - CONVERTIBLE NOTES PAYABLE

Prior to the merger, in September 2002, the former President of the Company lent the Company $10,000 to pay operating expenses pursuant to a note. This note is convertible into 1,333,333 shares of the Company's common stock at a conversion price of $0.0075 per share and is due on the earlier of (i) the Company successfully consummating a merger or acquisition; or (ii) one year from the date of the note. Interest accrues at the rate of 3% per annum and aggregated $532 for the year ended June 30, 2005. Additionally, in April 2004, the former President of the Company entered into a convertible note agreement with the Company to convert $31,124 of advances to pay operating expenses into a convertible note. This note is convertible into 4,149,867 shares of the Company's common stock at a conversion price of $0.0075 per share and is due on the earlier of (i) the Company successfully consummating a merger or acquisition; or (ii) one year from the date of the note. Interest accrues at the rate of 3% per annum and aggregated $558 for the year ended June 30, 2005. During the year ended June 30, 2005, the Company issued 4,136,789 shares of common stock in connection with the conversion of $31,026 of this debt. The beneficial conversion feature associated with these convertible notes payable was recorded as part of additional paid-in capital in connection with the reverse merger, At June 30, 2005, convertible notes payable outstanding amounted to $10,188, which is convertible into 1,358,400 shares of common stock.

In May, 2004, the Company's attorney entered into an agreement with the Company to convert $15,171 of accounts payable for legal services to a note. This note was convertible into 2,022,667 shares of the Company's common stock at a conversion price of $0.0075 per share and was due on the earlier of (1) the Company successfully consummating a merger or acquisition; or (ii) upon demand. Interest accrued at the rate of 18% per annum. On October 4, 2004, this note was fully converted into 2,022,667 shares of common stock.

In August 2004, a vendor entered into an agreement with the Company to convert $11,404 of accounts payable to a convertible note. This note was convertible into 1,520,544 shares of the Company's common stock at a conversion price of $0.0075 per share and was due on the earlier of (1) the Company successfully consummating a merger or acquisition; or (ii) upon demand. Interest accrued at the rate of 18% per annum. On October 4, 2004, this note was fully converted into 1,520,544 shares of common stock.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 6 - CONVERTIBLE DEBENTURES PAYABLE

On March 1, 2005, the Company closed a private offering of Units, each Unit consisting of a $50,000 8% Secured Convertible Debenture and 125,000 Class "A" Warrants, each warrant exercisable to purchase one (1) share of our Common Stock at an exercise price of $.40 per share for a period of five (5) years following the closing of the offering. The investors in this offering were also granted "piggyback" registration rights for the shares underlying the warrants, as well as the shares reserved for issuance in the event of conversion of the Debentures. The Company received gross proceeds of $357,500 from the sale of these Units ($321,750 net) and granted 1,787,500 warrants. The Units were sold to a total of 7 "accredited investors," as that term is defined under the Securities Act of 1933, as amended. The debentures were scheduled to mature six months following the closing of the offering. Interest only is payable monthly. The relevant offering documents contained a provision which provided for each of the investors to convert into the subsequent offering which took place beginning in May 2005 (described below). Pursuant to the terms of this offering, each of the investors retained ownership of the warrants issued to them in this offering as part of the consideration for extending the maturity date of their debenture. Originally, the Company or the holder could have converted a portion of the remaining principal and accrued interest due into shares of common stock at a conversion rate equal to a 20% discount to the weighted average bid price for the previous five days prior to receipt of such Notice of Conversion with a floor of $.40 per share.

In connection with the 1,787,500 warrants granted with the debentures, the Company recorded imputed interest in the amount of $239,510 that will be amortized over the original life of the debentures (6 months). As incentive for these debenture holders to convert their debentures to the terms of the subsequent offering, the Company granted debenture holders 715,000 Class "A" Warrants, each warrant exercisable to purchase one (1) share of the Company's Common Stock at an exercise price of $.30 per share for a period of five (5) years following the closing of the offering (July 2010). These warrants were treated as a discount on the convertible debenture and in May 2005 were valued at $20,579 to be amortized over the debenture term, which begins on July 11, 2005. The fair market value of each stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.00%, volatility of 141% to 145% and expected term of 5 years. Additionally, in connection with the debentures, the Company recorded a beneficial conversion amount of $97,411 that will be amortized over the life of the debentures.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 6 - CONVERTIBLE DEBENTURES PAYABLE (continued)

On May 9, 2005, the Company commenced a private offering of units, each unit consisting of a secured, convertible promissory note and warrants (the "Units"), totaling up to a maximum of $2,500,000. The Company closed this offering in July 2005, after the Company had sold an aggregate of $1,927,400 of these Units to 36 "accredited" investors, as that term is defined under the Securities Act of 1933, as amended. Each Unit consisted of a $100,000 secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8%, payable on a monthly basis in cash or common stock on the first of every month and two hundred thousand (200,000) common stock purchase warrants, each to purchase a share of the Company's common stock for every dollar invested, exercisable at a purchase price of $.30 per share for a period of five years following the final closing date of the offering period, subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of its common stock. The Notes mature two years after issuance.

The Company has the option to satisfy principal and interest payments in cash or common stock. The principal and interest is convertible into shares of our "registered" common stock based on the following criteria: At the sole election of the holder (the "Holder"), any portion of the unpaid principal balance of the Note, together with any interest that may have accrued through the date of such conversion, may be converted into shares of the Company's common stock. The Holder shall provide us with fifteen (15) days written notice prior to such payment ("Holder Conversion Notice"). The Holder may elect to receive shares of the Company's common stock at a conversion rate equal to a 20% discount to the average closing bid price for the previous five days to the Holder Conversion Notice. The Holder will have a maximum conversion price of $.55 per share and a minimum conversion price of $.20 per share. The Holder may elect to convert a portion or all of any unpaid interest and/or principal due to the Holder regardless as to whether the criteria as detailed herein are satisfied.

Principal payments will begin on the first day of the fourth month following the final closing date of the offering. The amount of principal to be paid each month shall be 1/21 of the total amount offered plus any accrued interest. The remaining balance of the principal value of the Notes will be due on the first day of the twenty-fourth month following the final closing of the offering. However, the Company, at its sole option, may elect to pay the current portion of principal and/or interest in shares of its common stock. The Company is obligated to provide the Holder with fifteen (15) days written notice prior to such payment ("Company Conversion Notice"). The Holder may receive shares of common stock at a conversion rate equal to a 20% discount to the average closing bid price for the previous five days to the Company Conversion Notice, subject to a $.55 ceiling.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 6 - CONVERTIBLE DEBENTURES PAYABLE (continued)

The Company can elect to convert the current portion of unpaid interest and/or principal due to the Holder under the condition that certain criteria are met which include: (a) the Common Stock received for payment is fully registered at the time of receipt and is delivered without restriction of any kind; and (b) the average daily trading volume as measured for the prior twenty days to payment is as follows: (i) 100,000 shares per day for principal balance in excess of $2,000,000; (ii) 75,000 shares per day for principal balance in excess of $500,000 but less than $2,000,000; (iii) 50,000 shares per day for principal balance less than $500,000; (iv) no less than 100,000 shares per day if the remaining principal balance is in excess of $2,000,000; and (v) the average daily price per share as measured from the five trading days prior to payment is no less than $0.24 per share. The stock must be delivered within five business days of the first of the then current month.

In addition, the Company entered into a Registration Rights Agreement with these investors pursuant to which the Company is obligated to file a registration statement covering the above-referenced common stock and shares underlying the warrants within 45 days of closing of this offering. The Company filed a registration statement on August 15, 2005. If the registration statement is not declared effective within 120 days of the closing, the Company is required to pay a penalty of 2% of each investor's investment per month until such default is cured, on a pro-rated daily basis. Should the registration statement not be effective within 140 days from the closing date of the offering, and the closing bid price for any three of the previous twenty trading days is greater than $.6875, the Company is obligated to issue collateral shares on the monthly payment date to the investor, as liquidated damages and not as a penalty, equivalent to 2% per month of the investor's position as calculated under the following formula:

             (Principal Balance of Investor + Accrued interest x 2%
              x (80% average of three highest closing bids - .55))

The average of the three highest closing bids would be measured from the 20 days preceding the 1st of each month from which a payment is due. This penalty will be in effect until such time as the registration statement is declared effective and will be due each month, if applicable, along with the cash payment.

Through June 30, 2005, the Company sold to new investors an aggregate of $1,066,400 of the Units. In connection with these convertible debentures, warrants to purchase 2,132,800 common shares were issued to the holders at an exercise price per share of $0.30. The warrants are exercisable immediately and expire in July 2010. These warrants were treated as a discount on the convertible debenture and in June 2005 were valued at $423,192 to be amortized over the debenture term, which begins on July 11, 2005. The fair market value of each stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.00%, volatility of 145% and expected term of 5 years. Additionally, in connection with the debentures, the Company recorded a beneficial conversion amount of $591,757 that will be amortized over the life of the debentures.

For the year ended June 30, 2005, the amount of amortization of imputed interest and beneficial conversion charged to interest expense was $212,515.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 6 - CONVERTIBLE DEBENTURES PAYABLE (continued)

Skyebanc, Inc. ("Skyebanc"), an NASD broker dealer, acted as selling agent in connection with the offering. The Company shall pay Skyebanc a total of eight percent (8%) of the total proceeds resulting from the sale of the securities. The Company also shall reimburse Skyebanc, Inc. for its expenses in the amount of two percent (2%) of the selling price of the securities sold on a non-accountable basis. On July 1, 2005, the Company also granted warrants to purchase 500,000 shares of its common stock to Skyebanc for its services with regard to the offering at an exercise price of $.01 per share, which warrants expire on July 1, 2010. As of June 30, 2005, the Company accrued $106,640 of placement fees due to Skyebanc which are included in accrued expenses on the accompanying consolidated balance sheet. At June 30, 2005, the placement fee was deemed to be a deferred debt offering cost on the accompanying balance sheet and is being amortized as a debt issuance cost over the debenture term of 24 months. For the year ended June 30, 2005, amortization of debt issuance costs amounted to $20,854.

The convertible debenture liability is as follows at June 30, 2005:


Convertible debentures payable                                  $     1,423,900
Less: unamortized discount on debentures                             (1,159,934)
                                                                   -------------
Convertible debentures, net                                             263,966
Less: current portion of convertible debentures                        (145,966)
                                                                 ---------------

Convertible debentures payable - long-term                       $      118,000
                                                                 ===============

NOTE 7 - RELATED PARTY TRANSACTIONS

Due from related parties

As of June 30, 2004, the consolidated financial statements include balances and transactions with related parties. At June 30, 2004, the Company had a net receivable from several affiliated entities owned by an officer of the Company amounting to $2,559,040. These advances were payable on demand and were personally guaranteed by the officer. On June 1, 2005, the Company utilized the advances of approximately $2.8 million and reached an agreement to buy a manufacturing facility from Ningbo Xinyi Company, Limited ("Xinyi"). Xinyi transferred ownership of 23,345 square meters of property, including a recently completed 8,500 square meter manufacturing facility in exchange for this outstanding receivable due to the Company (See Note 5).


Due to related party

The former President of the Company, from time to time, provided advances to the Company for operating expenses. These advances are short-term in nature and non-interest bearing. The amount due to the former President at June 30, 2005 was $18,345 and is included in accrued expenses on the accompanying balance sheet.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 8 - LOANS PAYABLE

Loans payable consisted of the following at June 30, 2005:

Note payable to bank, due on March 25, 2006.  Interest only payable monthly at a rate                $    314,010
of 6.87%. Secured by equipment and personal guarantee of officer.

Note payable to bank, due on September 29, 2005.  Interest only payable monthly at a
rate of 6.37%. Secured by equipment and personal guarantee of officer.                                     72,468

Note payable to bank, due on September 30, 2005. Interest only payable monthly at a
rate of 6.79%. Secured by equipment and personal guarantee of officer.                                    120,772

Note payable to bank, due on October 30, 2005.  Interest only payable monthly at a
rate of 6.79%. Secured by equipment and personal guarantee of officer.                                     60,385

Note payable to Guangdong Development Bank, due in December 2005.  Interest only payable monthly at rates ranging from 5.22% to 6.26%.  Secured by equipment and
personal guarantee of officer.                                                                            219,806

Notes payable to Guangdong Development Bank, due on March 22, 2006.  Interest only payable monthly at a rate of 6.26%.  Secured by equipment and personal guarantee of officer. 495,168

Notes payable to NC Commercial Bank, due on August 25, 2005.  Interest only payable
monthly at a rate of 6.37%.  Secured by equipment and personal guarantee of officer                        66,425

Bank acceptances payable, due through October 2005.  Non-interest bearing.  Secured by
equipment and personal guarantee of officer.                                                              664,251

Note payable to HK Runji Investment Co., Ltd, due on June 25, 2006.  Non-interest
bearing.  Secured by equipment and personal guarantee of officer.                                         289,881
                                                                                         -------------------------

Total                                                                                               $   2,303,166
                                                                                         =========================

Loans that have matured subsequent to the period have been settled.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 9 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company's subsidiaries in China are governed by the Income Tax Law of the People's Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the "PRC Income Tax Law").
Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership).

The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for years ended June 30, 2005 and 2004:


                                                     2005               2004
                                                  -------------      ----------

   Computed "expected" tax expense (benefit)        (34.0)%              34.0 %
   State income taxes (benefit)                      (5.0)%               5.0 %
   Permanent differences                             39.0 %                 --
   Foreign income taxes                             (25.8)%             (33.1)%
                                                  -------------      ----------

   Effective tax rate                               (25.8)%              5.9% %
                                                  =============      ==========

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

                                                     2005               2004
                                                  -------------      ----------
    Deferred tax benefits - noncurrent
         Net operating loss carryforward           $  58,500           $    -


    Less:  Valuation allowance                       (58,500)              (-)
                                                 ---------------    -----------
                                                   $       -           $    -
                                                 ===============    ===========

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 10 - STOCKHOLDERS EQUITY

Stock Plan

In June 2005, the Company's Board of Directors and a majority of its shareholders approved by consent its "2005 Stock Option Plan" (the "Plan"). This Plan provides for the grant of incentive and non-qualified stock options that may be issued to key employees, non-employee directors, independent contractors and others and the Company has reserved 5,000,000 shares of its common stock for issuance under the Plan. The options are to be granted for a term of not more than five (5) years and other terms and conditions that are usual and customary. As of June 30, 2005, no options to purchase shares have been granted.

The purpose of the Plan is to aid us in retaining the services of executive and key employees and in attracting new management personnel when needed for future operations and growth, and to offer such personnel additional incentive to put forth maximum efforts for the success of our business and opportunities to obtain or increase proprietary interest and, thereby, to have an opportunity to share in the Company's success.

Common Stock

In August 2004, the Company's board of directors approved a 1 for 8 reverse stock split. All per share data included in the accompanying consolidated financial statement have been adjusted retroactively to reflect the reverse split.

On October 4, 2004, holders of convertible promissory notes aggregating $26,575 exercised their conversion rights applicable thereto. Accordingly, the Company issued an aggregate of 3,543,211 common shares to five persons and/or entities (see note 5).

On October 4, 2004, under an Agreement and Plan of Reorganization, the Company issued 24,625,000 shares of the Company's common stock for the acquisition of all of the outstanding capital stock of Dragon International Group Corp., ("Dragon") a Florida corporation.

On December 31, 2004, in connection with the acquisition of the remaining 30% of its subsidiary, the Company issued 4,000,000 shares of common stock. For financial accounting purposes, the issuance of these shares was treated as part of the recapitalization of Retail and valued at par value.

On January 17, 2005, holders of convertible promissory notes aggregating $13,424 exercised their conversion rights applicable thereto. Accordingly, the Company issued an aggregate of 1,789,823 common shares (see note 5).

On February 7, 2005, holders of convertible promissory notes aggregating $17,602 exercised their conversion rights applicable thereto. Accordingly, the Company issued an aggregate of 2,346,966 common shares (see note 5).

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 10 - STOCKHOLDERS EQUITY (continued)

Common Stock (continued)

On May 31, 2005, the Company increased its authorized common shares from 50,000,000 to 200,000,000.

Stock Warrants

On March 15, 2005, in connection with the private offering discussed in Note 5, the Company granted 1,787,500 warrants to purchase 1,787,500 shares of the Company's common stock exercisable at $.40 per share. The purchase warrants expire in five years from the date of the warrant.

In May and June 2005, in connection with a private offering discussed in Note 5, the Company granted 2,847,800 warrants to purchase 2,847,800 shares of the Company's common stock exercisable at $.30 per share. The purchase warrants expire in July 2010.

A summary of the status of the Company's outstanding stock warrants as of June 30, 2005 and changes during the period then ended is as follows:


                                                               Weighted
                                                                Average
                                                                Exercise
                                              Shares             Price
                                          -----------      --------------
 Outstanding at July 1, 2004                      -          $       -
  Granted                                 4,635,300               0.34
  Exercised                                       -                  -
  Forfeited                                       -                  -
                                          -----------      --------------

 Outstanding at June 30, 2005             4,635,300         $     0.34
                                         ============      ==============

Warrants exercisable at end of period     4,635,300         $     0.34
                                         ============      ==============


Weighted-average fair value of warrants
 granted during the period                                  $     0.34
                                                           ==============

The following information applies to all warrants outstanding at June 30, 2005:


                                                            Warrants Outstanding          Warrants Exercisable
                                                       ----------------------------    -------------------------
                                                         Weighted
                                                          Average         Weighted                     Weighted
                                                        Remaining         Average                      Average
                                                       Contractual        Exercise                     Exercise
     Range of Exercise Prices              Shares      Life (Years)        Price          Shares        Price
     ------------------------          -----------    ------------     -----------    -------------- ----------
        $0.40                             1,787,500         4.75           $ 0.40         1,787,500     $ 0.40
        $0.30                             2,847,800         5.00           $ 0.30         2,847,800     $ 0.30


                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 11 - COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office space, warehouse of vehicles under leases that expire through February 2009. Future minimum rental payments required under this operating lease is as follows:

                   Year Ended June 30, 2006                $36,824
                   Year Ended June 30, 2007                $36,739
                   Year Ended June 30, 2008                $36,485
                   Year Ended June 30, 2009                $18,518
                   Thereafter                              $     -

Rent expense for the twelve-month periods ended June 30, 2005 and 2004 was $20,615 and $13,721, respectively.


NOTE 12 - OPERATING RISK

(a) Country risk

The Company's revenues will be mainly derived from the sale of paper products in the Peoples Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

(b) Products risk

In addition to competing with other companies, the Company could have to compete with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If US companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005


NOTE 12 - OPERATING RISK (continued)


(c) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Remnibi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e) Key personnel risk

The Company's future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

(f) Performance of subsidiaries risk

All of the Company's revenues will be derived via the operations of the Company's Chinese subsidiaries. Economic, governmental, political, industry and internal company factors outside of the Company's control affect each of the subsidiaries. If the subsidiaries do not succeed, the value of the assets and the price of our common stock could decline. Some of the material risks relating to the partner companies include the fact that the subsidiaries are located in China and have specific risks associated with that and the intensifying competition for the Company's products and services and those of the subsidiaries.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005




NOTE 13 - SUBSEQUENT EVENTS

Effective August 22, 2005, a holder of a convertible promissory note exercised his conversion rights applicable thereto and we issued 500,000 common shares to him pursuant to the terms of said note;

On July 22, 2005, the Company entered into a one-year agreement with China Direct Investments, Inc. to provide business development and management services, effective July 1, 2005. In connection with this agreement, the Company shall issue 400,000 shares of the Company's common stock. The Company valued these services using the fair value of common shares on grant date at approximately $.26 per share and recorded deferred consulting expense of $104,000 to be amortized over the service period.

In July 2005, the Company sold to new investors an aggregate of $503,500 of the Units. In connection with these convertible debentures, warrants to purchase 1,007,000 common shares were issued to the holders at an exercise price per share of $0.30. The warrants are exercisable immediately and expire in July 2010. These warrants were treated as a discount on the convertible debenture and in July 2005 were valued at $184,829 under SFAS No.123 using the Black-Scholes option-pricing model to be amortized over the debenture term, which begins on July 11, 2005. Additionally, in connection with the debentures, the Company recorded a beneficial conversion amount of $236,016 that will be amortized over the life of the debentures.

In July 2005, the Company acquired 60% interest in Hangzhou Yongxin Paper Company, Limited. ("Yongxin"). Yongxin, established in 2003, is located in Hangzhou of Zhejiang Province, China, and manufactures and sells high-end cigarette packing material and was a direct competitor of ours. The Company issued an aggregate of 1,000,000 shares of its common stock in consideration therefor. The Company plans to consolidate Yongxin's operations with its own subsidiary in Ningbo. All operations will be located in the new manufacturing facilities in Ningbo. The Company acquired Yongxin as part of our ongoing desire to consolidate its interests in its industry.

In August 2005, the Company acquired the Xianyang Naite Research & Development Center, located in Ningbo, China, which was created to improve production efficiencies in the specialty packaging industry. Th Company paid $25,000 in cash and issued 500,000 shares of its common stock in consideration for this acquisition. The new Research & Development Center is expected to reduce time to commercialization for new products substantially and allow the Company to leverage innovative paper transferring techniques developed at the Center.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2005
                                   (Unaudited)


                                     ASSETS

CURRENT ASSETS:
    Cash                                                      $    564,591
    Cash - restricted                                              266,307
    Accounts receivable (net of allowance for
       doubtful accounts of $127,711)                            4,767,101
    Inventories                                                    414,353
    Advances on purchases                                          912,158
    Other receivables                                              353,728
    Prepaid expenses and other                                      41,928
                                                              ------------

        Total Current Assets                                     7,320,166

PROPERTY AND EQUIPMENT - Net                                       964,171
LAND USE RIGHTS - Net                                            2,530,861
DEFERRED DEBT ISSUANCE COSTS                                       242,396
GOODWILL                                                           488,330
                                                              ------------

        Total Assets                                          $ 11,545,924
                                                              ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt                         $  2,500,476
    Convertible debentures payable, net                            382,934
    Convertible notes payable                                        6,438
    Accounts payable                                             1,793,239
    Accrued expenses                                             1,698,122
                                                              ------------

        Total Current Liabilities                                6,381,209

CONVERTIBLE DEBENTURES PAYABLE, net                                284,029
                                                              ------------

        Total Liabilities                                        6,665,238
                                                              ------------

MINORITY INTEREST                                                   17,988
                                                              ------------

STOCKHOLDERS' EQUITY:
    Preferred stock ($.001 Par Value; 25,000,000
        Shares Authorized; No shares
        issued and outstanding)                                         --
    Common stock ($.001 Par Value; 200,000,000
        Shares Authorized; 39,985,234 shares
        issued and outstanding)                                     39,985
    Additional paid-in capital                                   2,909,922
    Retained earnings                                            1,844,118
    Deferred compensation                                          (52,000)
    Other comprehensive income - foreign currency                  120,673
                                                              ------------

        Total Stockholders' Equity                               4,862,698
                                                              ------------

        Total Liabilities and Stockholders' Equity            $ 11,545,924
                                                              ============


            See notes to unaudited consolidated financial statements
                                       F-28

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)



                                                       For the Three Months Ended      For the Six Months Ended
                                                               December 31,                  December 31,
                                                     ----------------------------    ----------------------------
                                                          2005           2004            2005            2004
                                                     ------------    ------------    ------------    ------------
NET REVENUES                                         $  4,869,309    $  2,773,884    $  9,491,419    $  6,316,734

COST OF SALES                                           4,368,285       2,507,284       8,883,949       5,744,166
                                                     ------------    ------------    ------------    ------------

GROSS PROFIT                                              501,024         266,600         607,470         572,568
                                                     ------------    ------------    ------------    ------------
OPERATING EXPENSES:
     Selling expenses                                     111,977          67,983         160,812         218,224
     General and administrative                            16,806         211,918         275,931         281,498
                                                     ------------    ------------    ------------    ------------

        Total Operating Expenses                          128,783         279,901         436,743         499,722
                                                     ------------    ------------    ------------    ------------

INCOME (LOSS) FROM OPERATIONS                             372,241         (13,301)        170,727          72,846
                                                     ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
     Other income                                          22,249          10,695         204,713          29,913
     Debt issuance costs                                  (40,400)             --         (95,695)             --
     Interest expense                                    (254,356)        (29,745)       (631,492)        (51,682)
                                                     ------------    ------------    ------------    ------------

        Total Other Income (Expense)                     (272,507)        (19,050)       (522,474)        (21,769)
                                                     ------------    ------------    ------------    ------------

INCOME (LOSS) BEFORE INCOME TAXES                          99,734         (32,351)       (351,747)         51,077

INCOME TAXES                                                   11          (9,692)          2,801         (49,283)
                                                     ------------    ------------    ------------    ------------

NET INCOME (LOSS) BEFORE MNORITY INTEREST                  99,745         (42,043)       (348,946)          1,794

MINORITY INTEREST IN LOSS OF SUBSIDIARY                    (3,618)             --          (1,284)             --
                                                     ------------    ------------    ------------    ------------

NET INCOME (LOSS)                                          96,127         (42,043)       (350,230)          1,794

OTHER COMPREHENSIVE INCOME:
   Unrealized foreign currency translation                 22,499              --         120,673              --
                                                     ------------    ------------    ------------    ------------

COMPREHENSIVE INCOME (LOSS)                          $    118,626    $    (42,043)   $   (229,557)   $      1,794
                                                     ============    ============    ============    ============

NET INCOME PER COMMON SHARE
      Basic                                          $       0.00    $      (0.00)   $      (0.01)   $       0.00
                                                     ============    ============    ============    ============
      Diluted                                        $       0.00    $      (0.00)   $      (0.01)   $       0.00
                                                     ============    ============    ============    ============

      Weighted Common Shares Outstanding - Basic       39,979,799      29,392,783      39,637,951      28,780,497
                                                     ============    ============    ============    ============
      Weighted Common Shares Outstanding - Diluted     41,206,234      29,392,783      39,637,951      34,263,697
                                                     ============    ============    ============    ============


            See notes to unaudited consolidated financial statements
                                       F-29

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                         For the Six Months Ended
                                                                December 31,
                                                        --------------------------
                                                           2005           2004
                                                        -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                    $  (350,230)   $     1,794
   Adjustments to reconcile net income (loss)
     to net cash provided by (used in
     operating activities:
       Depreciation and amortization                         58,922         16,787
       Stock-based compensation                              52,000             --
       Amortization of discount on debentures payable       503,934             --
       Amortization of debt issuance costs                   95,695             --
       Allowance for doubtful accounts                       12,063             --
       Minority interest                                      1,380             --

   Changes in assets and liabilities:
       Accounts receivable                               (1,023,979)       289,402
       Inventories                                        1,192,844      1,123,777
       Prepaid and other current assets                     284,266        308,627
       Other receivables                                    646,083             --
       Advances to employees                                     --        431,147
       Advances on purchases                               (657,429)            --
       Other assets                                           4,154         (2,298)
       Accounts payable                                  (1,329,956)    (1,830,943)
       Accrued expenses                                    (439,075)       (15,290)
       Advances from customers                              (22,945)      (364,477)
                                                        -----------    -----------

NET CASH USED IN OPERATING ACTIVITIES                      (972,273)       (41,474)
                                                        -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Due from related parties                                      --         40,924
   Cash acquired in acquisition                              33,654             --
   Increase in short-term investments                            --       (120,773)
   Decrease in restricted cash                              353,258             --
   Capital expenditures                                    (230,419)      (122,657)
                                                        -----------    -----------

NET CASH FLOWS PROVIDED BY
   (USED IN) INVESTING ACTIVITIES                           156,493       (202,506)
                                                        -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from loans payable                              548,746         12,078
   Repayment of loans payable                              (376,097)            --
   Proceeds from debentures payable                         503,500             --
   Prepayment of debentures payable                        (183,592)            --
   Placement fees paid                                      (48,350)            --
                                                        -----------    -----------

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES             444,207         12,078
                                                        -----------    -----------

EFFECT OF EXCHANGE RATE ON CASH                              33,605             --
                                                        -----------    -----------

NET DECREASE IN CASH                                       (337,968)      (231,902)

CASH  - beginning of year                                   902,559        285,856
                                                        -----------    -----------

CASH - end of period                                    $   564,591    $    53,954
                                                        ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
   Cash paid for:
      Interest                                          $   134,625    $    21,937
                                                        ===========    ===========
      Income Taxes                                      $    54,766    $    39,591
                                                        ===========    ===========

   Non-cash investing and financing activities
      Issuance of common stock for future services      $    52,000    $        --
                                                        ===========    ===========
      Deferred discount and beneficial conversion
         on debentures payable                          $   420,845    $        --
                                                        ===========    ===========
      Issuance of common stock for convertible debt     $     3,750    $        --
                                                        ===========    ===========

   Acquisition details:
      Fair value of assets acquired                     $ 1,142,348    $        --
                                                        ===========    ===========
      Goodwill                                          $   486,120    $        --
                                                        ===========    ===========
      Liabilities assumed                               $ 1,148,468    $        --
                                                        ===========    ===========
      Common stock issued in connecxtion
         with acquisition                               $   480,000    $        --
                                                        ===========    ===========

            See notes to unaudited consolidated financial statements.
                                       F-30

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Dragon International Group Corp., (the "Company") formerly Retail Highway.com, Inc. ("Retail"), was incorporated in the State of Nevada on February 17, 1993 under the name "LBF Corporation". Effective April 17, 1999, Retail acquired certain assets to facilitate its entry into electronic commerce and changed its name to "Retail Highway.com, Inc."

Thereafter, on or about August 13, 2004, as amended on September 30, 2004 and effective October 4, 2004, pursuant to an Agreement and Plan of Reorganization, the Company issued 24,625,000 shares of its common stock for the acquisition of all of the outstanding capital stock of Dragon International Group Corp., ("Dragon") a Florida corporation (the "Merger"). For financial accounting purposes, the Merger as has been treated as a recapitalization of Retail with the former shareholders of the Company retaining 1,280,234 shares of common stock, or approximately 5%.

In connection with the Merger, the Company undertook a reverse stock split of its common stock, whereby one (1) share of common stock was issued in exchange for every eight (8) shares of common stock outstanding immediately prior to October 4, 2004, the effective date. All share and per-shares information included in this report has been restated to reflect this reverse stock split.

Additionally, as part of the Merger, the Company amended its Articles of Incorporation, whereby the Company changed its name to "Dragon International Group Corp.," as well as reestablished its capitalization to the authorized capital structure immediately prior to the Merger, which consists of 25,000,000 shares of Preferred Stock, par value $0.001 per share, and 50,000,000 Common Shares, par value $.001 per share. Further, the Company's prior management resigned their respective positions with the Company and was replaced by management of Dragon.

Dragon, a Florida corporation, was founded in June 2004. On June 30, 2004, Dragon acquired 70% ownership interest of Ningbo Anxin International Co. Ltd. ("Anxin"). On December 31, 2004, the Company issued 4,000,000 Common Shares for the remaining 30% interest in Anxin. Anxin, established in 1997, is located in the Zhejiang Province of Ningbo, China, approximately 200 miles south of Shanghai. Anxin is involved in the pulp and paper industry, operating as a manufacturer and distributor of paper and integrated packaging paper products. Anxin, through a subsidiary, holds an ISO9000 certificate and national license to import and export products.

                        DRAGON INTERNATIONAL GROUP CORP.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES (Continued)

The Company (Continued)

In addition to its own operations, Anxin operates four subsidiaries,  including:
(i) Jiangdong Yonglongxin Special Paper Company, Limited ("Yonglongxin"), which holds an ISO9000 certificate and operates a civil welfare manufacturing facility Fuming County Zhang'ai Village in Ningbo, China: (ii) Hangzhou Yongxin Paper Company, Limited ("Yongxin"). Yongxin manufactures, sells and distributes cigarette packing materials; (iii) Ningbo Xinyi Paper Product Industrial Company, Limited ("Xinyi"). Xinyi operates in the pulp and paper industry, operating a manufacturing facility; and (iv) Xianyang Naite Research & Development Center (the "R&D Center") The R&D Center was created to develop, design and improve production methods in the specialty packaging industry in China. Anxin has a distribution network covering east and central China. The Stock Purchase Agreement between Dragon and Anxin has been accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies is recorded as a recapitalization of Dragon, pursuant to which Anxin is treated as the continuing entity.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. These financial statements should be read in conjunction with the financial statements for the year ended June 30, 2005 and notes thereto contained on Form 10-KSB of the Company as filed with the Securities and Exchange Commission. The results of operations for the six months ended December 31, 2005 are not necessarily indicative of the results for the full fiscal year ending June 30, 2006.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2005 and 2004 include the allowance for doubtful accounts of accounts receivable and the useful life of property, plant and equipment and land use rights.

                        DRAGON INTERNATIONAL GROUP CORP.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts receivable

Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At December 31, 2005, the allowance for doubtful accounts was $127,711.

Inventories

Inventories, consisting of raw materials and finished goods related to the Company's products are stated at the lower of cost or market utilizing the first-in, first-out method.

Net income (loss) per common share

Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. The following table presents a reconciliation of basic and diluted earnings per share:

                                               For the Three Months Ended          For the Six Months
                                                       December 31,                Ended December 31,
                                                   2005           2004            2005            2004
                                               ------------   ------------    ------------    ------------
Net income (loss)                              $     96,127   $    (42,043)   $   (350,230)   $      1,794
Weighted average shares outstanding - basic      39,979,799     29,392,783      39,637,951      28,790,497
EPS - basic                                    $       0.00   $      (0.00)   $      (0.01)   $       0.00
                                               ============   ============    ============    ============

Net income (loss)                              $     96,127   $    (42,043)   $   (350,230)   $      1,794
                                               ============   ============    ============    ============

Weighted average shares outstanding - basic      39,979,799     29,392,783      39,637,951      28,790,497
Effect of dilutive securities
   Unexercised warrants                             422,617             --              --              --
   Convertible debentures                                --             --              --              --
   Convertible note payable                         803,818             --              --       5,473,200
                                               ------------   ------------    ------------    ------------
Weighted average shares outstanding- diluted     41,206,234     29,392,783      39,637,951      34,263,697
                                               ============   ============    ============    ============
EPS - diluted                                         $0.00         $(0.00)         $(0.01)          $0.00
                                               ============   ============    ============    ============

                        DRAGON INTERNATIONAL GROUP CORP.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based compensation

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25,
"Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation -Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The Company's revenues from the sale of products are recorded when the goods are shipped, title passes, and collectibility is reasonably assured.

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation," and are included in determining net income or loss.

For  foreign  operations  with the local  currency as the  functional  currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. As of December 31, 2005, the exchange rate for the Chinese Renminbi (RMB) was $1 US for 8.0734 RMB.

                        DRAGON INTERNATIONAL GROUP CORP.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation (continued)

The reporting currency is the U.S. dollar. The functional currency of the Company's Chinese subsidiary, Anxin, is the local currency. The financial statements of the subsidiaries are translated into United States dollars using year-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and were not material during the periods presented because the Chinese dollar (RMB) fluctuates with the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2005 and 2004 was not material.

On July 21, 2005, China let the RMB fluctuate ending its decade-old valuation peg to the U.S. dollar. The new RMB rate reflects an approximate 2% increase in value against the U.S. dollar. Historically, the Chinese government has benchmarked the RMB exchange ratio against the U.S. dollar, thereby mitigating the associated foreign currency exchange rate fluctuation risk. The Company does not believe that its foreign currency exchange rate fluctuation risk is significant.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. Almost all of the Company's sales are credit sales that are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

NOTE 2 - INVENTORIES

At December 31, 2005, inventories consisted of the following:


         Raw materials                               $    131,434
         Finished goods                                   282,919
                                                     ------------
                                                     $    414,353
                                                     ============

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 3 - RELATED PARTY TRANSACTIONS

Due from related parties

The consolidated financial statements include balances and transactions with related parties. From time to time, the Company receives advances from or advances funds to several affiliated entities for working capital purposes. At December 31, 2005, the Company did not have any outstanding balances with these affiliated entities.

Due to related party

A shareholder/consultant advanced funds to the Company for working capital purposes. At December 31, 2005, the Company owed $5,000 to this shareholder/consultant that is included in accrued expenses. The advances are non-interest bearing, unsecured and are due on demand.

The former President of the Company, from time to time, provided advances to the Company for operating expenses. These advances are non-interest bearing and convertible into shares of the Company's common stock. The amount due to the former President at December 31, 2005 was $18,345 and is included in accrued expenses on the accompanying balance sheet. .

NOTE 4 - CONVERTIBLE NOTES PAYABLE

In September 2002, the former President of the Company lent the Company $10,000 to pay operating expenses pursuant to a note. This note is convertible into 1,333,333 shares of the Company's common stock at a conversion price of $0.0075 per share and is due on demand. Interest accrues at the rate of 3% per annum and aggregated $532 through March 31, 2005. Additionally, in April 2004, the former President of the Company entered into a convertible note agreement with the Company to convert $31,124 of advances to pay operating expenses into a convertible note. This note is convertible into 4,149,867 shares of the Company's common stock at a conversion price of $0.0075 per share and is due on demand. Interest accrues at the rate of 3% per annum and aggregated $558 through December 31, 2005. In October 2005, the Company issued 500,000 shares of common stock in connection with the conversion of $3,750 of this debt. At December 31, 2005, convertible notes payable outstanding amounted to $6,438, which is convertible into 858,400 shares of common stock.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 5 - ACQUISITION AND DISPOSITIONS

On July 1, 2005, the Company acquired 60% interest in Hangzhou Yongxin Paper Company, Limited ("Yongxin"). Yongxin, established in 2003, is located in Hangzhou of Zhejiang Province, China, and manufactures and sells high-end cigarette packing material and was a direct competitor of the Company. The Company issued an aggregate of 1,000,000 shares of its common stock in consideration for the nets assets of Yongxin. The fair value of the common stock issued was based on the $.34 quoted trading price of the common stock on the acquisition date and amounted to $340,000. All operations are now located in the new manufacturing facilities in Ningbo. The Company acquired Yongxin as part of its ongoing desire to consolidate interests in its industry. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. On the date of acquisition, the fair value of net assets exceeded the purchase price by $322,192. The excess had been applied to goodwill. The results of operations of Yongxin are included in the consolidated results of operations of the Company from the acquisition date.

On August 1, 2005, the Company acquired the Xianyang Naite Research & Development Center ("Xianyang"), located in Ningbo, China, which was created to improve production efficiencies in the specialty packaging industry. The Company paid $25,000 in cash and issued 500,000 shares of its common stock in consideration for this acquisition. The fair value of the common stock issued was based on $.28 per share, quoted trading price of the common stock on the acquisition date, for a fair value of $140,000. The Research & Development Center is expected to reduce time to commercialization for new products substantially and allow the Company to leverage innovative paper transferring techniques developed at the Center. The Company accounted for this acquisition using the purchase method of accounting in accordance with SFAS No. 141. On the date of acquisition, the fair value of net assets exceeded the purchase price by $163,928. The excess had been applied to goodwill. The results of operations of Xianyang are included in the consolidated results of operations of the Company from the August 1, 2005.

Anxin has consolidated the operations of two divisions in an effort to reduce fixed operational expenses. Anxin operates the underlying business of each entity from the headquarters located in Ningbo. The two consolidated divisions are Shanghai An'Hong Paper Company Limited, ("An'Hong") and Ningbo Long'An Industry and Trade Company Limited ("Long'An"). In connection with this consolidation, the Company has a receivable of $353,728 from a third party which is included in other receivables on the accompanying consolidated balance sheet.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 5 - ACQUISITION AND DISPOSITIONS (continued)

For acquisitions during the six months ended December 31, 2005, the assets acquired and liabilities assumed at acquisition date were as follows:

                                      Yongxin      Xianyang       Total
                                    ----------     --------     ---------
                            Cash    $   33,654     $      -     $  33,654
             Accounts receivable       543,564            -       543,564
                       Inventory       496,009       25,733       521,742
     Property and equipment, net        69,121            -        69,121
                Accounts payable      (576,978)           -      (576,978)
      Accrued expenses and other      (547,562)           -      (547,562)
                   Loans payable             -      (24,661)      (24,661)
                        Goodwill       322,192      163,928       486,120
                                    ----------     --------     ---------

            Total purchase price    $  340,000     $165,000     $ 505,000
                                    ==========     ========     =========

NOTE 6 - CONVERTIBLE DEBENTURES PAYABLE

On March 1, 2005, the Company closed a private offering of Units, each Unit consisting of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8% and 250,000 (5 warrants per dollar invested) Class "A" Warrants, each warrant exercisable to purchase one (1) share of the Company's Common Stock at an exercise price of $.40 per share for a period of five (5) years following the closing of the offering. The investors in this offering were also granted "piggyback" registration rights for the shares underlying the warrants, as well as the shares reserved for issuance in the event of conversion of the Debentures. The minimum subscription was for $50,000 or one Unit; however, we reserved the right to accept subscriptions for a fractional Unit, which we did. The Company received gross proceeds of $357,500 from the sale of these Units ($321,750 net) and issued 1,787,500 warrants. The Units were sold to a total of 7 "accredited investors," as that term is defined under the Securities Act of 1933, as amended. The debentures were scheduled to mature six months following the closing of the offering. Interest only is payable monthly. The relevant offering documents contained a provision that provided for each of the investors to convert into a subsequent offering that took place beginning in May 2005 (described below). As such, the debentures of the March 2005 offering were replaced with $357,500 worth of Debentures under the terms of the July 2005 offering. Pursuant to the terms of the March offering, each of the investors retained ownership of the warrants issued to them in the March offering as part of the consideration for extending the maturity date of their Debenture.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 6 - CONVERTIBLE DEBENTURES PAYABLE (continued)

In connection with the 1,787,500 warrants issued in the Units, the Company recorded imputed interest in the amount of $239,510 that was amortized over the original life of the debentures (6 months). As incentive for these debenture holders to convert their debentures to the terms of the subsequent offering, the Company granted debenture holders 715,000 Class "A" Warrants, each warrant exercisable to purchase one (1) share of the Company's Common Stock at an exercise price of $.30 per share for a period of five (5) years following the closing of the offering (July 2010). These warrants were treated as a discount on the convertible debenture and in May 2005 were valued at $20,579 to be amortized over the debenture term, which begins on July 11, 2005. The fair market value of each stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.00%, volatility of 141% to 145% and expected term of 5 years. Additionally, in connection with the debentures, the Company recorded a beneficial conversion amount of $97,411 that will be amortized over the life of the debentures.

On May 9, 2005, the Company commenced a private offering of Units, each Unit consisting of a secured, convertible promissory note and warrants (the "Units"), totaling up to a maximum of $2,500,000. The Company closed this offering on July 11, 2005, after the Company had sold an aggregate of $1,927,400 of these Units to 36 "accredited" investors, as that term is defined under the Securities Act of 1933, as amended. This aggregate figure consisted of $1,569,900 in new subscriptions and $357,500 from the offering in March 2005. The March 2005 offering stipulated the funds were to be converted under the terms of the July 2005 offering. Each Unit consisted of a secured convertible note with a face value of the principal amount invested by each investor, carrying an annual coupon of 8% and 2 warrants for each dollar invested. The annual coupon of 8%, is payable on a monthly basis in cash or common stock on the first of every month. Each warrant is exercisable at a purchase price of $.30 per share for a period of five years following the final closing date of the offering period, subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of its common stock. The Notes mature two years after issuance.

The Company has the option to satisfy principal and interest payments in cash or common stock. The principal and interest is convertible into shares of our "registered" common stock based on the following criteria: At the sole election of the holder (the "Holder"), any portion of the unpaid principal balance of the Note, together with any interest that may have accrued through the date of such conversion, may be converted into shares of the Company's common stock. The Holder shall provide the Company with fifteen (15) days written notice prior to such payment ("Holder Conversion Notice"). The Holder may elect to receive shares of the Company's common stock at a conversion rate equal to a 20% discount to the average closing bid price for the previous five days to the Holder Conversion Notice. The Holder will have a maximum conversion price of $.55 per share and a minimum conversion price of $.20 per share. The Holder may elect to convert a portion or all of any unpaid interest and/or principal due to the Holder regardless as to whether the criteria as detailed herein are satisfied.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 6 - CONVERTIBLE DEBENTURES PAYABLE (continued)

Principal payments began on the first day of the fourth month following the final closing date of the offering. The amount of principal paid each month is 1/21 of the total amount offered plus any accrued interest. The remaining balance of the principal value of the Notes is due on the first day of the twenty-fourth month following the final closing of the offering. However, the Company, at its sole option, may elect to pay the current portion of principal and/or interest in shares of its common stock. The Company is obligated to provide the Holder with fifteen (15) days written notice prior to such payment ("Company Conversion Notice"). The Holder may receive shares of common stock at a conversion rate equal to a 20% discount to the average closing bid price for the previous five days to the Company Conversion Notice, subject to a $.55 ceiling.

The Company can elect to convert the current portion of unpaid interest and/or principal due to the Holder under the condition that certain criteria are met which include: (a) the Common Stock received for payment is fully registered at the time of receipt and is delivered without restriction of any kind; and (b) the average daily trading volume as measured for the prior twenty days to payment is as follows: (i) 100,000 shares per day for principal balance in excess of $2,000,000; (ii) 75,000 shares per day for principal balance in excess of $500,000 but less than $2,000,000; (iii) 50,000 shares per day for principal balance less than $500,000; (iv) no less than 100,000 shares per day if the remaining principal balance is in excess of $2,000,000; and (v) the average daily price per share as measured from the five trading days prior to payment is no less than $0.24 per share. The stock must be delivered within five business days of the first of the then current month.

In addition, the Company entered into a Registration Rights Agreement with these investors pursuant to which the Company was obligated to file a registration statement covering the above-referenced common stock and shares underlying the warrants within 45 days of closing of this offering. The Company filed a registration statement on August 15, 2005. Should the registration statement not be effective within 140 days from the closing date of the offering, and the closing bid price for any three of the previous twenty trading days is greater than $.6875, the Company is obligated to issue collateral shares on the monthly payment date to the investor, as liquidated damages and not as a penalty, equivalent to 2% per month of the investor's position as calculated under the following formula:

             (Principal Balance of Investor + Accrued interest x 2%
              x (80% average of three highest closing bids - .55))

The average of the three highest closing bids would be measured from the 20 days preceding the 1st of each month from which a payment is due. This penalty will be in effect until such time as the registration statement is declared effective and will be due each month, if applicable, along with the cash payment.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 6 - CONVERTIBLE DEBENTURES PAYABLE (continued)

In connection with these convertible debentures, warrants to purchase 2,132,800 common shares were issued to the holders at an exercise price per share of $0.30. The warrants are exercisable immediately and expire in July 2010. These warrants were treated as a discount on the convertible debenture and in June 2005 were valued at $423,192 to be amortized over the debenture term, which begins on July 11, 2005. The fair market value of each stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield of 0%, risk-free interest rate of 4.00%, volatility of 145% and expected term of 5 years. Additionally, in connection with the debentures, the Company recorded a beneficial conversion amount of $591,757 that will be amortized over the life of the debentures. -

In July 2005, the Company sold to new investors an aggregate of $503,500 of the Units. In connection with these convertible debentures, warrants to purchase 1,007,000 common shares were issued to the holders at an exercise price per share of $0.30. The warrants are exercisable immediately and expire in July 2010. These warrants were treated as a discount on the convertible debenture and in July 2005 were valued at $184,829 under SFAS No.123 using the Black-Scholes option-pricing model to be amortized over the debenture term, which begins on July 11, 2005. The fair market value of each stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.75%, volatility of 145% and expected term of 5 years. Additionally, in connection with the debentures, the Company recorded a beneficial conversion amount of $236,016 that will be amortized over the life of the debentures.

For the six months ended December 31, 2005, the amount of amortization of imputed interest and beneficial conversion charged to interest expense was $503,934.

Skyebanc, Inc. ("Skyebanc"), an NASD broker dealer, acted as selling agent in connection with the offering. The Company paid Skyebanc a total of eight percent (8%) of the total proceeds resulting from the sale of the securities and reimbursed Skyebanc, Inc. for its expenses in the amount of two percent (2%) of the selling price of the securities sold on a non-accountable basis for an aggregate cash placement fee of $190,740. Additionally, on July 1, 2005, the Company granted Skyebanc warrants to purchase 500,000 shares of its common stock for its services related to the offering at an exercise price of $.01 per share, which warrants expire on July 1, 2010. These warrants were treated as a deferred debt offering cost and on July 1, 2005 were valued at $168,205 to be amortized over the debenture term. The fair market value of each stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.75%, volatility of 145% and expected term of 5 years. At December 31, 2005, the placement fees were deemed to be a deferred debt offering cost on the accompanying balance sheet and are being amortized as a debt issuance cost over the debenture term of 24 months. For the six months ended December 31, 2005, amortization of debt issuance costs amounted to $95,695.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 6 - CONVERTIBLE DEBENTURES PAYABLE (continued)

The debentures are secured by 12,250,000 shares of common stock held in the name of the Company's Chief Executive Officer, 7,150,000 shares of common stock in the name of Shun Li Shi, a shareholder, a minimum of $150,000 in readily available funds and a mining facility valued of at $3,000,000 owned by David Wu, the Company's Chief Executive Officer.

The convertible debenture liability is as follows at December 31, 2005:


Convertible debentures payable                         $     1,743,808
Less: unamortized discount on debentures                    (1,076,845)
                                                       ---------------
Convertible debentures, net                                    666,963
Less: current portion of convertible debentures               (382,934)
                                                       ----------------

Convertible debentures payable - long-term             $       284,029
                                                       ===============

NOTE 7 - STOCKHOLDERS EQUITY

Common Stock

On July 1, 2005, in connection with the acquisition of a 60% interest in Yongxin, the Company issued 1,000,000 shares of common stock (see note 5 above). The fair value of the common shares issued was based on the $.34 quoted trading price of the Company's common stock on the acquisition date and amounted to $340,000.

On July 22,  2005,  the Company  entered  into a one-year  agreement  with China
Direct Investments, Inc. to provide business development and management services, effective July 1, 2005. In connection with this agreement, the Company issued 400,000 shares of the Company's common stock. The Company valued these services using the fair value of common shares on grant date at approximately $.26 per share and recorded deferred consulting expense of $104,000 to be amortized over the service period. For the six months ended December 31, 2005, amortization of deferred consulting expense amounted to $52,000.

On August 1, 2005, in connection with the acquisition of a 100% interest in Xianyang, the Company issued 500,000 shares of common stock (see note 5). The fair value of the common shares issued was based on the $.28 quoted trading price of the common stock on the acquisition date and amounted to $140,000.

In October 2005, the Company issued 500,000 shares of common stock in connection with the conversion of $3,750 of convertible notes payable (see Note 4).

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 7 - STOCKHOLDERS EQUITY (continued)

Stock Warrants

In July 2005, in connection with the private offering discussed in Note 6, the Company issued 1,007,000 warrants to purchase 1,007,000 shares of the Company's common stock exercisable at $.30 per share. The purchase warrants expire in July 2010. Additionally, in July 2005, in connection with the private offering discussed in Note 6, the Company granted 500,000 warrants to purchase 500,000 shares of the Company's common stock to the placement agent for services rendered exercisable at $.01 per share. The purchase warrants expire in July 2010.

     A summary of the status of the Company's outstanding stock warrants as of December 31, 2005 and changes during the period then ended is as follows:

                                                                  Weighted
                                                                   Average
                                                                  Exercise
                                                      Shares        Price
                                                    ----------   ----------
       Outstanding at July 1, 2005                   4,635,300    $    0.34
        Granted                                      1,507,000         0.20
        Exercised                                            -            -
        Forfeited                                            -            -
                                                    ----------    ---------

        Outstanding at December 31, 2005             6,142,300   $     0.31
                                                    ==========   ==========

           Warrants exercisable at end of period     6,142,300   $     0.31
                                                    ==========   ==========
           Weighted-average fair value of warrants
             granted during the period                   $0.20
                                                    ==========

The following information applies to all warrants outstanding at December 31, 2005:

                                                 Warrants Outstanding    Warrants Exercisable
                                               ------------------------  ---------------------
                                                Weighted
                                                 Average      Weighted              Weighted
                                                Remaining     Average                Average
                                               Contractual    Exercise              Exercise
     Range of Exercise Prices        Shares    Life (Years)     Price      Shares     Price
     ------------------------     -----------  ------------  ----------  ---------  ----------
        $0.40                       1,787,500      4.50        $ 0.40    1,787,500    $ 0.40
        $0.30                       3,854,800      4.55        $ 0.30    3,854,800    $ 0.30
        $0.01                         500,000      4.50        $ 0.01      500,000    $ 0.01

NOTE 8 - OPERATING RISK

(a) Country risk

The Company's revenues are mainly derived from the sale of paper products in the Peoples Republic of China (PRC). The Company hopes to expand its operations to countries outside the PRC, however, such expansion has not been commenced and there are no assurances that the Company will be able to achieve such an expansion successfully. Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the Company's financial condition.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005

NOTE 8 - OPERATING RISK (continued)

(b) Products risk

In addition to competing with other companies, the Company could have to compete with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c) Exchange risk

The Company can not guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Chinese Reminbi converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

(d) Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e) Key personnel risk

The Company's future success depends on the continued services of executive management in China. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company does not currently maintain key-man insurance on their lives. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

(f) Performance of subsidiaries risk

All of the Company's revenues are derived via the operations of the Company's Chinese subsidiaries. Economic, governmental, political, industry and internal company factors outside of the Company's control affect each of the subsidiaries. If the subsidiaries do not succeed, the value of the assets and the price of our common stock could decline. Some of the material risks relating to the partner companies include the fact that the subsidiaries are located in China and have specific risks associated with that and the intensifying competition for the Company's products and services and those of the subsidiaries.

                DRAGON INTERNATIONAL GROUP CORP. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 9 - SUBSEQUENT EVENT

In January 2006, the Company made an offer to all of the holders of its outstanding Units wherein the Company offered the holders of the Units an opportunity to convert the outstanding principal and interest owed pursuant to the Debentures into shares of the Company's Common Stock at a conversion price of $.09 per share. This offer also provided for the reduction of the exercise price on the Warrants included in the Units issued in the July Offering from $.30 to $.15 per Warrant. As further inducement, if the holder agreed to convert, the Company also agreed to issue additional common stock purchase warrants equal to the number of Warrants held by each Unit holder that are also exercisable at $.15 per warrant for a period of three (3) years. As of the date of this Report, all of the Unit holders have accepted the Company's offer, except for two holders who did agree to assign their Debentures to third parties. These holders kept the Warrants issued as part of their Units. As a result, the Company issued an aggregate of 18,478,565 shares of our Common Stock and 5,642,300 common stock purchase warrants, pro rata to the number of Units held by each holder that elected to convert. The exercise price on the 3,704,800 Warrants held by the converting holders was also reduced to $.15 per share. The exercise price for those holders who elected not to convert remains at $.30 per share for the relevant 150,000 Warrants.